As filed with the Securities and Exchange
Commission on November 28, 2007                  Registration No. ______________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                -----------------
                            PEOPLE'S LIBERATION, INC.
                 (Name of Small Business Issuer in its Charter)

              DELAWARE                                      2300
      (State or Jurisdiction of                 (Primary Standard Industrial
   Incorporation or Organization)                Classification Code Number)

                                   86-0449546
                                 (I.R.S Employer
                               Identification No.)

                          150 WEST JEFFERSON BOULEVARD
                              LOS ANGELES, CA 90007
                                 (213) 745-2123
          (Address and Telephone Number of Principal Executive Offices)

                          150 WEST JEFFERSON BOULEVARD
                              LOS ANGELES, CA 90007
     (Address of Principal Place of Business or intended Place of Business)

                       COLIN DYNE, CHIEF EXECUTIVE OFFICER
                            PEOPLE'S LIBERATION, INC.
                          150 WEST JEFFERSON BOULEVARD
                              LOS ANGELES, CA 90007
                                 (213) 745-2123

                                    Copy to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403
                                 (818) 444-4500
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement. If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
============================================= ================= ================= ==================== =============
            TITLE OF EACH CLASS                                 PROPOSED MAXIMUM       PROPOSED          AMOUNT OF
               OF SECURITIES                    AMOUNT TO BE     OFFERING PRICE    MAXIMUM AGGREGATE    REGISTRATION
             TO BE REGISTERED                  REGISTERED (1)     PER UNIT (2)    OFFERING PRICE (2)        FEE
--------------------------------------------- ----------------- ----------------- -------------------- -------------
Common Stock, par value $.001 per share....      1,060,000           $0.45             $477,000           $14.64
--------------------------------------------- ----------------- ----------------- -------------------- -------------
Common Stock, par value $.001 per share
 issuable upon exercise of warrants........        400,000           $0.45             $180,000           $5.53
--------------------------------------------- ----------------- ----------------- -------------------- -------------
    TOTAL                                        1,460,000                             $657,000           $20.17
============================================= ================= ================= ==================== =============

(1) In the event of a stock split, stock dividend, or other similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on November 23, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                 Subject to Completion, Dated November 28, 2007

                            PEOPLE'S LIBERATION, INC.

                          1,460,000 SHARES COMMON STOCK

                                   ----------

         This prospectus relates to the offer and sale from time to time of up to 1,460,000 shares of our common stock that are held by the shareholders named in the "Selling Shareholders" section of this prospectus. The prices at which the selling shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling shareholders whose shares are being registered will bear all selling and other expenses.

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "PPLB" On November 23, 2007, the last reported sales price of the common stock on the Over-The-Counter Bulletin Board was $0.45 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                  The date of this prospectus is ______________

                                TABLE OF CONTENTS

                                   PAGE                                     PAGE
                                   ----                                     ----

Prospectus Summary................  1    Executive Compensation............  45
Risk Factors......................  4    Principal and Selling Shareholders  54
Forward-looking Statements........  11   Related Party Transactions........  57
Use of Proceeds...................  12   Description of Capital Stock......  60
Market for Common Equity and             Plan of Distribution..............  63
   Related Shareholder Matters....  12   Legal Matters.....................  65
Management's Discussion and              Experts...........................  65
   Analysis of Financial Condition       Where You Can Find
   and Results of Operations......  13      More Information...............  65
Business..........................  36   Index to Financial
Management........................  42      Statements.....................  F-1


         You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

         Except as otherwise indicated, information in this prospectus reflects conversion of Series A preferred stock into common stock and a 1-for-9.25 reverse stock split of our common stock which took effect on January 5, 2006.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE
RELATED NOTES. REFERENCES IN THIS PROSPECTUS TO "PEOPLE'S LIBERATION, INC.," "WE," "OUR" AND "US" REFER TO PEOPLE'S LIBERATION, INC. AND OUR CONSOLIDATED SUBSIDIARIES.

                                  OUR BUSINESS

         We design, market and sell high-end casual apparel under the brand names "People's Liberation" and "William Rast." The majority of the merchandise we offer consists of premium denim, knits, wovens, and outerwear for men and women. In the United States, we distribute our merchandise to better department stores and boutiques, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus, Lisa Klein, Lulu's Boutique and Fred Segal. Internationally, in select countries, we sell our products directly and through distributors to better department stores and boutiques, such as TNT in Canada, Jades in Germany and Harvey Nichols in the United Kingdom. We are headquartered in Los Angeles, California.

                                  OUR INDUSTRY

         We operate our business in the premium contemporary segment of the apparel industry. Currently, our competitors include companies and brands such as True Religion, Seven For All Mankind, Citizens of Humanity, Theory, Rock & Republic and Joe's Jeans. We compete in our ability to create innovative concepts and designs with the brands that we own, market, and sell. We anticipate that the premium contemporary segment of the apparel industry will become increasingly competitive because of the consumer demand for apparel in this segment, as well as the high retail prices consumers are willing to spend for such goods.

                       OUR HISTORY AND CONTACT INFORMATION

         People's Liberation, Inc. is the parent holding company of Versatile Entertainment, Inc. ("Versatile"), a California corporation which was organized on April 21, 2001 under the laws of the State of California, and Bella Rose, LLC ("Bella Rose"), a California limited liability company which was organized on May 13, 2005 under the laws of the State of California. Both Versatile and Bella Rose were consolidated on November 22, 2005 and became wholly-owned subsidiaries of People's Liberation on the effective date of the company's exchange transaction. William Rast Sourcing, LLC ("William Rast Sourcing") and William Rast Licensing, LLC ("William Rast Licensing"), both California limited liability companies are owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC ("WRE"), an entity owned in part by Justin Timberlake.

         People's Liberation, Inc. was incorporated in the State of Delaware on December 29, 1982 under the name Philco Financial Management Corp. We had three wholly owned subsidiaries, Global Medical Technologies, Inc., an Arizona corporation, which was operating, and Century Pacific Fidelity Corp. and Century Pacific Investment Management Corporation, both of which were inactive and without assets or debts.

         On January 31, 2005, we contributed all of the shares of common stock of our wholly-owned, inactive subsidiaries, Century Pacific Fidelity Corp. and Century Pacific Investment Management Corporation, to Global Medical. In February 2005, we distributed all of the outstanding shares of common stock of Global Medical owned by us pro rata to our stockholders. Following the distribution, Global Medical continued to operate its medical equipment reconditioning business as an independent company. After this distribution, we existed as a "shell company" with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

         On November 22, 2005, we acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became our wholly-owned subsidiaries. We issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of our series A convertible preferred stock, which subsequently converted into 26,595,751 shares of our common stock on a post reverse stock split basis. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and us the legal acquirer.

         Immediately following the acquisition of Versatile and Bella Rose, we received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. Pursuant to subscription agreements entered into with these investors, we sold 578,125.58 shares of our series A convertible preferred stock at a price per share of $13.5135, which subsequently converted into 6,250,000 shares of our common stock on a post reverse stock split basis. We also issued to the investors five-year warrants to purchase an aggregate of 2,500,000 shares of our common stock with an exercise price of $2.00 per share. After broker commissions and expenses and accounting, legal and other expenses, we received net proceeds of approximately $6.6 million in the capital raise.

         Effective on January 5, 2006, we changed our corporate name to People's Liberation, Inc., completed a 1-for-9.25 reverse split of our common stock, adopted our 2005 Stock Incentive Plan, and our series A convertible preferred stock converted into common stock.

         The address of our principal executive office is 150 West Jefferson Boulevard, Los Angeles, CA 90007, and our telephone number is (213) 745-2123.

                        SELLING SHAREHOLDER INFORMATION

         On September 28, 2007, we sold an aggregate of 900,000 shares of our common stock, par value $0.001 per share, at $0.50 per share, for gross proceeds of $450,000 to various investors in a private placement. On November 2, 2007, also in a private placement, we sold an additional 160,000 shares of our common stock at a purchase price of $0.50 per share for gross proceeds of $80,000. In connection with the offerings, we agreed to file this registration statement covering the resale of 1,060,000 shares of our common stock sold in the offerings. The investors in the private placements are identified in the "Selling Stockholders" section of the "Principal and Selling Stockholders" table contained in this prospectus.

         In connection with a consulting agreement entered into with Europlay Capital Advisors, LLC, pursuant to which Europlay will be our exclusive financial advisor to raise capital and provide other advisory and investment banking services to us for a period of one year, on October 1, 2007 we issued to Europlay a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vests over the term of the consulting agreement and has a term of five years. The shares of common stock underlying the warrant issued to Europlay are being registered for resale under the prospectus.

         On November 13, 2007, we issued a warrant to purchase 150,000 shares of our common stock to William Rast Enterprises, LLC. The warrant has an exercise price of $0.40, vests immediately, and has a term of five years. The shares of common stock underlying the warrant issued to William Rast Enterprises are being registered for resale under the prospectus.

                                  THE OFFERING

Common stock offered................        Up  to   1,460,000   shares  by  the
                                            selling shareholders

Common stock outstanding
   before this offering.............        36,002,563 shares

Common stock to be outstanding
   after this offering..............        36,402,563 shares

Use of proceeds.....................        We  will  not  receive  any  of  the
                                            proceeds  from the sale of shares of
                                            our  common  stock  by  the  selling
                                            shareholders. See "Use of Proceeds."

OTC Bulletin Board symbol...........        PPLB.OB

Risk Factors........................        See "Risk Factors" beginning on page
                                            4 for a  discussion  of factors that
                                            you should consider carefully before
                                            deciding  to  purchase   our  common
                                            stock.

         In the table above, the number of shares to be outstanding after this offering is based on 36,002,563 shares outstanding as of November 23, 2007, and assumes the issuance to the selling stockholders of the following additional shares which are being offered for sale under the prospectus:

         o 400,000 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.4625 per share. We may receive cash proceeds upon exercise of the outstanding warrants by the selling stockholders.

         In the table above, the number of shares to be outstanding after this offering does not reflect the issuance of the following shares which are not being offered for sale under this prospectus:

         o 3,500,000 shares of common stock reserved for issuance under our 2005 Stock Incentive Plan as of November 23, 2007, of which 2,124,000 shares are issuable upon exercise of outstanding stock options at a weighted average exercise price of $0.76 per share.

         o 3,125,000 shares of common stock reserved for issuance upon exercise of warrants, as of November 23, 2007.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE UNAWARE OF, OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT US. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND HAVE EXPERIENCED OPERATING LOSSES MAKING IT DIFFICULT TO EVALUATE WHETHER WE WILL OPERATE PROFITABLY.

         Both of our subsidiaries, Versatile Entertainment, Inc. and Bella Rose, LLC, were recently formed. Versatile was established in April 2001 to design, market, and distribute high-end casual apparel and commenced operation of its People's Liberation business in July 2004. Versatile began shipping its products in the fourth quarter of 2004. Prior to July 2004, Versatile received commission and other income from various consulting arrangements provided by Daniel Guez. Bella Rose was formed in May of 2005, to design, market, and distribute high-end casual apparel under the brand name "William Rast." Bella Rose began shipping its products in the fourth quarter of 2005. Because our subsidiaries only recently commenced their principal operations, we do not have a meaningful historical record of sales and revenues nor an established business track record. While we believe that we have the opportunity to be successful in the premium contemporary segment of the apparel industry, there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to achieve any significant levels of revenues or net income, from the sale of our products.

         Unanticipated problems, expenses and delays are frequently encountered in increasing production and sales and developing new products, especially in the current stages of our business. Our ability to continue to successfully develop, produce and sell our products and to generate significant operating revenues will depend on our ability to, among other matters:

         - successfully market, distribute and sell our products or enter into agreements with third parties to perform these functions on our behalf; and

         -        obtain the financing required to implement our business plan.

         Given our limited operating history, lack of long-term sales history and other sources of revenue, there can be no assurance that we will be able to achieve any of our goals and develop a sufficiently large customer base to be profitable.

OUR WILLIAM RAST CLOTHING LINE IS ENDORSED BY JUSTIN TIMBERLAKE,  AND SHOULD OUR
RELATIONSHIP  WITH  MR.  TIMBERLAKE   DETERIORATE,   OUR  PROFITABILITY  MAY  BE
NEGATIVELY IMPACTED.

         Two of our consolidated subsidiaries, which we own with an entity controlled by Justin Timberlake have the exclusive rights to manufacture clothing and accessories under the William Rast tradename. Mr. Timberlake has agreed to publicly promote and endorse the William Rast brand, and we manage the companies and are responsible for funding the costs of their operation up to a maximum amount. In the event that our relationship with Mr. Timberlake deteriorates, Mr. Timberlake may refuse to directly or indirectly promote our William Rast brand, which could reduce the acceptance of our William Rast brand in the marketplace and consequently harm our sales and profitability.

WE RELY  ON A  CONSULTANT  TO  LOCATE  INTERNATIONAL  DISTRIBUTORS  TO SELL  OUR
PRODUCTS.

         Internationally, we sell our products primarily through distributors in Canada, Germany, the United Kingdom, Greece, Cyprus, and the Benelux Region of Europe, which includes Belgium, the Netherlands and Luxembourg. We are party to an agreement with a consultant who is responsible for negotiating exclusive distribution agreements with distributors outside of the United States. The consultant also manages People's Liberation and William Rast's current international distribution relationships. In exchange for his exclusive services to us, the consultant is paid a percentage of all our net sales to customers outside of the United States. In the event the consultant fails to successfully promote and sell our brands outside of the United States, our ability to locate and enter into distribution agreements with international distributors will be limited until the agreement with the consultant is terminated, as we have agreed not to engage another party to provide similar services to those provided by the consultant during the term of the agreement. This could also negatively impact our growth and future profitability. Also, in the event that the consultant and/or our international distributors fail to successfully market and sell our products, the reputation of our brands could be negatively impacted, and our sales and profitability would decline.

WE MAY REQUIRE ADDITIONAL CAPITAL IN THE FUTURE.

         We may not be able to fund our future growth or react to competitive pressures if we lack sufficient funds. Currently, we believe that we have sufficient cash on hand and through our factor to fund existing operations for the foreseeable future. However, in the future, we may need to raise additional funds through equity or debt financings or collaborative relationships, including in the event that we lose our relationship with our factor. This additional funding may not be available or, if available, it may not be available on economically reasonable terms. The extent of our future capital requirements will depend on many factors, including our results of operations. If our cash from operations is less than anticipated or our working capital requirements or capital expenditures are greater than we expect, or if we expand our business by acquiring or investing in additional brands, we may need to raise additional debt or equity financing within the next twelve months. In addition, any additional funding may result in significant dilution to existing shareholders. If adequate funds are not available, we may be required to curtail our operations or obtain funds through collaborative partners that may require us to release material rights to our products.

FAILURE TO MANAGE OUR GROWTH AND EXPANSION COULD IMPAIR OUR BUSINESS.

         We believe that we are poised for significant growth for the remainder of 2007. No assurance can be given that we will be successful in maintaining or increasing our sales in the future. Any future growth in sales will require additional working capital and may place a significant strain on our management, management information systems, inventory management, sourcing capability, distribution facilities and receivables management. Any disruption in our order processing, sourcing or distribution systems could cause orders to be shipped late, and under industry practices, retailers generally can cancel orders or refuse to accept goods due to late shipment. Such cancellations and returns would result in a reduction in revenue, increased administrative and shipping costs, a further burden on our distribution facilities and also adversely impact our relations with retailers.

WE OPERATE IN A SEASONAL BUSINESS, AND OUR FAILURE TO TIMELY DELIVER PRODUCTS TO MARKET WILL NEGATIVELY IMPACT OUR PROFITABILITY.

         The apparel industry is a seasonal business in which our financial success is largely determined by seasonal events such as the commencement of the school year and holiday seasons. In the event that we are unable to supply our products to the marketplace in a timely manner as a consequence of manufacturing delays, shipping delays, or other operational delays, our sales and profitability will be negatively impacted.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter. We believe that the factors which influence this variability of quarterly results include:

         -        the timing of our introduction of new product lines;

         -        the level of consumer acceptance of each new product line;

         - general economic and industry conditions that affect consumer spending and retailer purchasing;

         -        the availability of manufacturing capacity;

         -        the timing of trade shows;

         -        the product mix of customer orders;

         -        the return of defective merchandise;

         - the timing of the placement or cancellation of customer orders;

         -        transportation delays;

         -        quotas and other regulatory matters;

         -        the occurrence of charge backs in excess of reserves; and

         - the timing of expenditures in anticipation of increased sales and actions of competitors.

         As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our stock price could fluctuate significantly or decline.

THE FINANCIAL CONDITION OF OUR CUSTOMERS COULD AFFECT OUR RESULTS OF OPERATIONS.

         Certain retailers, including some of our customers, have experienced in the past, and may experience in the future, financial difficulties, which increase the risk of extending credit to such retailers and the risk that financial failure will eliminate a customer entirely. These retailers have attempted to improve their own operating efficiencies by concentrating their purchasing power among a narrowing group of vendors. There can be no assurance that we will remain a preferred vendor for our existing customers. A decrease in business from or loss of a major customer, such as one customer that accounted for 33.0% of our net sales for the nine months ended September 30, 2007 and two customers that accounted for 27.9% and 10.6% of our net sales for the year ended December 31, 2006, could have a material adverse effect on the results of our operations. There can be no assurance that our factor will approve the extension of credit to certain retail customers in the future. If a customer's credit is not approved by the factor or sales to a customer exceed the factor's imposed limits, we could assume the collection risk on sales to the customer.

OUR BUSINESS IS SUBJECT TO RISKS ASSOCIATED WITH IMPORTING PRODUCTS.

         A portion of our import operations are subject to tariffs imposed on imported products and quotas imposed by trade agreements. In addition, the countries into which our products are imported may from time to time impose additional new duties, tariffs or other restrictions on their imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or our suppliers' failure to comply with customs or similar laws, could harm our business. We cannot assure that future trade agreements will not provide our competitors with an advantage over us, or increase our costs, either of which could have an adverse effect on our business and financial condition.

         Our operations are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Generally, these trade agreements benefit our business by reducing or eliminating the duties assessed on products or other materials manufactured in a particular country. However, trade agreements can also impose requirements that adversely affect our business, such as limiting the countries from which we can purchase raw materials and setting duties or restrictions on products that may be imported into the United States from a particular country.

         Our ability to import raw materials in a timely and cost-effective manner may also be affected by problems at ports or issues that otherwise affect transportation and warehousing providers, such as labor disputes. These problems could require us to locate alternative ports or warehousing providers to avoid disruption to our customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

OUR DEPENDENCE ON INDEPENDENT MANUFACTURERS AND SUPPLIERS OF RAW MATERIALS REDUCES OUR ABILITY TO CONTROL THE MANUFACTURING PROCESS, WHICH COULD HARM OUR SALES, REPUTATION AND OVERALL PROFITABILITY.

         We depend on independent contract manufacturers and suppliers of raw materials to secure a sufficient supply of raw materials and maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortage, continuing cost pressures and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to us in a timely manner or failure to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

         For the nine months ended September 30, 2007, five contractors accounted for approximately 61% of our purchases. For the year ended December 31, 2006, four contractors accounted for approximately 52% of our purchases. We do not have long-term contracts with any of our independent contractors, and any of these contractors may unilaterally terminate their relationship with us at any time. While management believes that there exists an adequate supply of contractors to provide products and services to us, to the extent that we are not able to secure or maintain relationships with independent contractors that are able to fulfill our requirements, our business would be harmed.

         We do not control our contractors or their labor practices. The violation of federal, state or foreign labor laws by one of our contractors could subject us to fines and result in our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our contractors, or that such sanctions will not have a material adverse effect on our business and results of operations.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

         The loss of or inability to enforce the trademarks "William Rast" and "People's Liberation" and our other proprietary designs, know-how and trade secrets could adversely affect our business. If any third party independently develops similar products to ours or manufactures knock-offs of our products, it may be costly to enforce our rights and we would not be able to compete as effectively. Additionally, the laws of foreign countries may provide inadequate protection of intellectual property rights, making it difficult to enforce such rights in those countries.

         We may need to bring legal claims to enforce or protect our intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding our rights we have secured in our intellectual property, third parties may bring claims against us alleging that we have infringed on their intellectual property rights or that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.

THE LOSS OF CHIEF EXECUTIVE OFFICER, COLIN DYNE, COULD HAVE AN ADVERSE EFFECT ON OUR FUTURE DEVELOPMENT AND COULD SIGNIFICANTLY IMPAIR OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

         Our success is largely dependent upon the expertise and knowledge of our Chief Executive Officer, Colin Dyne, who we rely upon to formulate our business strategy. As a result of the unique skill set and responsibilities of Mr. Dyne, the loss of Mr. Dyne could have a material adverse effect on our business, development, financial condition, and operating results. We do not maintain "key person" life insurance on any of our management, including Mr. Dyne.

THE  REQUIREMENTS  OF  THE  SARBANES-OXLEY   ACT,  INCLUDING  SECTION  404,  ARE
BURDENSOME, AND OUR FAILURE TO COMPLY WITH THEM COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS AND STOCK PRICE.

         Effective internal control over financial reporting is necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal control over financial reporting beginning with our annual report on Form 10-KSB for the fiscal year ending December 31, 2007. Our independent registered public accounting firm will need to annually attest to our evaluation, and issue their own opinion on our internal control over financial reporting beginning with our annual report on Form 10-KSB for the fiscal year ending December 31, 2008. We are preparing for compliance with Section 404 by strengthening, assessing and testing our system of internal control over financial reporting to provide the basis for our report. The process of strengthening our internal control over financial reporting and complying with
Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that the measures we are undertaking will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal control over financial reporting that we will need will become more complex, and significantly more resources will be required to ensure our internal control over financial reporting remains effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal control over financial reporting, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors' confidence in our financial statements and harm our stock price. In addition, non-compliance with
Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

                         RISKS RELATED TO OUR INDUSTRY

OUR SALES ARE HEAVILY INFLUENCED BY GENERAL ECONOMIC CYCLES.

         Apparel is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with cycles in the disposable income of our customers. Our customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any substantial deterioration in general economic conditions, increases in interest rates, acts of war, terrorist or political events that diminish consumer spending and confidence in any of the regions in which we compete, could reduce our sales and adversely affect our businesses and financial condition.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR ABILITY TO OVERCOME A VARIETY OF COMPETITIVE CHALLENGES.

         We operate our business in the premium contemporary segment of the apparel industry. Currently, our competitors include companies and brands such as True Religion, Seven For All Mankind, Citizens of Humanity, Theory, Rock & Republic and Joe's Jeans. We face a variety of competitive challenges including:

         - anticipating and quickly responding to changing consumer demands that are dictated in part by fashion and season;

         - developing innovative, high-quality products in sizes and styles that appeal to consumers;

         - competitively pricing our products and achieving customer perception of value; and

         - the need to provide strong and effective marketing support to maintain our brand image.

         Our ability to anticipate and effectively respond to these competitive challenges depends in part on our ability to attract and retain key personnel in our design, merchandising and marketing staff. Competition for these personnel is intense, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in future periods. In addition, our competitors may have greater financial resources than we do which could limit our ability to respond quickly to market demands. In the event that we are not successful in addressing the competitive challenges we face, we could lose market share to our competitors and consequently our stock price could be negatively impacted.

                        RISKS RELATED TO OUR COMMON STOCK

SINCE TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES OF OUR COMMON STOCK

         In the past, our trading price has fluctuated as the result of many factors that may have little to do with our operations or business prospects. In addition, because the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or the Nasdaq Stock Market, Inc., you may have difficulty reselling any of our common shares.

WE HAVE A LIMITED TRADING VOLUME AND SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

         To date, we have had a very limited trading volume in our common stock. For instance, for the year ended December 31, 2006, 1.5 million shares of our common stock were traded and for the nine months ended September 30, 2007, approximately 5.3 million shares of our common stock were traded. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.

         In addition, our founder, Daniel Guez, beneficially owns 14,198,387 shares of our common stock, which are subject to a lock-up agreement which precludes Mr. Guez from selling such shares prior to November 30, 2007. Although Mr. Guez has granted us a right of first refusal to purchase any of our shares of common stock if he intends to sell such shares in a public sale prior to the earlier of January 31, 2008 and the date when he beneficially owns less than 10% of our common stock then issued and outstanding, if we elect not to exercise such right, the sale of a substantial amount of such shares in a public sale may adversely impact the market price of our common stock. Moreover, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Rule 144 or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the sale of our securities.

OUR COMMON STOCK PRICE IS HIGHLY VOLATILE.

         The market price of our common stock is likely to be highly volatile as the stock market in general has been highly volatile.

         Factors that could cause such volatility in our common stock may include, among other things:

         - actual or anticipated fluctuations in our quarterly operating results;

         -        changes in financial estimates by securities analysts;

         -        conditions or trends in our industry; and

         -        changes  in  the  market   valuations   of  other   comparable
                  companies.

WE DO NOT FORESEE PAYING DIVIDENDS IN THE NEAR FUTURE.

         We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

OUR OFFICERS AND DIRECTORS, AND OUR FOUNDER, DANIEL GUEZ, OWN A SIGNIFICANT PORTION OF OUR COMMON STOCK, WHICH COULD LIMIT OUR STOCKHOLDERS' ABILITY TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS.

         Our officers and directors and their affiliates own approximately 25.0% of our outstanding voting shares as of November 8, 2007. In addition, Daniel Guez, our founder and a former officer and director, owns approximately 31.1% of our outstanding voting shares as of November 8, 2007. As a result, our officers and directors, and Mr. Guez, are able to exert influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         o our failure to implement our business plan within the time period we originally planned to accomplish;

         o the risks of expanding the number of products we offer, as well as the number of brands we market and distribute;

         o our ability to locate manufacturers who can timely manufacture our products;

         o our ability to enter into distribution agreements both in the United States and internationally;

         o the demand for high-end jeans and other casual apparel in the United States and internationally;

         o        industry competition;

         o        general economic conditions; and

         o        other factors  discussed  under the headings  "Risk  Factors,"
                  "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. The proceeds from the sale of each selling shareholder's common stock will belong to that selling shareholder. However, we may receive cash proceeds upon exercise of the outstanding warrants by the selling shareholders.

                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

COMMON STOCK

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "PPLB" The following table sets forth, for the periods indicated, the high and low bid information for the common stock, as determined from sporadic quotations on the Over-the-Counter Bulletin Board, as well as the total number of shares of common stock traded during the periods indicated. The information has been adjusted to reflect a 1-for-9.25 reverse stock split of our common stock which took effect on January 5, 2006. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                  HIGH        LOW        VOLUME
                                               ---------   ---------   ---------
YEAR ENDED DECEMBER 31, 2007
     First Quarter ended March 31, 2007 ....   $    1.12   $    0.65     406,766
     Second Quarter ended June 30, 2007 ....   $    0.80   $    0.38   4,118,881
     Third Quarter ended September 30, 2007    $    0.70   $    0.29     768,726

YEAR ENDED DECEMBER 31, 2006
     First Quarter .........................   $    5.00   $    0.28      67,100
     Second Quarter ........................   $    2.80   $    0.76     317,100
     Third Quarter .........................   $    1.08   $    0.54     576,000
     Fourth Quarter ........................   $    1.34   $    0.75     567,800

YEAR ENDED DECEMBER 31, 2005
     First Quarter .........................   $    3.24   $    1.11      15,193
     Second Quarter ........................   $    3.24   $    1.11      89,271
     Third Quarter .........................   $    5.55   $    1.39      59,791
     Fourth Quarter ........................   $    5.55   $    1.94      53,882

         On November 23, 2007, the closing sales price of our common stock as reported on the Over-The-Counter Bulletin Board was $0.45 per share. As of November 23, 2007, there were approximately 475 record holders of our common stock. Our transfer agent is Stalt, Inc., Menlo Park, CA.

DIVIDENDS

         Since January 1, 2004, we have not paid or declared cash distributions or dividends on our common stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain all earnings, if and when generated, to finance our operations. The declaration of cash dividends in the future will be determined by the board of directors based upon our earnings, financial condition, capital requirements and other relevant factors.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PEOPLE'S LIBERATION, INC. AND THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS" INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING THE CONSOLIDATED OPERATING RESULTS, FINANCIAL CONDITION AND LIQUIDITY AND CASH FLOWS OF PEOPLE'S LIBERATION, INC. FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006, AND FOR THE FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED UPON JUDGMENTS CONCERNING VARIOUS FACTORS THAT ARE BEYOND OUR CONTROL. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN ANY FORWARD
LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS," AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

         We design, market and sell high-end casual apparel under the brand names "People's Liberation" and "William Rast." The majority of the merchandise we offer consists of premium denim, knits, wovens, and outerwear for men and women. In the United States, we distribute our merchandise to better department stores and boutiques, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus, Lisa Klein, Lulu's Boutique and Fred Segal. Internationally, in select countries, we sell our products directly and through distributors to better department stores and boutiques, such as TNT in Canada, Jades in Germany and Harvey Nichols in the United Kingdom. We are headquartered in Los Angeles, California.

         We sell our products through our own sales force based in Los Angeles, New York, Atlanta and Dallas. Additionally, we operate showrooms in Los Angeles, New York and Atlanta with dedicated salaried and commissioned sales staff and in-house salaried sales executives in Los Angeles. We also employ customer service representatives who are assigned to key customers and provide in-house customer service support. We ship products to and invoice our United States customers directly from warehouse facilities located in or around Los Angeles, California. Under agreements with third-party warehouses, we outsource all of our finished good shipping, receiving and warehouse functions.

         People's Liberation brand products are available in Germany and Canada through our exclusive international distributors. William Rast brand products are available through our exclusive international distributors in Germany, Canada, Greece, Cyprus, and the Benelux Region of Europe, which includes Belgium, the Netherlands and Luxembourg. Our distributors purchase products at a discount for resale in their respective territories. Our distributors market, sell, warehouse and ship People's Liberation and William Rast brand products at their expense. We anticipate growing our international distribution channels across new territories.

         We use third party contract manufacturers to produce our finished goods from facilities located primarily in Los Angeles, California. For the majority of our denim products, we purchase fabric and trim from suppliers who deliver these components directly to us to be cut, sewn, washed and finished by our contract manufacturers. For the majority of our knits and other products, our contract manufacturers purchase all components necessary to deliver finished products to us. As our sales increase, we intend to expand the number of contract manufacturers we use, both domestically and internationally, to perform some or all of the manufacturing processes required to produce finished products.

         We operate exclusively in the premium contemporary segment of the apparel industry, which is characterized by lower volume sales of higher margin products. Our future success depends in part on the continued demand by consumers for high-end casual apparel, which in recent years has contributed to a proliferation of brands such as True Religion, Seven For All Mankind, Citizens of Humanity, Theory, Rock & Republic and Joe's Jeans. We anticipate that the premium contemporary segment of the apparel industry will become increasingly competitive because of the consumer demand for apparel in this segment, as well as the high retail prices consumers are willing to spend for such goods. An increase in the number of brands competing in the premium contemporary segment of the apparel industry could result in reduced shelf space for our brands at better department stores and boutiques, our primary customers.

         Our historical operations prior to November 22, 2005 reflect only the operations of Versatile Entertainment, Inc., a California corporation, and Bella Rose, LLC, a California limited liability company. Prior to November 22, 2005, we existed as a "shell company" with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On November 22, 2005, we consummated an exchange transaction in which we acquired all of the outstanding ownership interests of Bella Rose and Versatile in exchange for our issuance of an aggregate of 2,460,106.34 shares of our series A convertible preferred stock which, on January 5, 2006, converted into 26,595,751 shares of our common stock on a post reverse stock split basis. Versatile Entertainment, Inc. was formed in April 2001 and commenced its present business in July 2004. Versatile began shipping its products during the fourth quarter of 2004. Bella Rose, LLC was formed and commenced its present business in May 2005. Bella Rose began shipping its products during the fourth quarter of 2005. At the closing of the exchange transaction, Versatile and Bella Rose became our wholly-owned subsidiaries. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirers, and us the legal acquirer.

SIGNIFICANT DEVELOPMENTS

         On October 2, 2007, Daniel Guez, who served as our Creative Director, resigned from his position with the Company. In connection with Mr. Guez's resignation, we entered into a separation agreement and mutual release with Mr. Guez. The separation agreement provides that the certain amended and restated employment agreement dated June 19, 2007 between the Company and Mr. Guez is terminated and of no further force or effect, and that except as provided in the separation agreement, all responsibilities, duties and obligations of Mr. Guez to the Company and of the Company to Mr. Guez under the employment agreement are terminated and of no further force or effect.

         The separation agreement provides that we will pay Mr. Guez three months of his base salary of $16,667 per month, and three months of his automobile allowance of $1,200 per month. In addition, Mr. Guez and his eligible family members will continue to receive medical benefits for a period of twelve months from the date of his resignation. The separation agreement also provides that, prior to November 30, 2007, Mr. Guez will not sell or otherwise dispose of any shares of our common stock beneficially owned by him. In addition, Mr. Guez has granted us a right of first refusal to purchase any of our shares of common stock if he intends to sell in a public sale prior to the earlier of January 31, 2008 and the date when Mr. Guez beneficially owns less than 10% of our common stock then issued and outstanding.

         On October 12, 2007, Mr. Guez resigned as a member of our Board of Directors.

         On September 21, 2007, our Board of Directors appointed Kenneth Wengrod as a director to fill a vacancy on the Board. Kenneth Wengrod currently serves as President of FTC Commercial Corp., a company which he founded in 2002 and in which he continues to hold a minority equity position. FTC is a global finance commercial service company primarily focused in the apparel industry. Prior to 2002, Mr. Wengrod held various positions including Chief Financial Officer and

General Manager of Meridian Textiles f/k/a Mark Fabrics, Chief Operating Officer of Rampage Clothing Co., and Senior Vice President of Barclays Commercial Corp.

         In the second quarter of 2007, our Board of Directors authorized management to take certain actions to restructure our senior management team, including the appointment of our new Chief Executive Officer and Co-Chairman of our Board of Directors, Colin Dyne, the resignation of Daniel Guez as Chief Executive Officer and his appointment as Co-Chairman of our Board of Directors, the reduction of Mr. Guez's salary, the termination of our president and the elimination of the president position within the Company, and the reduction of base salaries of our Chief Financial Officer and Chief Operating Officer.

         In July 2007, we signed an exclusive two-year distribution agreement with Fashion Deal BVBA for the distribution of all William Rast branded men's and women's denim, knit and woven apparel in Belgium, the Netherlands and Luxembourg. Fashion Deal BVBA is an exclusive importer and distributor of brand name clothing and shoes in the Benelux Region of Europe. Fashion Deal will commence marketing our William Rast apparel line with its spring/summer 2008 collection.

         In June 2007, we signed an exclusive distribution agreement with Lakis Gavalas SA for the distribution of all William Rast branded apparel in Greece and Cyprus. Lakis Gavalas is an exclusive importer and distributor of brand name clothing, accessories, leather goods, shoes, lingerie, fragrances, jewelry, home furnishings and lighting. Lakis Gavalas will commence marketing our William Rast apparel line with its spring/summer 2008 collection.

         In May 2007, management identified a series of illegal acts committed by a former employee that had responsibilities related to the preparation of our financial statements. Management performed an investigation of the illegal acts and determined that approximately $108,000 had been embezzled from the Company beginning April 2006 through March 2007, of which approximately $11,000 occurred in the first quarter of 2007. We have implemented additional control procedures surrounding the management of our cash accounts in order to mitigate the risk of embezzlement in the future. In May 2007, we received proceeds of approximately $98,000 from our insurance company as a result of this claim against our employee practices policy.

         On February 1, 2007, we entered into a consulting agreement with Akari Enterprises, LLC, a consulting firm formed and controlled by Andreas Kurz, which specializes in international expansion, licensing, retailing and branding for apparel companies. Akari Enterprises will be responsible for negotiating exclusive distribution agreements with distributors outside of the United States and will manage People's Liberation and William Rast's current international distribution relationships. Prior to forming Akari Enterprises, Mr. Kurz held several senior positions at various manufacturers, including Seven for All
Mankind, Diesel USA and Hugo Boss. The consulting agreement provides for commissions to be paid to Akari Enterprises based on a defined formula related to net international sales and terminates on December 31, 2009.

         On October 1, 2006, Bella Rose and William Rast Enterprises, an entity owned in part by Justin Timberlake, entered into operating agreements for William Rast Sourcing, LLC and William Rast Licensing, LLC, to memorialize the terms set forth in Letter Agreements entered into on or around April 27, 2005 by the two parties. William Rast Enterprises received a 50% membership interest in each of William Rast Sourcing and William Rast Licensing. Bella Rose was granted a 50% membership interest in William Rast Sourcing in exchange for assigning all of the assets and liabilities of the William Rast apparel business operated by Bella Rose to William Rast Sourcing. Bella Rose was also granted a 50% membership interest in William Rast Licensing in exchange for contributing the William Rast(TM) trademarks to William Rast Licensing. Beginning October 1, 2006, William Rast Sourcing and William Rast Licensing are consolidated under Bella Rose, a wholly-owned subsidiary of the Company. Until William Rast

Enterprises has a basis in the capital of William Rast Sourcing and William Rast Licensing, losses will not be allocated to William Rast Enterprises. Instead, all losses will be recognized by Bella Rose in consolidation. Subsequently, if profits are generated by William Rast Sourcing and William Rast Licensing, then profits will not be allocated to William Rast Enterprises until previously unrecognized minority losses are fully recouped by Bella Rose. Profit allocations to William Rast Enterprises will be accounted for as a minority interest in the consolidated financial statements of the Company.

         In consideration for William Rast Enterprises entering into the operating agreements with Bella Rose on terms which give Bella Rose operational control over William Rast Sourcing and William Rast Licensing, on October 1, 2006, we issued to William Rast Enterprises 571,429 shares of our common stock, par value $0.001 per share. The common stock issued contains restrictions related to the sale or transfer of the shares, including right of first refusal and annual volume limitations. The market price of the Company's common stock on the date of issuance of the shares was $0.75. The $428,572 value of the common stock issued to William Rast Enterprises has been recorded as an intangible asset on Bella Rose's financial statements. The intangible asset is expected to have an indefinite life and will be reviewed for impairment on a quarterly basis.

         In May 2007, the limited liability company operating agreements of William Rast Sourcing, LLC and William Rast Licensing, LLC were amended and restated to reflect changes in distributions and the allocation of profits and losses among the entities members. The amended and restated operating agreements provide for minimum quarterly minority interest cash distributions to William Rast Enterprises based on net revenues, as defined in the operating agreements, generated by the companies during the applicable quarter. Effective January 1, 2007, William Rast Sourcing will pay William Rast Enterprises a minimum quarterly minority interest distribution of 6% of applicable net sales generated by William Rast Sourcing during the quarterly period, and William Rast Licensing will pay William Rast Enterprises a minimum quarterly minority interest distribution of 3% of applicable net sales generated by William Rast Licensing during the quarterly period. Minority interest distributions are to be paid 45 days following the applicable quarter.

         On November 9, 2007, the limited liability company operating agreement of William Rast Sourcing, LLC was further amended to reflect a modification of the distributions to WRE. For the calendar quarters ending June 30, 2007, September 30, 2007 and December 31, 2007, all cash distributions William Rast Sourcing, LLC is required to pay to WRE pursuant to the amended and restated Operating Agreement shall not be paid or accrued for future payment with respect to such calendar quarters.

         Total minority interest recorded for the three months ended September 30, 2007 amounted to a credit of $172,899 and represents distributions that were accrued for the calendar quarter ended June 30, 2007 that will not be paid as a result of the amendment dated November 9, 2007. Total minority interest distributions recorded in the nine months ended September 30, 2007 amounted to a charge of $113,017 and represents distributions for the calendar quarter ended March 31, 2007, which were paid in May 2007. Distributions to WRE are recorded as minority interest in our consolidated statements of operations.

         On November 13, 2007, we issued a warrant to purchase 150,000 shares of our common stock to WRE. The warrant has an exercise price of $0.40, vests immediately and has a term of five years.

CRITICAL ACCOUNTING POLICIES, JUDGMENTS AND ESTIMATES

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to our valuation of inventories and our allowance for uncollectible house accounts receivable, recourse factored accounts receivable and chargebacks. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

         INVENTORIES. Inventories are evaluated on a continual basis and reserve adjustments, if any, are made based on management's estimate of future sales value of specific inventory items. Reserve adjustments are made for the difference between the cost of the inventory and the estimated market value, if lower, and charged to operations in the period in which the facts that give rise to the adjustments become known. Inventories, consisting of piece goods and trim, work-in-process and finished goods, are stated at the lower of cost (first-in, first-out method) or market.

         ACCOUNTS RECEIVABLE. Factored accounts receivable balances with recourse, chargeback and other receivables are evaluated on a continual basis and allowances are provided for potentially uncollectible accounts based on management's estimate of the collectibility of customer accounts. Factored accounts receivable without recourse are also evaluated on a continual basis and allowances are provided for anticipated returns, discounts and other chargebacks based on management's estimate of the collectibility of customer accounts and historical return, discount and other chargeback rates. If the financial condition of a customer were to deteriorate, resulting in an impairment of its ability to make payments, an additional allowance may be required. Allowance adjustments are charged to operations in the period in which the facts that give rise to the adjustments become known.

         INTANGIBLE ASSETS. Intangible assets are evaluated on a continual basis and impairment adjustments are made based on management's reassessment of the useful lives related to its intangible assets with definite useful lives. Intangible assets with indefinite lives are evaluated on a continual basis and impairment adjustments are made based on management's comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. Impairment adjustments are made for the difference between the carrying value of the intangible asset and the estimated valuation and charged to operations in the period in which the facts that give rise to the adjustments become known.

         REVENUE RECOGNITION. Sales are recorded at the time of shipment, at which point title transfers to the customer, and when collection is reasonably assured.

         DEFERRED TAX ASSETS. We may record a valuation allowance to reduce our deferred tax assets to an amount that we believe is more likely than not to be realized. We consider estimated future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance. If we determine that we may not realize all or part of our deferred tax assets in the future, we will make an adjustment to the carrying value of the deferred tax asset, which would be reflected as an income tax expense. Conversely, if we determine that we will realize a deferred tax asset, which currently has a valuation allowance, we would be required to reverse the valuation allowance, which would be reflected as an income tax benefit. Valuation allowance adjustments are made in the period in which the facts that give rise to the adjustments become known.

         STOCK BASED COMPENSATION. We adopted SAS No. 123R using the modified prospective transition method which requires the application of the accounting standards as of January 1, 2006, the first day of our 2006 fiscal year. Stock-based compensation expense is recognized based on awards ultimately expected to vest on a straight-line prorated basis. The fair value of options is estimated on the date of grant using the Black-Scholes option pricing model. The valuation determined by the Black-Scholes pricing model is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to our expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Stock price volatility was estimated based on a peer group of public companies and expected term was estimated using the "safe harbor" provisions provided in SAB 107.

RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 2006, the Financial Accounting Standards Board ("FASB") issued FIN 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes the recognition threshold and measurement criteria for determining the tax benefit amounts to recognize in financial statements. This interpretation is effective for the company beginning January 1, 2007. We have evaluated the impact of adopting this interpretation and have determined that it did not have a material effect on our consolidated financial statements.

         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140," to permit fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation in accordance with the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement occurring after the beginning of an entity's fiscal year that begins after September 15, 2006. We have evaluated the impact of adopting this Statement and have determined that it did not have a material effect on our consolidated financial statements.

         In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", that provides guidance on accounting for separately recognized servicing assets and servicing liabilities. In accordance with the provision of SFAS No. 156, separately recognized servicing assets and servicing liabilities must be initially measured at fair value, if applicable. Subsequent to initial recognition, we may use either the amortization method or the fair value measurement method to account for servicing assets and servicing liabilities within the scope of this Statement. SFAS No. 156 is effective as of the beginning of an entity's fiscal year that begins after September 15, 2006. We have evaluated the impact of adopting this Statement and have determined that it did not have a material effect on our consolidated financial statements.

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. We are currently evaluating whether adoption of this statement will result in a change to our fair value measurements.

         In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires employers to (a) recognize in its statement of financial position the funded status of a benefit plan measured as the difference between the fair value of plan assets and the benefit obligation, (b) recognize net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87, "Employer's Accounting for Pensions" or SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," (c) measure defined benefit plan assets and obligations as of the date of the employer's statement of financial position and (d) disclose additional information in the notes to the financial statements about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations. The requirements of SFAS 158 are to be applied prospectively upon adoption. For companies with publicly traded equity securities, the requirements to recognize the funded status of a defined benefit postretirement plan and provide related disclosures are effective for fiscal years ending after June 15, 2007, while the requirement to measure plan assets and benefit obligations as of the date of the employer's statement of financial position is effective for fiscal years ending after December 15, 2008, with earlier application encouraged. We believe the adoption of this pronouncement will not have any material effect on our consolidated financial statements.

         In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. We do not believe that the adoption of SFAS No. 159 will have a material effect on our consolidated financial statements.

         Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed to have a material impact on our present or future consolidated financial statements.

RESULTS OF OPERATIONS

     COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 2007 AND THREE MONTHS ENDED SEPTEMBER 30, 2006

         The following table presents consolidated statement of operations data for each of the periods indicated as a percentage of revenues.

                                                 THREE MONTHS     THREE MONTHS
                                                    ENDED            ENDED
                                                 SEPTEMBER 30,    SEPTEMBER 30,
                                                     2007             2006
                                                 -------------    -------------
Net sales ....................................           100.0%           100.0%
Cost of goods sold ...........................            50.6             53.5
                                                 -------------    -------------
Gross profit .................................            49.4             46.5
Selling expenses .............................            16.4             13.0
Design and production expenses ...............            10.5             11.7
General and administrative expenses ..........            15.3             19.5
                                                 -------------    -------------
Operating income .............................             7.2%             2.3%
                                                 =============    =============

         NET SALES

                             THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Net Sales .......  $        6,236,671   $        5,063,724                 23.2%

         The increase in net sales for the three months ended September 30, 2007 was due to the continued growth of our William Rast apparel line, which continues to be well received by our target retailers. We commenced operations of our William Rast business in May 2005 and began shipping our products in the fourth quarter of 2005. Net sales increased approximately $1.6 million to $6.2 million in the third quarter of 2007 from $4.6 million in the second quarter of 2007. This increase was due primarily to the seasonality of our product mix.

         GROSS PROFIT

                             THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Gross Profit ....  $        3,081,004   $        2,353,408                 30.9%

         Gross profit consists of net sales less cost of goods sold. Cost of goods sold includes expenses primarily related to inventory purchases and contract labor, freight and overhead expenses. Overhead expenses primarily consist of third party warehouse and shipping costs. Our gross margin increased to 49.4% for the three months ended September 30, 2007 from 46.5% for the three months ended September 30, 2006. The increase in gross profit as a percentage of net sales was due to economies of scale achieved in the manufacturing process of our products, modified production processes and increased selling prices. Gross profit as a percentage of net sales increased from 48.7% for the second quarter of 2007 to 49.4% for the third quarter of 2007. This increase resulted primarily from increased sales of higher margin William Rast men's and women's denim products and decreased returns, allowances and discounts in the third quarter of 2007.

         SELLING EXPENSES

                             THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Selling expenses . $        1,024,594   $          655,349                 56.3%

         Selling expense for the three months ended September 30, 2007 and 2006 primarily related to tradeshow, sales commissions and salaries, promotion and marketing, travel and showroom expenses. As a percentage of net sales, selling expenses increased to 16.4% for the three months ended September 30, 2007 compared to 13.0% for the three months ended September 30, 2006. The increase in selling expense for the three months ended September 30, 2007 is attributable to our increased promotion of our brands, the opening of our New York and Atlanta showrooms and the hiring of additional salaried sales staff in Los Angeles, New

York and Atlanta. Selling expenses increased approximately $311,000 to $1,025,000 (or 16.4% of net sales) in the third quarter of 2007 from $714,000 (or 15.5% of net sales) in the second quarter of 2007. This increase was due primarily to our participation in additional tradeshows in the third quarter of 2007.

         DESIGN AND PRODUCTION EXPENSES

                              THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Design and
  production
  expenses ......  $          651,443   $          593,756                  9.7%

         Design and production expenses for the three months ended September 30, 2007 and 2006 primarily related to design salaries and sample costs. As a percentage of net sales, design and production expenses decreased to 10.5% for the three months ended September 30, 2007 compared to 11.7% for the three months ended September 30, 2006. The increase in design and production expense in the third quarter of 2007 compared to the third quarter of 2006 is due to an increase in sample and other design costs during the quarter. Design and production expenses increased approximately $160,000 to $651,000 in the third quarter of 2007 from $491,000 in the second quarter of 2007. This increase was due to the hiring of additional salaried design staff and an increase in sample and other design costs during the third quarter of 2007.

         GENERAL AND ADMINISTRATIVE EXPENSES

                             THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
General and
  administrative
  expenses ......  $          956,268   $          985,810                (3.0)%

         General and administrative expenses for the three months ended September 30, 2007 and 2006 primarily related to salaries, professional fees and facility costs. As a percentage of net sales, general and administrative expenses decreased to 15.3% for the three months ended September 30, 2007 from 19.5% for three months ended September 30, 2006. The decrease in general and administrative expenses primarily related to decreased finance and administrative salaries, including a decrease in additional compensation costs related to stock option grants, offset by increased facility costs and other administrative expenses. General and administrative expenses decreased approximately $289,000 to $956,000 in the third quarter of 2007 from $1,245,000 in the second quarter of 2007. As a percentage of net sales, general and administrative expenses decreased to 15.3% in the third quarter of 2007 from 27.0% in the second quarter of 2007. Included in general and administrative expenses during the second quarter of 2007 is approximately $155,000 of severance costs related to the termination of our president on June 7, 2007. In the second quarter of 2007, our Board of Directors authorized management to take certain actions to restructure our senior management team, including the appointment of our new Chief Executive Officer and Co-Chairman of our Board of Directors, Colin Dyne, the resignation of Daniel Guez as Chief Executive Officer and his appointment as Co-Chairman of our Board of Directors, the reduction of Mr. Guez's salary, the termination of our president and the elimination of the president position within the Company, and the reduction of base salaries of our

Chief Financial Officer and Chief Operating Officer. In October 2007, Mr. Guez resigned from all positions with the company, including as a member of our Board of Directors.

         INTEREST EXPENSE (INCOME)

                             THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Interest Expense
  (Income) ......  $           32,516   $          (14,355)           *
* Not meaningful

         Under our factoring arrangements, we may borrow up to 85% on our factored accounts receivable and up to $1 million on our eligible inventory. Outstanding borrowings under our factoring arrangements amounted to approximately $906,000 at September 30, 2007. On October 23, 2007, our borrowing availability under our inventory financing agreement was increased to a maximum of $1.3 million. We had funds held at the factor of approximately $49,000 at September 30, 2006. We received $6.6 million of net proceeds in our private placement transaction in November 2005, which generated interest income in the third quarter of 2006.

         PROVISION FOR INCOME TAX

                             THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Provision for
  Income Tax ....  $            5,000   $           --                *
* Not meaningful

         The provision for income taxes for the three months ended September 30, 2007 represents the write-down of refundable income taxes to the amount we expect to be repaid in the future. There was no provision for income taxes during the three months ended September 30, 2006. The provision for minimum state tax payments was recorded during the three months ended March 31, 2007 and 2006. The deferred tax assets at September 30, 2007 represent the amounts that management believes are more likely than not to be realized. A valuation allowance has been provided for our deferred income tax asset related to net operating loss carryforwards. As of September 30, 2007, total net operating losses available to carryforward to future periods amounted to approximately $2.2 million. At this time, we cannot determine that it is more likely than not that we will realize the future income tax benefits related to our net operating losses.

         MINORITY INTEREST

                             THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Minority
  Interest ......  $          172,899   $           --                *
* Not meaningful

         Effective January 1, 2007, William Rast Sourcing will pay its member, William Rast Enterprises, a minimum quarterly minority interest distribution of 6% of applicable net sales generated by William Rast Sourcing during the quarterly period, and William Rast Licensing will pay its member, William Rast Enterprises, a minimum quarterly minority interest distribution of 3% of applicable net sales generated by William Rast Licensing during the quarterly period. On November 9, 2007, the limited liability company operating agreement of William Rast Sourcing, LLC was further amended to reflect a modification of the distributions to William Rast Enterprises. For the calendar quarters ending June 30, 2007, September 30, 2007 and December 31, 2007, all cash distributions William Rast Sourcing, LLC is required to pay to William Rast Enterprises pursuant to the amended and restated operating agreement shall not be paid or accrued for future payment with respect to such calendar quarters. Total minority interest recorded for the three months ended September 30, 2007 amounted to $172,899 and represents distributions that were accrued for the calendar quarter ended June 30, 2007 that will not be paid as a result of the amendment dated November 9, 2007. There was no minority interest recorded during the three months ended September 30, 2006.

         NET INCOME

                             THREE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Net income ......  $          598,008   $          132,848                350.1%

         Our increase in net income is due primarily to increased net sales, gross profit and a reduction in general and administrative expenses, offset by increased selling, design and production expenses, as discussed above. Our net income as a percentage of net sales for the three months ended September 30, 2007 increased to 9.6% as compared to 2.6% for the three months ended September 30, 2006. Net income increased to approximately $598,000 in the third quarter of 2007 compared to a net loss of $397,000 in the second quarter of 2007. The increase in net income in the third quarter of 2007 compared to a net loss in the second quarter of 2007 was due primarily to increased sales and gross margin and a reduction in minority interest and general and administrative expenses, offset by increased selling and design and production expenses during the three months ended September 30, 2007.

     COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2007 AND NINE MONTHS ENDED SEPTEMBER 30, 2006

         The following table presents consolidated statement of operations data for each of the periods indicated as a percentage of revenues.

                                               NINE MONTHS ENDED SEPTEMBER 30,
                                               -------------------------------
                                                   2007               2006
                                               -------------     -------------
Net sales ....................................         100.0%            100.0%
Cost of goods sold ...........................          52.1              56.9
                                               -------------     -------------
Gross profit .................................          47.9              43.1
Selling expenses .............................          17.9              12.5
Design and production expenses ...............          11.4              15.0
General and administrative expenses ..........          23.8              21.0
                                               -------------     -------------
Operating loss ...............................          (5.2)%            (5.4)%
                                               =============     =============


         NET SALES

                              NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Net Sales .......  $       14,659,987   $       11,529,799                 27.1%

         The increase in net sales for the nine months ended September 30, 2007 was due to the continued growth of our William Rast apparel line, which continues to be well received by our target retailers. We commenced operations of our William Rast business in May 2005 and began shipping our products in the fourth quarter of 2005.

         GROSS PROFIT

                              NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Gross Profit ....  $        7,025,419   $        4,966,024                 41.5%

         Our gross margin increased to 47.9% for the nine months ended September 30, 2007 from 43.1% for the nine months ended September 30, 2006. The increase in gross profit as a percentage of net sales was due to economies of scale achieved in the manufacturing process of our products, modified production processes and increased selling prices. We will continue to seek out manufacturers, suppliers and other vendors with competitive pricing for quality products and services in an effort to continue to improve our gross margin.

         SELLING EXPENSES

                              NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Selling expenses . $        2,626,622   $        1,442,768                 82.1%

         As a percentage of net sales, selling expenses increased to 17.9% for the nine months ended September 30, 2007 compared to 12.5% for the nine months ended September 30, 2006. The increase in selling expense for the nine months ended September 30, 2007 is attributable to our increased promotion of our brands, the opening of our New York and Atlanta showrooms and the hiring of additional salaried sales staff in Los Angeles, New York and Atlanta. We also participated in additional tradeshows during the nine months ended September 30, 2007 that we did not participate in during the same period in 2006.

         DESIGN AND PRODUCTION EXPENSES

                              NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Design and
  production
  expenses ......  $        1,664,417   $        1,732,418                (3.9)%

         Design and production expenses decreased during the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006 due to a reduction in sample costs as we have decreased the amount of individual clothing items offered in our product lines. As a percentage of net sales, design and production expenses decreased to 11.4% for the nine months ended September 30, 2007 compared to 15.0% for the nine months ended September 30, 2006.

         GENERAL AND ADMINISTRATIVE EXPENSES

                              NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
General and
  administrative
  expenses ......  $        3,496,753   $        2,415,346                 44.8%

         As a percentage of net sales, general and administrative expenses increased to 23.8% for the nine months ended September 30, 2007 from 21.0% for the nine months ended September 30, 2006. The increase in general and administrative expenses primarily related to increased professional fees, including fees related to public company reporting requirements, and the hiring of additional management personnel including our former president, other finance and administrative employees, and additional compensation costs, including costs related to stock option grants, and an increase in our allowance for doubtful accounts. Included in general and administrative expenses during the nine months ended September 30, 2007 is approximately $155,000 of severance costs related to the termination of our president on June 7, 2007. In the second quarter of 2007, our Board of Directors authorized management to take certain actions to restructure our senior management team, including the appointment of our new Chief Executive Officer and Co-Chairman of our Board of Directors, Colin Dyne, the resignation of Daniel Guez as Chief Executive Officer and his appointment as

Co-Chairman of our Board of Directors, the reduction of Mr. Guez's salary, the termination of our president and the elimination of the president position within the Company, and the reduction of base salaries of our Chief Financial Officer and Chief Operating Officer. In October 2007, Mr. Guez resigned from all positions with the company, including as a member of our Board of Directors.

         INTEREST EXPENSE (INCOME)

                               NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Interest
  Expense
  (Income) ......  $           58,369   $          (55,886)           *
* Not meaningful

         Under our factoring arrangements, we may borrow up to 85% on our factored accounts receivable and up to $1 million on our eligible inventory. Outstanding borrowings under our factoring arrangements amounted to approximately $906,000 at September 30, 2007. On October 23, 2007, our borrowing availability under our inventory financing agreement was increased to a maximum of $1.3 million. We had funds held at the factor of approximately $49,000 at September 30, 2006. We received $6.6 million of net proceeds in our private placement transaction in November 2005, which generated interest income during the nine months ended September 30, 2006.

         PROVISION FOR INCOME TAX

                              NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Provision for
  Income Tax ....  $            8,200   $            1,600            *
* Not meaningful

         The provision for income taxes for the nine months ended September 30, 2007 represents the minimum tax payments due for state purposes and the write-down of refundable income taxes to the amount we expect to be repaid in the future. The provision for income taxes for the nine months ended September 30, 2006 represents the minimum tax payments due for state purposes. The deferred tax assets at September 30, 2007 represent the amounts that management believes are more likely than not to be realized. A valuation allowance has been provided for our deferred income tax asset related to net operating loss carryforwards. As of September 30, 2007, total net operating losses available to carryforward to future periods amounted to approximately $2.2 million. At this time, we cannot determine that it is more likely than not that we will realize the future income tax benefits related to our net operating losses.

         MINORITY INTEREST

                              NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Minority
  Interest ......  $          113,017   $            --                *
* Not meaningful

         Effective January 1, 2007, William Rast Sourcing will pay its member, William Rast Enterprises, a minimum quarterly minority interest distribution of 6% of applicable net sales generated by William Rast Sourcing during the quarterly period, and William Rast Licensing will pay its member, William Rast Enterprises, a minimum quarterly minority interest distribution of 3% of applicable net sales generated by William Rast Licensing during the quarterly period. On November 9, 2007, the limited liability company operating agreement of William Rast Sourcing, LLC was further amended to reflect a modification of the distributions to William Rast Enterprises. For the calendar quarters ending June 30, 2007, September 30, 2007 and December 31, 2007, all cash distributions William Rast Sourcing, LLC is required to pay to William Rast Enterprises pursuant to the amended and restated operating agreement shall not be paid or accrued for future payment with respect to such calendar quarters. Total minority interest distributions recorded in the nine months ended September 30, 2007 amounted to $113,016 and represents distributions for the calendar quarter ended March 31, 2007, which were paid in May 2007. There was no minority interest recorded during the nine months ended September 30, 2006.

         NET LOSS

                              NINE MONTHS ENDED
                   ---------------------------------------
                   SEPTEMBER 30, 2007   SEPTEMBER 30, 2006     PERCENT CHANGE
                   ------------------   ------------------   ------------------
Net loss ........  $         (821,515)  $         (570,232)                44.1%

         Our increase in net loss is due primarily to increased operating expenses and minority interest, offset by increased net sales, gross profit and other income, as discussed above. Our net loss as a percentage of net sales for the nine months ended September 30, 2007 increased to 5.6% as compared to 4.9% of net sales for the nine months ended September 30, 2006.

LIQUIDITY AND CAPITAL RESOURCES AS OF SEPTEMBER 30, 2007

         As of September 30, 2007, we had cash and cash equivalents of approximately $614,000, a working capital balance of approximately $4.4 million and $2.6 million of availability from our factor. Our September 30, 2007 cash balance resulted from cash generated from operations, borrowings from our factor and proceeds from our private placement of common stock. As of September 30, 2007, advances from our factor totaled approximately $906,000. Pursuant to a private placement transaction with various investors that closed on September 28, 2007, we sold our common stock and received approximately $441,000 in net proceeds after legal and other expenses. On November 2, 2007, we sold additional shares of our common stock for net proceeds of $80,000 to another investor under the same terms and conditions. As of September 30, 2006, we had cash and cash equivalents of approximately $1.3 million plus approximately $49,000 of funds held at the factor, and a working capital balance of approximately $4.9 million. Our September 30, 2006 cash balance resulted primarily from 2005 financing activities. Pursuant to a private placement transaction with institutional investors and other high net worth individuals that closed on November 23, 2005, we sold series A convertible preferred stock and received $6.6 million in net proceeds after broker commissions and expense and accounting, legal and other expenses.

         We believe that our existing cash and cash equivalents and anticipated cash flows from our operating activities and pursuant to our factoring arrangements, including availability under our inventory facility, should be sufficient to fund our minimum working capital and capital expenditure needs for at least the next twelve months. However, we are currently evaluating various financing strategies to be used to expand our business and fund future growth. The extent of our future capital requirements will depend on many factors, including our results of operations. If our cash from operations is less than anticipated or our working capital requirements or capital expenditures are greater than we expect, or if we expand our business by acquiring or investing in additional brands, we may need to raise additional debt or equity financing within the next twelve months. There can be no assurance that additional debt or equity financing will be available on acceptable terms or at all. We currently do not have any material commitments for capital expenditures.

         CASH FLOWS

         We currently satisfy our working capital requirements primarily through borrowings from our factor, cash flows generated from operations and proceeds from the private placement of our common stock. For the nine months ended September 30, 2007, we had a net increase in cash of approximately $552,000. Cash flows from operating, financing and investing activities for the nine months ended September 30, 2007 and 2006 are summarized in the following table:

                                                             NINE MONTHS
                                                          ENDED SEPTEMBER 30,
                                                     --------------------------
ACTIVITY:                                                2007           2006
                                                     -----------    -----------
Operating activities .............................   $   398,000    $(2,616,000)
Investing activities .............................      (287,000)      (566,000)
Financing activities .............................       441,000           --
                                                     -----------    -----------
Net increase (decrease) in cash and cash
  equivalents ....................................   $   552,000    $(3,182,000)
                                                     ===========    ===========

         OPERATING ACTIVITIES

         Net cash provided by operating activities was approximately $398,000 for the nine months ended September 30, 2007. Net cash used in operating activities was approximately $2,616,000 for the nine months ended September 30, 2006. Cash provided by operating activities for the nine months ended September 30, 2007 resulted primarily from decreased receivables, offset by a net loss of approximately $822,000, increased inventories and decreased accounts payable and accrued expenses. Cash used in operating activities for the nine months ended September 30, 2006 resulted primarily from a net loss of approximately $570,000 and increased receivables and inventories.

         INVESTING ACTIVITIES

         Net cash used in investing activities was approximately $287,000 and $566,000 for the nine months ended September 30, 2007 and 2006, respectively. Net cash used in investing activities for the nine months ended September 30,
2007 consisted of capital expenditures primarily for computer equipment and software and trademark costs. Net cash used in investing activities for the nine months ended September 30, 2006 consisted of capital expenditures primarily for computer software, office equipment, furniture and fixtures, leasehold improvements and trademark costs.

         FINANCING ACTIVITIES

         Net cash provided by financing activities for the nine months ended September 30, 2007 reflects proceeds from a private placement of our common stock. On September 28, 2007, we sold our common stock and received approximately $441,000 in net proceeds after legal and other expenses pursuant to a private placement transaction with various investors. There were no financing activities during the nine months ended September 30, 2006.

         FACTORING AGREEMENTS

         Pursuant to the terms of our factoring agreements, the factor purchases our eligible accounts receivable and assumes the credit risk with respect to those accounts for which the factor has given its prior approval. If the factor does not assume the credit risk for a receivable, the collection risk associated with the receivable remains with us. We pay a fixed commission rate and may borrow up to 85% of eligible accounts receivable. Interest is charged at prime plus 1%. As of September 30, 2007 and 2006, total factored accounts receivable included in due from factor amounted to approximately $2,973,000 and $2,845,000, respectively. Outstanding advances as of September 30, 2007 amounted to approximately $906,000, and are included in the due from factor balance. Matured funds held by the factor amounted to approximately $49,000 as of September 30, 2006. On October 1, 2006, we increased our borrowing capacity under our factoring agreements to include inventory financing agreements pursuant to which we may borrow up to 50% of our eligible inventory (as defined in the agreement), up to a maximum of $1 million. On October 23, 2007, our borrowing availability under our inventory financing agreement was increased to a maximum of $1.3 million. Interest is charged at prime plus 1%. As of September 30, 2007, there were no outstanding borrowings under these inventory financing agreements.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

         The following summarizes our contractual obligations at September 30, 2007 and the effects such obligations are expected to have on liquidity and cash flows in future periods:

                                            Payments Due by Period
                            ----------------------------------------------------
                                       Less than    1-3        4-5       After
  Contractual Obligations     Total     1 Year     Years      Years     5 Years
--------------------------- --------   --------   --------   --------   --------
Operating leases .......... $518,891   $385,695   $133,196   $   --     $   --
Employment agreements ..... $136,971   $130,482   $  6,489   $   --     $   --
                            --------   --------   --------   --------   --------
   Total .................. $655,862   $516,177   $139,685   $   --     $   --


         At September 30, 2007 and September 30, 2006, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

         Under the terms of our operating agreements, we are required to make minimum quarterly minority interest cash distributions to the minority shareholder of our two subsidiaries, William Rast Sourcing, LLC and William Rast Licensing, LLC. Minimum quarterly minority interest cash distributions paid to William Rast Enterprises are based on net revenues, as defined in the operating agreements, generated by our subsidiaries, William Rast Sourcing and William Rast Licensing, during the applicable quarter. Effective January 1, 2007, William Rast Sourcing will pay William Rast Enterprises a minimum quarterly minority interest distribution of 6% of applicable net sales generated by William Rast Sourcing during the quarterly period, and William Rast Licensing will pay William Rast Enterprises a minimum quarterly minority interest distribution of 3% of applicable net sales generated by William Rast Licensing during the quarterly period.

         Factored accounts receivable may subject us to off-balance sheet risk. We sell the majority of our trade accounts receivable to a factor and are contingently liable to the factor for merchandise disputes and other customer claims. Factored accounts receivable with recourse amounted to $126,000 as of September 30, 2007.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2005

         The following table presents consolidated statement of operations data for each of the years indicated as a percentage of revenues.

                                                     YEAR ENDED     YEAR ENDED
                                                    DECEMBER 31,   DECEMBER 31,
                                                        2006           2005
                                                    ------------   ------------
Net sales ...................................          100.0%         100.0%
Cost of goods sold ..........................           55.2           61.5
                                                    ------------   ------------
Gross profit ................................           44.8           38.5
Selling expenses ............................           14.0           14.8
Design and production expenses ..............           14.3           15.4
General and administrative expenses .........           22.4           16.7
                                                    ------------   ------------
Operating loss ..............................           (5.9)%         (8.4)%
                                                    ============   ============

         NET SALES

                                      YEARS ENDED DECEMBER 31,
                                    ---------------------------       PERCENT
                                       2006            2005            CHANGE
                                    -----------     -----------     -----------
Net sales .....................     $15,960,000     $ 5,803,000        175.0%

         The increase in net sales for the year ended December 31, 2006 was due to the continued growth of our People's Liberation apparel line and the launch of our William Rast apparel line. We commenced operations of our People's Liberation business in July 2004 and began shipping our products in the fourth quarter of 2004. We commenced operations of our William Rast business in May 2005 and began shipping our products in the fourth quarter of 2005. Net sales decreased approximately $634,000 to $4,430,000 in the fourth quarter of 2006 from $5,064,000 in the third quarter of 2006 due to the seasonality of our product mix and a decrease in sales from our distributor in Japan.

         GROSS PROFIT

                                           YEARS ENDED DECEMBER 31,
                                          ------------------------     PERCENT
                                             2006          2005         CHANGE
                                          ----------    ----------    ----------
Gross profit .........................    $7,158,000    $2,236,000        *

----------
*  not meaningful

         Gross profit consists of net sales less cost of goods sold. Cost of goods sold includes expenses primarily related to inventory purchases and contract labor, freight and overhead expenses. Overhead expenses primarily consist of warehouse and shipping salaries and expenses. Our gross margin increased to 44.8% for the year ended December 31, 2006 from 38.5% for the year ended December 31, 2005. The increase in gross profit as a percentage of net sales was due to economies of scale achieved in the manufacturing process of our products, modified production processes and increased selling prices. Gross margin as a percentage of net sales increased to 49.5% for the fourth quarter of 2006 compared to 46.5% in the third quarter of 2006. This increase resulted from a seasonal change in our product mix during the fourth quarter of 2006 and economies of scale achieved in the manufacturing process of our products.

         SELLING EXPENSES

                                      YEARS ENDED DECEMBER 31,
                                   ------------------------------     PERCENT
                                       2006              2005          CHANGE
                                   ------------       -----------    ----------
Selling expenses.................  $  2,242,000       $   862,000      160.1%

         Selling expense for the years ended December 31, 2006 and 2005 primarily related to tradeshow, sales commissions and salaries, travel and showroom expenses. As a percentage of net sales, selling expenses decreased to 14.0% for the year ended December 31, 2006 compared to 14.8% for the year ended December 31, 2005, as a result of net sales increasing during the year more rapidly than selling expenses. The increase in selling expense for the year ended December 31, 2006 is attributable to our increased promotion of our brands, including our participation in several additional tradeshows in 2006 that we did not participate in during 2005 and our William Rast fashion show that was launched in the fourth quarter of 2006. Selling expenses increased approximately $144,000 to $799,000 (or 18.0% of net sales) in the fourth quarter of 2006 from $655,000 (or 12.9% of net sales) in the third quarter of 2006. This increase was due primarily to our William Rast fashion show that took place in the fourth quarter of 2006.

         DESIGN AND PRODUCTION EXPENSES

                                           YEARS ENDED DECEMBER 31,
                                           -----------------------    PERCENT
                                              2006         2005        CHANGE
                                           ----------   ----------   ----------
Design and production expenses .........   $2,278,000   $  892,000     155.4%

         Design and production expenses for the years ended December 31, 2006 and 2005 primarily related to design salaries and sample costs. As a percentage of net sales, design and production expenses decreased to 14.3% for the year ended December 31, 2006 compared to 15.4% for the year ended December 31, 2005, as a result of net sales during the year increasing more rapidly than design and production expenses. Design and production expenses increased during the year ended December 31, 2006 compared to the year ended December 31, 2005 as we increased our design staff and incurred additional sample costs for both our People's Liberation and William Rast apparel lines. Design and production expenses decreased approximately $48,000 to $546,000 in the fourth quarter of 2006 from $594,000 in the third quarter of 2006. This decrease was due primarily to streamlining our production department and the timing of sample costs related to the development of new product lines, including our Tommy Lee inspired, PL for TL line.

         GENERAL AND ADMINISTRATIVE EXPENSES

                                          YEARS ENDED DECEMBER 31,
                                          -----------------------     PERCENT
                                             2006         2005        CHANGE
                                          ----------   ----------   ----------

General and administrative expenses ..... $3,586,000   $  972,000       *

----------
*  not meaningful

         General and administrative expenses for the years ended December 31, 2006 and 2005 primarily related to administrative salaries, professional fees and facility costs. As a percentage of net sales, general and administrative expenses increased to 22.4% for the year ended December 31, 2006 compared to 16.7% for the year ended December 31, 2005. The increase in general and administrative expenses primarily related to increased professional fees, including fees related to public company reporting requirements, and the hiring of additional management personnel including our president, chief financial officer, other finance and administrative employees, and additional compensation costs, including costs related to stock option grants in the second quarter of 2006. General and administrative expenses increased approximately $184,000 to $1,170,000 in the fourth quarter of 2006 from $986,000 in the third quarter of 2006. As a percentage of net sales, general and administrative expenses increased to 26.4% in the fourth quarter of 2006 from 19.5% in the third quarter of 2006. The increase in general and administrative expenses was due primarily to executive compensation costs incurred in the fourth quarter of 2006.

         INTEREST INCOME (EXPENSE)

                                           YEARS ENDED DECEMBER 31,
                                           -----------------------     PERCENT
                                              2006         2005         CHANGE
                                           ----------   ----------    ----------

Interest income (expense) ..............   $   60,000   $  (29,000)       *

----------
*  not meaningful

         Under our factoring arrangement, we may borrow up to 85% on our factored accounts receivable. There were no outstanding borrowings under our factoring arrangements as of December 31, 2006. Outstanding borrowings under our factoring arrangement amounted to approximately $41,000 at December 31, 2005. Borrowings during the year ended December 31, 2005 were offset by the $6.6 million of net proceeds received in our private placement transaction in November 2005, a portion of which was used in November 2005 to pay down the advances from our factor.

         BENEFIT (PROVISION) FOR INCOME TAXES

                                           YEARS ENDED DECEMBER 31,
                                           -----------------------     PERCENT
                                              2006         2005         CHANGE
                                           ----------   ----------    ----------

Benefit (provision) for income taxes....   $   23,000   $  (49,000)     146.9%

         Through May 31, 2005, Versatile was a Sub-Chapter S Corporation and taxes were payable individually by its shareholder. As a Sub-Chapter S Corporation, Versatile was subject to the California minimum tax of $800 or was taxed at the rate of 1.5% of net income, whichever was higher. Effective as of June 1, 2005, Versatile's Sub-Chapter S status was terminated and Versatile became a C Corporation for tax purposes. Effective November 22, 2005, as a result of the exchange transaction, income and losses generated by Bella Rose, LLC became taxable at C Corporation rates on a consolidated basis. The deferred tax assets at December 31, 2006 represent the amounts that management believes are more likely than not to be realized. A valuation allowance has been provided for our deferred income tax asset related to net operating loss carryforwards of approximately $323,000. At this time, we cannot determine that it is more likely than not that we will realize the future income tax benefits related to our net operating losses.

         NET LOSS

                                           YEARS ENDED DECEMBER 31,
                                           -----------------------     PERCENT
                                              2006         2005         CHANGE
                                           ----------   ----------    ----------

Net loss................................   $  865,000   $  570,000       51.8%

         Our increase in net loss is due primarily to selling, design and production and general administrative expenses incurred to promote our People's Liberation and William Rast brands, as discussed above. Increased operating costs were offset by increased sales and gross margin during the year ended December 31, 2006. Our net loss as a percentage of net sales for the year ended December 31, 2006 decreased to 5.4% as compared to 9.8% of net sales for the year ended December 31, 2005. Net loss increased to approximately $295,000 in the fourth quarter of 2006 compared to net income of $133,000 in the third quarter of 2006. The increase in net loss in the fourth quarter of 2006 compared to net income in the third quarter of 2006 was due primarily to decreased sales and increased selling and general and administrative expenses during the three months ended December 31, 2006, offset by increased gross margin, as discussed above.

LIQUIDITY AND CAPITAL RESOURCES AS OF DECEMBER 31, 2006

         As  of  December  31,  2006,  we  had  cash  and  cash  equivalents  of approximately $62,000 and a working capital balance of approximately $4.6 million, which includes $2.8 million of availability from our factor. As of
December 31, 2005, we had cash and cash equivalents of approximately $4.5 million and a working capital balance of approximately $5.9 million. Our cash balance results primarily from 2005 financing activities. Pursuant to a private placement transaction with institutional investors and other high net worth individuals that closed on November 23, 2005, we sold series A convertible preferred stock and received $6.6 million in net proceeds after broker commissions and expense and accounting, legal and other expenses.

     CASH FLOWS

         We currently satisfy our working capital requirements primarily through the sale of equity securities and cash flows generated from sales. Cash flows from operating, financing and investing activities for the years ended December 31, 2006 and 2005 are summarized in the following table:

                                                     YEARS ENDED DECEMBER 31,
                                                  -----------------------------
                                                     2006               2005
                                                  -----------       -----------
Operating activities .......................      $(3,774,000)      $(1,954,000)
Investing activities .......................         (692,000)         (198,000)
Financing activities .......................             --           6,678,000
                                                  -----------       -----------
   Net (decrease) increase in cash .........      $(4,466,000)      $ 4,526,000
                                                  ===========       ===========

         CASH USED IN OPERATING ACTIVITIES

         Net cash used in operating activities was approximately $3,774,000 and $1,954,000 for the years ended December 31, 2006 and 2005, respectively. Cash used in operating activities for the year ended December 31, 2006 resulted primarily from a net loss of approximately $865,000 and increased receivables and inventories, offset by stock based compensation and increased accounts payable and accrued expenses. Cash used in operating activities for the year ended December 31, 2005 resulted primarily from a net loss of approximately $570,000 and increased receivables and inventories, offset by increased accounts payable and accrued expenses.

         CASH USED IN INVESTING ACTIVITIES

         Net cash used in investing activities was approximately $692,000 and $198,000 for the years ended December 31, 2006 and 2005, respectively. Net cash used in investing activities for the year ended December 31, 2006 consisted of capital expenditures primarily for computer software, office equipment and machinery and equipment and trademark costs. Net cash used in investing activities for the year ended December 31, 2005 consisted of capital expenditures primarily for computer software, office equipment and machinery and equipment and trademark costs.

         CASH PROVIDED FROM FINANCING ACTIVITIES

         There were no financing activities during the year ended December 31, 2006. Net cash provided by financing activities was approximately $6,678,000 for the year ended December 31, 2005. Net cash provided by financing activities for the year ended December 31, 2005 primarily reflects net proceeds from the sale of series A convertible preferred stock in a private placement transaction with institutional investors and other high net worth individuals.

     FACTORING AGREEMENTS

         Pursuant to the terms of our factoring agreements, the factor purchases our eligible accounts receivable and assumes the credit risk with respect to those accounts for which the factor has given its prior approval. If the factor does not assume the credit risk for a receivable, the collection risk associated with the receivable remains with us. We pay a fixed commission rate and may borrow up to 85% of eligible accounts receivable. Interest is charged at prime plus 1%. As of December 31, 2006 and 2005, total factored accounts receivable included in due from factor amounted to approximately $3,020,000 and $2,035,000, respectively. There were no outstanding advances as of December 31, 2006. Outstanding advances amounted to approximately $41,000 as of December 31, 2005 and are included in the due from factor balance. On October 1, 2006, we increased our borrowing capacity under our factoring agreements to include inventory financing agreements pursuant to which we may borrow up to 50% of our eligible inventory (as defined in the agreement), up to a maximum of $1,000,000. Interest is charged at prime plus 1%. As of December 31, 2006, there were no outstanding borrowings under these inventory financing agreements.

RELATED PARTY TRANSACTIONS

         See "Related Party Transactions" included elsewhere in this prospectus.

                                    BUSINESS

CORPORATE OVERVIEW

         We design, market and sell high-end casual apparel under the brand names "People's Liberation" and "William Rast." The majority of the merchandise we offer consists of premium denim, knits, wovens, and outerwear for men and women. In the United States, we distribute our merchandise to better department stores and boutiques, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus, Lisa Klein, Lulu's Boutique and Fred Segal. Internationally, in select countries, we sell our products directly and through distributors to better department stores and boutiques, such as TNT in Canada, Jades in Germany and Harvey Nichols in the United Kingdom. We are headquartered in Los Angeles, California.

         We commenced our People's Liberation business in July 2004 and our William Rast clothing line in May 2005. Our William Rast clothing line is a collaboration with our design team and Justin Timberlake and his childhood friend, Trace Ayala.

         Prior to November 22, 2005, People's Liberation, Inc. (then called Century Pacific Financial Corporation) existed as a "shell company" with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On November 22, 2005, People's Liberation, Inc. consummated an exchange transaction in which it acquired all of the outstanding ownership interests of Bella Rose, LLC, a California limited liability company ("Bella Rose") and Versatile Entertainment, Inc., a California corporation ("Versatile"), in exchange for an aggregate of 2,460,106.34 shares of its series A convertible preferred stock which, on January 5, 2006, converted into 26,595,751 shares of its common stock on a post reverse stock split basis. At the closing of the exchange transaction, Versatile and Bella Rose became our wholly-owned subsidiaries. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirers, and People's Liberation, Inc. the legal acquirer. Versatile Entertainment was formed in April, 2001 and currently operates our Peoples Liberation business and Bella Rose was formed in May, 2005 and currently operates our William Rast business through its subsidiaries William Rast Sourcing, LLC and William Rast Licensing, LLC.

APPAREL INDUSTRY BACKGROUND

         We operate exclusively in the premium contemporary segment of the apparel industry, which is characterized by lower volume sales of higher margin products. Our future success depends in part on the continued demand by consumers for high-end casual apparel, which in recent years has contributed to a proliferation of brands such as True Religion, Seven For All Mankind, Citizens of Humanity, Theory, Rock & Republic and Joe's Jeans. We anticipate that the premium contemporary segment of the apparel industry will become increasingly competitive because of the consumer demand for apparel in this segment, as well as the high retail prices consumers are willing to spend for such goods. An increase in the number of brands competing in the premium contemporary segment of the apparel industry could result in reduced shelf space for our brands at better department stores and boutiques, our primary customers.

CUSTOMERS

         We market our products to better department stores and boutiques that cater to fashion forward clientele. Our products are sold to a limited number of better department stores and boutiques to maintain our premium brand status. In the United States, our products are sold in a number of Bloomingdales and Nordstrom store locations. We plan to continue to develop our existing relationships with our customers, and expand our domestic sales and distribution to better department stores as the visibility of our brands increase in the marketplace. Currently, in addition to Nordstrom and Bloomingdales, we sell to Saks Fifth Avenue, Neiman Marcus, Lisa Klein, Lulu's Boutique and Fred Segal as well as hundreds of other boutiques and specialty retailers. Internationally, in select countries, we sell our products directly and through distributors to better department stores and boutiques, such as TNT in Canada, Jades in Germany and Harvey Nichols in the United Kingdom. We intend to expand our international distribution into additional territories and increase our brand penetration in the countries in which our apparel is currently being sold.

         Our e-commerce websites, www.peoplesliberation.com and www.williamrast.com, provide direct on-line sales of select People's Liberation and William Rast products to our customers. The websites showcase each brand's men's and women's collections, including premium denim jeans, skirts, knits tops, jackets and tracksuits.

OUR PRODUCTS

         Our principal products are high-end fashion denim, knits, wovens and casual wear that are designed, manufactured, marketed, and distributed under the "People's Liberation" and "William Rast" labels. Our People's Liberation brand primarily includes denim and knits for women, and our William Rast brand is a collection of denim, knits, wovens, outerwear and accessories for both men and women. As a result of the fit, quality, styles and successful marketing and branding of our products, we believe that our products will continue to command premium prices in the marketplace.

         Our denim is made from high quality fabrics milled in the United States, Japan and Italy and processed with various treatments, washes and finishes, including light, medium, dark, and destroyed washes, some of which include studs, stones, and embroidered pockets as embellishments. We introduce new versions of our major styles each season in different colors, washes and finishes.

         Our knits and woven products consist of men's and women's tops and bottoms. We sell knit and woven products which consist of cotton, velour, terry loop, fleece and nylon fabrications. Similar to our denim products, we introduce new versions, bodies, styles, colors and graphics of our knit and woven products each season. We anticipate expanding our products and fabrications to include other fashion forward materials.

         An in-house team of designers is responsible for the design and development of our product lines. We do not currently have in place a formal research and development effort. The team of designers, together with our outside sales contractors, shop stores, travel and speak to market and trend setters to help generate new product ideas.

SALES AND DISTRIBUTION

     US SALES AND DISTRIBUTION

         We sell our products through our own sales force based in Los Angeles, New York, Atlanta and Dallas. Additionally, we operate showrooms in Los Angeles, New York and Atlanta with dedicated salaried and commissioned sales staff and in-house salaried sales executives in Los Angeles. We also employ customer service representatives who are assigned to key customers and provide in-house customer service support. We ship products to and invoice our United States customers directly from warehouse facilities located in or around Los Angeles, California. Under agreements with third-party warehouses, we outsource all of our finished good shipping, receiving and warehouse functions.

         Currently, our products are sold in the United States to department stores and boutiques. While we do not depend on any individual department store to sell our products, for the nine months ended September 30, 2007, approximately 33% of our sales were to one customer. During the year ended December 31, 2006, approximately 27.9% and 10.6% of our sales were to two customers.

     INTERNATIONAL SALES AND DISTRIBUTION

         We have entered into distribution agreements to make People's Liberation brand products available in Germany, Switzerland, Austria and Canada through our exclusive international distributors. We have also entered into distribution agreements to make William Rast brand products available through our exclusive international distributors in Germany, Switzerland, Austria, Canada, Greece, Cyprus, and the Benelux Region of Europe, which includes Belgium, the Netherlands and Luxembourg. Our distributors purchase products at a discount for resale in their respective territories. Our distributors market, sell, warehouse and ship People's Liberation and William Rast brand products at their expense. We anticipate growing our international distribution channels across new territories.

         A summary of the territories covered under our exclusive distribution agreements by brand is as follows:

         NAME OF BRAND           TERRITORY
         -------------           ---------
         People's Liberation     Germany, Switzerland, Austria and Canada.

         William Rast            Germany, Switzerland, Austria, Canada, Greece,
                                 Cyprus, Belgium, the Netherlands and Luxembourg

         On February 1, 2007, we entered into a consulting agreement with Akari Enterprises, LLC, a consulting firm formed and controlled by Andreas Kurz, which specializes in international expansion, licensing, retailing and branding for apparel companies. Akari Enterprises will be responsible for negotiating exclusive distribution agreements with distributors outside of the United States and will manage People's Liberation and William Rast's current international distribution relationships. Prior to forming Akari Enterprises, Mr. Kurz held several senior positions at various manufacturers, including Seven for All
Mankind, Diesel USA and Hugo Boss. The consulting agreement provides for commissions to be paid to Akari Enterprises based on a defined formula related to net international sales and terminates on December 31, 2009.

         In Germany, Switzerland and Austria, Unifa GmbH exclusively distributes People's Liberation and William Rast brand products. Located in Dusseldorf, Unifa is one of the premier distributors for denim and U.S. apparel lines in Europe. Unifa GmbH represents brands such as Citizens of Humanity and Rock and Republic, and Juicy Couture. In addition, Unifa also operates its own flagship store, Jades, which is one of the premier retail destinations in Europe.

         In Canada, Vanguard Apparel Limited exclusively distributes People's Liberation and William Rast branded products. Vanguard Apparel Limited works with other premium brands like Citizens of Humanity, Mimi & Coco and Heatherette. The principals of Vanguard Apparel Limited built their reputation and customer base through introducing Rock and Republic to the Canadian retail market through their previous corporation, A&F Apparel Ltd.

         In Belgium, the Netherlands and Luxembourg, Fashion Deal BVBA will commence marketing and distributing our William Rast branded men's and women's denim, knit and woven apparel line on an exclusive basis in the territory with its spring/summer 2008 collection. Fashion Deal is an exclusive importer and distributor of brand name clothing and shoes in the Benelux Region of Europe.

         In Greece and Cyprus, Lakis Gavalas SA will commence marketing our William Rast apparel line on an exclusive basis in the territory with its spring/summer 2008 collection. Lakis Gavalas is an exclusive importer and distributor of brand name clothing, accessories, leather goods, shoes, lingerie, fragrances, jewelry, home furnishings and lighting.

         Our distribution agreements contain minimum annual aggregate purchase requirements as defined in the related agreements.

BRAND DEVELOPMENT

         The People's Liberation and William Rast brands already have consumer recognition in the high-end fashion denim, knits and casual wear markets. We plan to continue building and expanding this recognition by target marketing our lines to fashion conscious consumers who want to wear and be seen in the latest, trendiest jeans and related apparel. To facilitate this objective, we plan to continue to limit distribution to exclusive boutiques and major retailers. We also plan to use celebrities as a marketing catalyst to continue to bring attention and credibility to our brands. Currently, we leverage the popular public image of Justin Timberlake in the promotion of our William Rast apparel line.

         We currently market our products under the People's Liberation and William Rast brands and plan to expand our brand portfolio by acquiring existing apparel brands or internally developing new brands. We anticipate that our internal growth will be driven by (1) expansion of our product lines by introducing new styles and categories of apparel products and accessories, and
(2) expansion of our wholesale distribution, both domestically and internationally through high-end retailers. Our goal is to employ a multi-brand strategy which diversifies the fashion and other risks associated with reliance on any single brand.

         Our expansion strategy includes evaluating existing brands for acquisition and collaborating with celebrities to develop new apparel brands. We have been successful with our collaboration with Justin Timberlake and our development of the William Rast brand and plan to continue to seek out other targets for the development of new brands.

MANUFACTURING, SUPPLY AND WAREHOUSING

         To maintain low fixed costs and to reduce the time between order and delivery, we use third party contract manufacturers to produce our finished goods from facilities located primarily in Los Angeles, California. For the majority of our denim products, we purchase fabric and trim from suppliers who deliver these components directly to us to be cut, sewn, washed and finished by our contract manufacturers. For the majority of our knits and other products, our contract manufacturers purchase all components necessary to deliver finished products to us. We believe we can realize significant cost savings in product manufacturing because of our strong relationships with a diverse group of U.S. and international manufacturers established by our management team. In addition, the increase in production volume as a result of our multi-brand strategy will give us greater purchasing power. As our sales increase, we intend to expand the number of international contract manufacturers we use to perform some or all of the manufacturing processes required to produce finished products. We do not rely on any one manufacturer and manufacturing capacity is readily available to meet our current and planned needs. Currently, we outsource the majority of our denim production to approximately six local contractors in or near Los Angeles, California. Our denim fabric is purchased from mills located in the United States, Europe and Japan. For our knits, we stock prepared for die garments. These units are shipped to local contract manufacturers for dying, printing and embroidery. As we expand our product offering, we plan on sourcing additional finished goods from international manufacturing facilities.

         We do not currently have any long-term agreements in place for the supply of fabric, thread or other raw materials. Fabric, thread and other raw materials are available from a large number of suppliers worldwide. Although we do not depend on any one supplier, for the nine months ended September 30, 2007, five suppliers provided for 61% of our total combined purchases for the period. For the year ended December 31, 2006, four suppliers provided for 52% of our total combined purchases for the year.

         We ship products to and invoice our United States customers directly from warehouse facilities located in or around Los Angeles, California. Under agreements with third-party warehouses, we outsource all of our internet sales and our finished good shipping, receiving and warehouse functions.

COMPETITION

         Both the premium denim and knits industries are intensely competitive and fragmented, and will continue to become more competitive and fragmented as a result of the high margins that are achievable in the industries. Our competitors include other small companies like ours, as well as companies that are much larger, with superior economic, marketing, distribution, and manufacturing capabilities. Our competitors in the denim and knit markets include brands such as True Religion, Seven For All Mankind, Citizens of Humanity, Theory, Rock & Republic and Joe's Jeans, as well as other premium denim brands.

         We compete in our ability to create innovative concepts and designs, develop products with extraordinary fit, and produce high quality fabrics and finishes, treatments and embellishments. At a retail price point of $150 to $280 for denim jeans and $85 to $125 for knits and other apparel items, we believe that we offer competitively valued products.

TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

         We have filed trademark applications for the following marks in the following territories:

         NAME OF MARK                       TERRITORY
         ------------                       ---------

         People's Liberation                USA,  European   Community,   Japan,
                                            Mexico,  People's Republic of China,
                                            People's  Republic  of  Korea,  Hong
                                            Kong,   Israel,    Russia,   Taiwan,
                                            Singapore,   Turkey,  Australia  and
                                            Canada.

         William Rast                       USA,  European   Community,   Japan,
                                            Mexico,  People's Republic of China,
                                            Hong Kong, Israel,  Russia,  Taiwan,
                                            Singapore, Turkey, Canada, Australia
                                            and the People's Republic of Korea.

         William Rast & Design              USA and European Community

         Rising Star                        USA,  European   Community,   Japan,
                                            Mexico,  People's Republic of China,
                                            People's  Republic  of  Korea,  Hong
                                            Kong,   Israel,    Russia,   Taiwan,
                                            Singapore,   Turkey,  Australia  and
                                            Canada

         Star Pocket                        USA,  European   Community,   Japan,
                                            Mexico,  People's Republic of China,
                                            People's  Republic  of  Korea,  Hong
                                            Kong,   Israel,    Russia,   Taiwan,
                                            Singapore,   Turkey,  Australia  and
                                            Canada

         DW                                 USA

         Americouture                       USA

         We plan to continue to expand our brand names and our proprietary trademarks and designs worldwide.

GOVERNMENT REGULATION AND SUPERVISION

         Our operations are subject to the effects of international treaties and regulations such as the North American Free Trade Agreement (NAFTA). We are also subject to the effects of international trade agreements and embargoes by entities such as the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

         Labeling and advertising of our products is subject to regulation by the Federal Trade Commission. We believe that we are in compliance with these regulations.

FACILITIES

         We lease our principal executive office and warehouse space under a lease agreement that expires in December 2008. The facility is approximately 38,500 sq. ft, and is located in Los Angeles, California. It is from this facility that we conduct all of our executive and administrative functions. Our finished goods are shipped from a third-party warehouse in Commerce, California. Our internet products are shipped from a third-party warehouse in Long Beach, California. We have showrooms located in Los Angeles, New York City and Atlanta. Our Los Angeles showroom is rented on a month-to-month basis under a consulting arrangement with one of our salesmen. Our New York City showroom lease expires in April 2009, and our Atlanta showroom lease expires in May 2009. We believe that the facilities we utilize are well maintained, in good operating condition, and adequate to meet our current and foreseeable needs.

EMPLOYEES

         As of November 8, 2007, we had a total of 61 full time employees. Our full time employees consist of three officers, Colin Dyne, our Chief Executive Officer, Thomas Nields, our Chief Operating Officer and Darryn Barber, our Chief Financial Officer. Our production and design teams include 26 employees consisting of production managers as well as sample sewers, pattern makers, technical designers and product designers. Our production and design teams are responsible for the design, development, and preparation of sample products. Additionally, we have 32 employees who handle sales, marketing, customer service, accounting and administration functions.

LEGAL PROCEEDINGS

         We are not currently involved in any legal proceedings that require disclosure in this prospectus.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the name, age and position of each of our executive officers and directors as of November 23, 2007. There are no family relationships between our executive officers and directors.

     NAME                   AGE            POSITION HELD
     ----                   ---            -------------

Colin Dyne                  44             Chief Executive Officer, and Director
Darryn Barber               32             Chief Financial Officer
Thomas Nields               42             Chief Operating Officer
Dean Oakey                  49             Director
Susan White                 57             Director
Troy Carter                 34             Director
Kenneth Wengrod             57             Director

         COLIN DYNE became our Chief Executive Officer and a director of the company on May 21, 2007. Colin Dyne is a significant stockholder of the company, and has served as a consultant to the company since December 2005, advising on strategic sales initiatives. Mr. Dyne also serves as Vice Chairman of the Board of Directors of Tag-It Pacific, Inc. (AMEX: TAG), owner of Talon(TM) zippers and a full service trim management supplier for manufacturers of fashion apparel. Mr. Dyne founded Tag-It, Inc., a subsidiary of Tag-It Pacific, in 1991. Mr. Dyne served as Tag-It Pacific's President from inception and as its Chief Executive Officer from 1997 to 2005.

         DARRYN BARBER has served as our Chief Financial Officer since November 22, 2005. Prior to joining us, Mr. Barber spent five years as a senior associate at Europlay Capital Advisors, LLC and its affiliates. Mr. Barber has been successful in evaluating, developing, and operating businesses in the entertainment and technology fields. Mr. Barber was responsible for preparing business models, financial planning, evaluating and valuing businesses, providing corporate and strategic advice and preparing businesses for strategic transactions. Mr. Barber brings over 10 years experience in owning and operating businesses. Prior to Europlay Capital Advisors, Mr. Barber was Director of Operations of Trademark Cosmetics, a private label cosmetic manufacturing company. Mr. Barber earned an MBA from California State University Northridge and a BA in business economics from the University of California Santa Barbara.

         THOMAS NIELDS has served as our Chief Operating Officer since November 8, 2006. Prior to joining us, Mr. Nields held various positions at Tag-It
Pacific, Inc., a full service trim management supplier for manufacturers of fashion apparel, from November 1994 to October 2006. These positions included Director of Global Operations, President of Talon, Inc. (a wholly-owned subsidiary of Tag-It Pacific, Inc.) and Vice President of Production. During his employment with Tag-It, Mr. Nields was responsible for implementing and managing production facilities in eight countries including the U.S., Mexico and Hong Kong.

         DEAN OAKEY has served as a director since November 22, 2005. From June 1997 to present, Mr. Oakey has served as the Managing Director of Corporate Finance and Capital Markets at Sanders Morris Harris, Inc., an investment banking firm. In this capacity, Mr. Oakey has been responsible for business development and management duties, with a focus on the apparel industry.

         SUSAN WHITE joined our Board of Directors on May 21, 2007. Ms. White has served as Chief Executive Officer and President of Brand Identity Solutions, LLC, a branding, marketing and licensing consulting company, since 1987. Ms.

White also is the CEO and president of Whitespeed, LLC, an internet design, branding and marketing company. Ms. White serves on the Board of Directors of Tag-It Pacific, Inc. (AMEX: TAG), owner of Talon(TM) zippers and a full service trim management supplier for manufacturers of fashion apparel. Ms. White also previously served as Director of Marketing and Advertising Worldwide for Warnaco from November 1997 through August 1999.

         TROY CARTER joined our Board of Directors on May 21, 2007. Mr. Carter is the Founder, Chairman and CEO of the urban talent management and full-service film and television production entity, The Coalition, Inc. Mr. Carter has managed and built careers for some of the hottest acts on the urban scene including hip-hop artists Eve, Beanie Siegel, and Fat Joe and hot newcomer acts such as Ya Boy. Prior to establishing The Coalition, Mr. Carter was the co-founder of Erving Wonder, a management firm purchased by Sanctuary Group UK, the largest urban talent manager in the world with clients including Beyonce, Destiny's Child, Nelly, Eve and D-12. Mr. Carter began his entertainment industry career at Bad Boy Records working for Sean "Diddy" Combs and also at Overbrook Entertainment, Will Smith's management/production company.

         KENNETH WENGROD joined our Board of Directors on September 21, 2007. Mr. Wengrod currently serves as President of FTC Commercial Corp., a company which he founded in 2002 ("FTC") and in which he continues to hold a minority equity position. FTC is a global finance commercial service company primarily focused in the apparel industry. From 1996 to 2002, Mr. Wengrod was the Chief Financial Officer and General Manager of Meridian Textiles f/k/a Mark Fabrics where he was responsible for the operations of the multi-million dollar fabric converting company. Prior to joining Meridian Textiles, Mr. Wengrod was the Chief Operating Officer of Rampage Clothing Co. from 1992 to 1995, and was a Senior Vice President of Barclays Commercial Corp. from 1987 to 1992. Mr. Wengrod holds a Bachelor of Science degree in Economics from Northeastern University.

         During the past five years, none of our executive officers or directors has had any bankruptcy petition filed by or against any business of which such officer or director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. Also, during the past five years, none of our executive officers or directors have been convicted in a criminal proceeding or are subject to a pending criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities, or banking activities, nor have they been found by a court of competent jurisdiction (in a civil action), the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, which judgment has not been reversed, suspended, or vacated.

DIRECTOR INDEPENDENCE

         Our board of directors currently consists of five members: Colin Dyne (our Chief Executive Officer), Dean Oakey, Susan White, Troy Carter and Kenneth Wengrod. Each of Colin Dyne, Dean Oakey, Susan White and Troy Carter were elected at a meeting of shareholders and will serve until our next annual meeting or until his or her successor is duly elected and qualified. Kenneth Wengrod was appointed to our Board of Directors by the Board on September 21, 2007 to fill a vacancy created upon the expansion in the size of our Board from five directors to six directors on the same date. Mr. Wengrod will serve until our next annual meeting or until his successor is duly elected and qualified.

         We do not have a separately designated audit, compensation or nominating committee of our board of directors and the functions customarily delegated to these committees are performed by our full board of directors. We are not a "listed company" under SEC rules and are therefore not required to have separate committees comprised of independent directors. We have, however, determined that neither Mr. Wengrod nor Mr. Oakey is "independent" as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market. In addition, we have determined that Mr. Carter and Susan White are "independent" in accordance with the aforementioned definition. As we do not maintain an audit committee, we do not have an audit committee "financial expert" within the meaning of Item 401(d) of Regulation S-B.

         We intend to establish an audit committee, compensation committee, and nominating and corporate governance committee following the expansion of our board to include at least three directors who are independent under the applicable rules of the SEC and NASDAQ.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning all compensation paid to our Chief Executive Officer, Chief Financial Officer and President (our "Named Executive Officers") for services rendered during our fiscal year ended December 31, 2006.

                                                                                          All Other
   Name and Principal                                                  Option Awards     Compensation
        Position               Year          Salary          Bonus          (1)               (5)             Total
-------------------------- -------------- -------------- ------------- --------------- ----------------- -------------
Daniel Guez                    2006         $300,000       $175,000        $      0        $ 22,182          $497,182
  Chief Executive
  Officer(2)
-------------------------- -------------- -------------- ------------- --------------- ----------------- -------------
Darryn Barber                  2006         $203,278       $ 40,000        $ 87,771        $      0          $331,049
  Chief Financial
  Officer(3)
-------------------------- -------------- -------------- ------------- --------------- ----------------- -------------
Edward Houston                 2006         $131,591       $ 25,000        $103,239        $  8,000          $267,830
  President(4)
-------------------------- -------------- -------------- ------------- --------------- ----------------- -------------

(1) Assumptions relating to the estimated fair value of stock options granted to Darryn Barber, which we are accounting for in accordance with SFAS 123(R) are as follows: risk-free interest rate of 5.1%; expected dividend yield 0%; expected option life of 5.1 years; and volatility of 60.3%. Assumptions relating to the estimated fair value of stock options granted to Edward Houston, which we are accounting for in accordance with SFAS 123(R) are as follows: risk-free interest rate of 5.0%; expected dividend yield 0%; expected option life of 6.0 years; and volatility of 60.3%. Please see Note 2 to our financial statements for the years ended December 31, 2006 and December 31, 2005 for a further discussion of our assumptions relating to the estimated fair value of these stock options.
(2) Mr. Guez became our President and Chief Executive Officer on November 22, 2005 in connection with the consummation of an exchange transaction with Versatile Entertainment, Inc., a California corporation, and Bella Rose, LLC, a California limited liability company. On October 2, 2007, Mr. Guez resigned from his position with the company to pursue other opportunities. In connection with Mr. Guez's resignation, we entered into a Separation Agreement with Mr. Guez, the terms of which are described below.
(3)  Mr. Barber  became our Chief  Financial  Officer on November 22, 2005.  Mr.
     Barber is subject to an employment agreement the terms of which are described hereafter. Mr. Barber was granted an option to purchase 300,000 shares of our common stock at a per share price of $1.25, which option terminates on July 7, 2016 and is now fully vested.
(4) Mr. Houston was named our President effective July 20, 2006. Mr. Houston was granted an option to purchase 1,000,000 shares of our common stock at a per share price of $1.25, which option terminates on July 31, 2016. These options vested and become exercisable in quarterly installments of 83,333 shares each, with the first installment vesting on October 1, 2006, and on the first day of each fiscal quarter thereafter. On June 7, 2007, we terminated the employment of Mr. Houston. At the time of Mr. Houston's termination, options to purchase 249,999shares of our common stock were fully vested, and the remainder of the options granted to Mr. Houston were cancelled. Prior to his termination, Mr. Houston was subject to an employment agreement the terms of which are described hereafter.
(5) Other compensation indicated in the above table consists of car expenses and allowances.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

         We compensate our executive officers through a combination of a base salary, a cash bonus, and options to purchase shares of our common stock. In addition, we provide other perquisites to some of our executive officers, which in 2006 consisted exclusively of car expenses and allowances. The bonuses paid to our executive officers in 2006 were determined by our Board of Directors, and were based on the performance of the executive officer and the company. We do not have a formal plan for determining the compensation of our executive officers. Instead, each executive officer negotiates their respective employment agreement with us.

         All agreements with our named executive officers that provide for payments to such named executive officers at, following or in connection with the resignation, retirement or other termination of such named executive officers, or a change in control of our company or a change in the responsibilities of such named executive officers following a change in control are set forth in the following description of their respective employment agreements.

EMPLOYMENT CONTRACTS

     COLIN DYNE

         On May 21, 2007, our Board of Directors appointed Colin Dyne as our Chief Executive Officer and Co-Chairman of the Board of Directors. Mr. Dyne receives an annual salary of $200,000, payable in accordance with our standard payroll practices, and an auto allowance of $1,200 per month.

     DANIEL GUEZ

         On October 2, 2007, Daniel Guez, who was serving as our Creative Director, resigned from his position with us. In connection with Mr. Guez's resignation, we entered into a separation agreement and mutual release with Mr. Guez. The separation agreement provides that the certain amended and restated employment agreement dated June 19, 2007 between us and Mr. Guez (which is further described below) is terminated and of no further force or effect, and that except as provided in the separation agreement, all responsibilities, duties and obligations of Mr. Guez to us and of us to Mr. Guez under the employment agreement are terminated and of no further force or effect.

         The separation agreement provides that we will pay Mr. Guez three months of his base salary of $16,667 per month, and three months of his automobile allowance of $1,200 per month. In addition, Mr. Guez and his eligible family members will continue to receive medical benefits for a period of twelve months from the date of his resignation. The separation agreement also provides that, prior to November 30, 2007, Mr. Guez will not sell or otherwise dispose of any shares of our common stock beneficially owned by him. In addition, Mr. Guez has granted us a right of first refusal to purchase any of his shares of common stock if he intends to sell in a public sale prior to the earlier of January 31, 2008 and the date when Mr. Guez beneficially owns less than 10% of our common stock then issued and outstanding.

     AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH DANIEL GUEZ

         On May 21, 2007, Daniel Guez resigned as our Chief Executive Officer. On June 19, 2007, the Company entered into an Amended and Restated Employment Agreement with Daniel Guez, which amended and restated the employment agreement entered into between us and Mr. Guez on January 12, 2007, as modified and supplemented by that certain addendum entered into as of May 21, 2007. Pursuant to the Amended and Restated Employment Agreement, Mr. Guez served as the Co-Chairman of our Board of Directors (until his resignation from this position on October 12, 2007), and continued to serve as our Creative Director. The Amended and Restated Employment Agreement was for an initial term of three years beginning January 12, 2007 and was to be automatically extended for additional one year terms unless we or Mr. Guez elected not to extend the term of the Amended and Restated Employment Agreement. Under the Amended and Restated Employment Agreement, Mr. Guez received the following compensation effective July 1, 2007:

         o        Base  salary  of  $200,000   per  annum,   subject  to  upward
                  adjustment;

         o        Automobile  allowance  of  $1,200  per  month,   inclusive  of
                  insurance, gas, and maintenance on Mr. Guez's vehicle.

         The agreement provided that if during the employment period we terminated Mr. Guez's employment without cause or if Mr. Guez terminated his employment for good reason, Mr. Guez would be paid $600,000 in severance. Alternatively, if we failed to extend the period of the employment period as provided above, and at any time within six months following expiration of the employment period, we terminated Mr. Guez's employment without cause or Mr. Guez terminated his employment for good reason or without good reason, Mr. Guez would be paid $300,000 in severance. In addition to the applicable severance amount payable to Mr. Guez as provided above, if Mr. Guez's employment was terminated for any of the reasons set forth in this paragraph, the employment agreement provided that all of Mr. Guez's outstanding stock options, restricted stock and other equity awards would accelerate and become fully vested on the date of termination.

         The employment agreement also provided that if Mr. Guez's employment was terminated by reason of his death or disability during the employment period, Mr. Guez, his estate or beneficiaries, as applicable, would be entitled to be paid a lump sum payment of $400,000, and all outstanding stock options, restricted stock and other equity awards granted to Mr. Guez would accelerate and become fully vested on the date of termination. In addition, the employment agreement provided that for a period of 18 months following the date of termination, the Company would continue to provide Mr. Guez and his eligible family members with group health insurance coverage. The Amended and Restated Employment Agreement did not include any contractual bonus provisions.

     ORIGINAL EMPLOYMENT AGREEMENT WITH MR. GUEZ

         Mr. Guez's original employment agreement with us entered into on January 12, 2007, provided that Mr. Guez would serve as our Chief Executive Officer and/or Creative Director, and Chairman of our Board of Directors. The agreement was for the same duration as the amended and restated employment agreement described above. However, under the original agreement, Mr. Guez received the following compensation:

         o        Base  salary  of  $400,000   per  annum,   subject  to  upward
                  adjustment;

         o Annual performance bonus in the amount equal to the sum of (i) ten percent (10%) of the first three million dollars ($3,000,000) of the Company's consolidated EBITDA for such fiscal year, and (ii) five percent (5%) of the amount of the Company's consolidated EBITDA, if any, in excess of three million dollars ($3,000,000) for such fiscal year; and

         o        Automobile and related expense allowance of $2,300 per month.

         The original employment agreement provided that if during the employment period, (a) we terminated Mr. Guez's employment without cause or if Mr. Guez terminated his employment for good reason, or (b) if (i) we failed to extend the period of the employment period as provided in the contract, and (ii) at any time within six months following expiration of the employment period, we terminated Mr. Guez's employment without cause or Mr. Guez terminated his employment for good reason or without good reason, Mr. Guez would be paid severance in an amount equal to one and one-half times the sum of Mr. Guez's base salary in effect on the date of termination plus the average annual bonus received by Mr. Guez for the two complete fiscal years immediately prior to the termination date, and all of his outstanding stock options, restricted stock and other equity awards would accelerate and become fully vested on the date of termination. The original employment agreement provided that if Mr. Guez's employment was terminated by reason of his death or disability during the employment period, Mr. Guez, his estate or beneficiaries, as applicable, would be entitled to be paid a lump sum payment of one-hundred percent (100%) of Mr.

Guez's then current annual base salary, and all outstanding stock options, restricted stock and other equity awards granted to Mr. Guez would accelerate and become fully vested on the date of termination. In addition, the original employment provided that for a period of 18 months following the date of termination, the Company would continue to provide Mr. Guez and his eligible family members with group health insurance coverage. Mr. Guez's annual bonus amounted to $175,000 for the year ended December 31, 2006.

         EDWARD HOUSTON

         In connection with the restructuring of its senior management positions, we eliminated the position of President. As a consequence, on June 7, 2007, we terminated the employment of Edward Houston, who served as our President. Pursuant to the terms of an employment agreement with Mr. Houston entered into on July 13, 2006, Mr. Houston was employed on an "at will" basis and received an annual salary of $300,000. In addition to his base salary, Mr. Houston during the term of his employment was also eligible to participate in our Management Incentive Program pursuant to which we would set aside during each fiscal year for payment to Mr. Houston an amount equal to three percent (3%) of our earnings before interest and taxes for such fiscal year. In accordance with the terms of his employment agreement, we will pay Mr. Houston severance in the amount of $150,000 in equal bi-monthly installments over a six-month period. A total of $154,500, including expenses, was charged to general and administrative expense in June 2007 as a result of this severance liability. Pursuant to the terms of his employment agreement, Mr. Houston was also granted a non-qualified stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $1.25. On the date of his termination, Mr. Houston held options to purchase 249,999 shares of our common stock which were fully vested, and his remaining options to purchase 750,001 shares of our common stock were cancelled.

     DARRYN BARBER

         On January 3, 2006, the Company entered into an employment agreement with Darryn Barber pursuant to which he served as the Company's Chief Financial Officer and Chief Operating Officer. The agreement is for a term of 2 years commencing as of November 22, 2005 and terminating on November 21, 2007. Mr. Barber received a base salary of $212,000 in the first year of his appointment, and was to receive a base salary of $232,000 during the second year of his contract. On June 5, 2007, in connection with a restructuring of senior management, the company and Mr. Barber agreed to reduce the base salary of Mr. Barber to 200,000 per annum beginning June 5, 2007. In addition to his base salary, Mr. Barber will receive an annual bonus of not less than $25,000 and no more than $100,000 based on objectives determined by our Board of Directors. On July 7, 2006, in accordance with his employment agreement, Mr. Barber was granted a stock option to purchase 300,000 shares of our common stock at an exercise price of $1.25 per share which is now fully vested. In the event Mr. Barber is terminated without cause, we shall continue to pay Mr. Barber's then current base salary for the remaining term of the agreement, without regard to any employment of Mr. Barber by a third party.

         On November 8, 2006, the company and Darryn Barber entered into an amendment to his employment agreement. Pursuant to the amendment, Mr. Barber resigned from his position as Chief Operating Officer of the Company, effective the same date. Mr. Barber will continue to serve us as our Chief Financial Officer. The amendment also extends the exercise period of Mr. Barber's option to purchase 300,000 shares of our common stock to a period of one year following termination of Mr. Barber's service with us for any reason other than for cause (as defined in the employment agreement). Previously, Mr. Barber's option was to remain exercisable for a period of at least six months following termination of his service with us for any reason other than for cause. Mr. Barber's annual bonus amounted to $40,000 for the year ended December 31, 2006.

         On June 5, 2007, our Board of Directors approved an award to Darryn Barber of options to purchase 150,000 shares of our common stock. The options have an exercise price of $0.46 per share, the closing price of our common stock on the Over-The-Counter Bulletin Board on the date of the award, are fully vested, and have a term of ten years.

         On August 7, 2007, our Board of Directors approved an award to Darryn Barber of options to purchase 100,000 shares of our common stock. The options have an exercise price of $0.38 per share, the closing price of our common stock on the Over-The-Counter Bulletin Board on the date of the award, and have a term of ten years. 50% of the options vested on August 1, 2008, and the remaining 50% shall vest in equal monthly installments thereafter through August 1, 2009.

         On November 14, 2007, our Board of Directors approved an award to Darryn Barber of options to purchase 450,000 shares of our common stock. The options have an exercise price of $0.50 per share, the closing price of our common stock on the Over-The-Counter Bulletin Board on the date of the award, and have a term of ten years. The options vest in quarterly installments of 45,000 beginning February 14, 2008 through May 14, 2010.

     THOMAS NIELDS

         On November 8, 2006, Thomas Nields was appointed our Chief Operating Officer, effective immediately. Pursuant to an oral agreement between us and Mr. Nields, Mr. Nields was to be paid an annual salary of $250,000, and a discretionary bonus to be determined annually by our Board of Directors or Compensation Committee. On June 5, 2007, in connection with a restructuring of senior management, the company and Mr. Nields agreed to reduce the base salary of Mr. Nields to 200,000 per annum beginning June 5, 2007.

         On June 5, 2007, our Board of Directors approved an award to Thomas Nields of options to purchase 150,000 shares of our common stock. The options have an exercise price of $0.46 per share, the closing price of our common stock on the Over-The-Counter Bulletin Board on the date of the award, are fully vested, and have a term of ten years.

         On August 7, 2007, our Board of Directors approved an award to Thomas Nields of options to purchase 100,000 shares of our common stock. The options have an exercise price of $0.38 per share, the closing price of our common stock on the Over-The-Counter Bulletin Board on the date of the award, and have a term of ten years. 50% of the options vested on August 1, 2008, and the remaining 50% shall vest in equal monthly installments thereafter through August 1, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

         The following table presents information regarding outstanding options held by our named executive officers as of the end of our fiscal year ended December 31, 2006. None of the named executive officers exercised options during the fiscal year ended December 31, 2006.

                                 Number of Securities Underlying
                                     Unexercised Options (#)
-------------------------- -------------------------------------------- ---------------------- ----------------------
          Name                 Exercisable           Unexercisable         Option Exercise       Option Expiration
                                                                              Price ($)                Date
-------------------------- --------------------- ---------------------- ---------------------- ----------------------
Daniel Guez                         --                    --                     --                      --

-------------------------- --------------------- ---------------------- ---------------------- ----------------------
Darryn Barber (1)              300,000 (1)                --                    $1.25              July 7, 2016

-------------------------- --------------------- ---------------------- ---------------------- ----------------------
Edward Houston (2)              83,333 (2)           916,667 (2)                $1.25              July 31, 2016

-------------------------- --------------------- ---------------------- ---------------------- ----------------------

(1) On July 7, 2006, Mr. Barber was granted an option to purchase 300,000 shares of our common stock at a per share exercise price of $1.25. As of December 31, 2006, this option was fully vested.
(2) On July 31, 2006, Mr. Houston was granted an option to purchase 1,000,000 shares of our common stock at a per share exercise price of $1.25. This option terminates on July 31, 2016 and vested in twelve equal quarterly installments beginning October 2006. On June 7, 2007, Mr. Houston's employment with us was terminated. At the time of his termination, Mr Houston held options to purchase 249,999 shares of our common stock, which were fully vested. The remaining 750,001 options granted to Mr. Houston which had not vested at the time of his termination were cancelled.

DIRECTOR COMPENSATION

         The following table presents information regarding compensation paid to our non-employee directors for our fiscal year ended December 31, 2006.

------------------------- ----------------------- ----------------------- --------------------- ----------------------
                            Fees Earned or Paid                                 All Other
          Name                   in Cash             Option Awards (3)        Compensation              Total
------------------------- ----------------------- ----------------------- --------------------- ----------------------
Dean Oakey (1)                   $10,000                 $14,724                   --                  $24,724

------------------------- ----------------------- ----------------------- --------------------- ----------------------
Kevin Keating (2)                $10,000                 $14,724                   --                  $24,724

------------------------- ----------------------- ----------------------- --------------------- ----------------------

(1) On June 22, 2006, Mr. Oakey was granted an option to purchase 36,000 shares of our common stock at a per share exercise price of $1.25. This option vested 18,000 shares on the date of grant and vested 1,500 shares monthly thereafter through July 2007. This option terminates on June 22, 2016. Mr. Oakey did not exercise any of his option awards during the fiscal year ended December 31, 2006.
(2) On June 22, 2006, Mr. Keating was granted an option to purchase 36,000 shares of our common stock at a per share exercise price of $1.25. This option vested 18,000 shares on the date of grant and vested 1,500 shares monthly thereafter through July 2007. This option terminates on June 22, 2016. Mr. Keating did not exercise any of his option awards during the fiscal year ended December 31, 2006. On May 21, 2007, Mr. Keating resigned from our Board of Directors. At the time of his resignation, options to purchase 33,000 shares of our common stock had vested, and the remaining unvested options to purchase 3,000 shares were cancelled.
(3) Assumptions relating to the estimated fair value of these stock options, which we are accounting for in accordance with SFAS 123(R) are as follows: risk-free interest rate of 5.2%; expected dividend yield 0%; expected option life of 5.3 years; and volatility of 60.3%. Please see Note 2 to our financial statements for the years ended December 31, 2006 and December 31, 2005 for further discussion of our assumptions relating to the estimated fair value of these stock options.

         We currently pay non-employee directors an annual fee of $10,000. In June 2006, our non-employee directors, Mr. Keating and Mr. Oakey, also received 36,000 options each to purchase shares of our common stock and $10,000 each in payment for service on the Board of directors from July 2006 through June 2007. Our directors are also reimbursed for travel expenses associated with attendance at Board meetings. There were no reimbursements for travel expenses for the fiscal year ended December 31, 2006.

     RECENT OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

         On July 6, 2007, we granted to each of Susan White, Dean Oakey and Troy Carter options to purchase 24,000 shares of our common stock at a per share exercise price of $0.31. The options to Ms. White, Mr. Oakey and Mr. Carter vested 12,000 shares on the date of grant, and vest 1,000 shares monthly thereafter on each monthly anniversary of the grant date for a period of one year. These options terminate on July 5, 2017.

         On September 21, 2007, we granted to Kenneth Wengrod options to purchase 24,000 shares of our common stock at a per share exercise price of $0.50. The options to Mr. Wengrod vested 12,000 shares on the date of grant, and vest 1,000 shares monthly thereafter on each monthly anniversary of the grant date for a period of one year. These options terminate on September 20, 2017.

2005 STOCK INCENTIVE PLAN

         Our 2005 Stock Incentive Plan was adopted on November 23, 2005 and became effective on January 5, 2006. A total of 3,500,000 shares of common stock have been reserved for issuance upon exercise of awards granted under the 2005 Stock Incentive Plan. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2005 Stock Incentive Plan.

         Our 2005 Stock Incentive Plan will terminate after 10 years from the date on which our board approved the plan, unless it is terminated earlier by our board. The plan authorizes the award of stock options and stock purchase grants.

         Our 2005 Stock Incentive Plan is administered by our full board of directors. To the extent we expand our board of directors, we intend to form a compensation committee, all of the members of which will be independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Following its formation, the compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

         Our 2005 Stock Incentive Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to employees of ours or any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, officers, directors, consultants, independent contractors and advisors of ours or any parent or subsidiary of ours. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options will be determined by our compensation committee when the options are granted.

         In general, options will vest over a four-year period. The term of options granted under our 2005 Stock Incentive Plan may not exceed 10 years.

         Awards granted under our 2005 Stock Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise restricted by our compensation committee, nonqualified stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative or a family member of the optionee who has acquired the option by a permitted transfer. Incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our 2005 Stock Incentive Plan generally may be exercised for a period of three months after the termination of the optionee's service with us or any parent or subsidiary of ours. Options will generally terminate immediately upon termination of employment for cause.

         The purchase price for restricted stock will be determined by our board of directors or compensation committee, as applicable, at the time of grant. Stock bonuses may be issued for past services or may be awarded upon the completion of services or performance goals.

         If we are subject to a sale, merger, consolidation, reorganization, liquidation or change in control, our Board of Directors may take actions which include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on rights so as to provide for earlier, later, extended or additional time for exercise and other modifications. In addition, the Board of Directors may take such actions with respect to all participants, to certain categories of participants or only to individual participants in the plan. Moreover, the Board of Directors may take such action before or after granting rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

         Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

         o any breach of their duty of loyalty to the corporation or its stockholders;

         o        acts  or  omissions   not  in  good  faith  or  which  involve
                  intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         o any transaction from which the director derived an improper personal benefit.

         Article Fifth, paragraph D of our articles of incorporation states that no director shall have personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, the provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporations law, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article IX, Section 1 of our bylaws states that we shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the company, or is or was serving at the request of the company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by our stockholders.

         In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current officers and directors. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

         A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The selling security holders may offer and sell, from time to time, any or all of the shares of common stock held by them. Because the selling security holders may offer all or only some portion of the 1,460,000 shares of common stock to be registered, we cannot estimate how many shares of common stock the selling security holders may hold upon termination of the offering, nor can we express, as a percentage, how this number of shares will relate to the total number of shares that we will have outstanding at that time.

         The following table presents information regarding the beneficial ownership of our common stock as of November 8, 2007, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by:

         o        each of the executive officers;

         o        each of our directors;

         o        all of our directors and executive officers as a group;

         o each shareholder known by us to be the beneficial owner of more than 5% of our common stock; and

         o        each of the selling shareholders.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants from the company that are currently exercisable or exercisable within 60 days of November 8, 2007 are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         The information presented in this table is based on 36,002,563 shares of our common stock outstanding on November 8, 2007. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o People's Liberation, Inc., 150 West Jefferson Boulevard, Los Angeles, California 90007.

                                           NUMBER OF SHARES                           NUMBER OF SHARES
                                          BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                          PRIOR TO OFFERING                            AFTER OFFERING
                                      -------------------------                  -------------------------
                                                     PERCENTAGE     NUMBER OF                   PERCENTAGE
                                                     OF SHARES    SHARES BEING                  OF SHARES
NAME OF BENEFICIAL OWNER                 NUMBER     OUTSTANDING      OFFERED        NUMBER     OUTSTANDING
-----------------------------------   -----------   -----------    -----------   -----------   -----------
EXECUTIVE OFFICERS AND DIRECTORS:
Colin Dyne (1) ....................     7,731,560          21.5%             0     7,731,560          21.5%
Darryn Barber (2) .................       582,560           1.6%             0       582,560           1.6%
Susan White (3) ...................        18,000             *              0        18,000             *
Thomas Nields (4) .................       477,524           1.3%       160,000       317,524             *
Dean Oakey (5) ....................       425,983           1.2%             0       425,983           1.2%
Troy Carter (6) ...................        18,000             *              0        18,000             *
Kenneth Wengrod (7) ...............        15,000             *              0        15,000             *
All directors and executive
  officers as a group (8) .........     9,268,627          25.0%       160,000     9,108,627          24.6%

5% Shareholders:
Daniel Guez (9) ...................    14,198,387          31.1%             0    14,198,387          31.1%
MicroCapital Fund LP and
  MicroCapital Fund Ltd (10) ......     2,800,000           7.7%             0     2,800,000           7.7%

Other Selling Shareholders:
Akil Trust (11) ...................       200,000             *        200,000          --            --
Europlay Capital Advisors, LLC (12)       241,666             *        450,000          --            --
Unifa Gmbh (13) ...................       500,000           1.4%       500,000          --            --
William Rast Enterprises (14) .....       721,429           2.0%       150,000       571,429           1.6%

----------------
*  Less than 1%

(1) Consists of 7,731,560 shares of common stock. Mr. Dyne's address is 6205 Busch Drive, Malibu, CA 90265.

(2) Consists of 132,560 shares of common stock and options to purchase 450,000 shares of common stock.

(3)      Consists of options to purchase 18,000 shares of common stock.

(4) Consists of 290,024 shares of common stock and options to purchase 187,500 shares of common stock.

(5) Consists of 93,483 shares of common stock, warrants to purchase 278,500 shares of common stock, and options to purchase 54,000 shares of common stock.

(6)      Consists of options to purchase 18,000 shares of common stock.

(7)      Consists of options to purchase 15,000 shares of common stock.

(8) Consists of 8,247,627 shares of common stock, warrants to purchase 278,500 shares of common stock, and options to purchase 742,500 shares of common stock

(9) Consists of 13,098,387 shares of common stock beneficially held by Mr. Guez and 1,100,000 shares of common stock held by Daniel S. Guez as Custodian for Isabella Guez UTMA of CA. The address of Mr. Guez is 9000 Sunset Boulevard, Penthouse, West Hollywood, CA 90069.

(10) Consists of 1,333,600 shares of common stock and warrants to purchase 533,440 shares of common stock at an exercise price of $2.00 owned by Microcapital Fund LP and 666,400 shares of common stock and warrants to purchase 266,560 shares of common stock at an exercise price of $2.00 owned by Microcapital Fund Ltd. Ian P. Ellis, the general partner of MicroCapital Fund LP and the President of Advisor, and Director of Fund of Microcapital Fund Ltd. exercises voting and investment authority over the shares held by these selling stockholders. The address of each of Microcapital Fund LP and Microcapital Fund Ltd. is 623 Fifth Avenue, Suite 2502, New York, New York 10022.

(11) Consists of 200,000 shares of common stock. Andreas Kurz, as trustee of the Akil Trust, exercises voting and investment authority over the shares held by this selling stockholder.

(12) Consists of 200,000 shares of common stock and a warrant to purchase 250,000 shares of common stock at an exercise price of $0.50 per shares, of which 41,666 shares are exercisable within 60 days of November 8, 2007. Joseph M. Miller, one of the Managing Directors of Europlay Capital Advisors, LLC, exercises voting and dispositive power over these shares. Mr. Miller disclaims beneficial ownership of the shares of common stock beneficially owned by Europlay Capital Advisors, LLC, except to the extent of his pecuniary interests therein.

(13) Consists of 500,000 shares of common stock. Reinhard Haase, as the Chief Executive Officer of Unifa Gmbh, exercises voting and investment authority over the shares held by this selling stockholder.

(14) Consists of 571,429 shares of common stock and a warrant to purchase 150,000 shares of our common stock at an exercise price of $0.40 per share. Justin Timberlake, as a Manager of William Rast Enterprises, LLC, exercises voting and investment authority over the shares held by this selling stockholder.

                     TRANSACTIONS WITH SELLING SHAREHOLDERS

         On September 28, 2007, we sold an aggregate of 900,000 shares of our common stock, par value $0.001 per share, at $0.50 per share, for gross proceeds of $450,000 to Akil Trust, Unifa Gmbh, and Europlay Capital Advisors in a private placement. On November 2, 2007, also in a private placement, we sold an additional 160,000 shares of our common stock at a purchase price of $0.50 per share for gross proceeds of $80,000 to Thomas Nields, our Chief Operating Officer. In connection with the offerings, we agreed to file this registration statement covering the resale of 1,060,000 shares of our common stock sold in the offerings.

         Pursuant to distribution agreements entered into with Unifa Gmbh, Unifa exclusively distributes People's Liberation and William Rast brand products In Germany, Switzerland and Austria.

         We also have a relationship with Andreas Kurz, a trustee of the Akil Trust, as a result of our consulting agreement with Akari Enterprises, LLC ("Akari Enterprises") which was entered into on February 1, 2007. Akari Enterprises is a firm formed and controlled by Andreas Kurz which specializes in international expansion, licensing, retailing and branding for apparel companies. Akari Enterprises is responsible for negotiating exclusive distribution agreements with distributors outside of the United States and manages People's Liberation and William Rast's current international distribution relationships.

         In connection with a consulting agreement entered into with Europlay Capital Advisors, LLC, pursuant to which Europlay will be our exclusive financial advisor to raise capital and provide other advisory and investment banking services to us for a period of one year, on October 1, 2007 we issued to Europlay a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vests over the term of the consulting agreement and has a term of five years. The shares of common stock underlying the warrant issued to Europlay are being registered for resale under the prospectus.

         On November 13, 2007, we issued a warrant to purchase 150,000 shares of our common stock to William Rast Enterprises, LLC. The warrant has an exercise price of $0.40, vests immediately, and has a term of five years. The shares of common stock underlying the warrant issued to William Rast Enterprises are being registered for resale under the prospectus. As described on pages 15-16 of this prospectus, William Rast Sourcing, LLC ("William Rast Sourcing") and William Rast Licensing, LLC ("William Rast Licensing"), both California limited liability companies are owned 50% by Bella Rose, our wholly owned subsidiary, and 50% by William Rast Enterprises, LLC, an entity owned in part by Justin Timberlake.

                           RELATED PARTY TRANSACTIONS

         Other than the employment arrangements described above in "Executive Compensation" and the transactions described below, since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o in which the amount involved exceeds the lessor of $120,000 or 1% of the average of our assets at year-end for the last three completed fiscal years; and

         o in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

         Colin Dyne became our Chief Executive Officer and a director of the company on May 21, 2007. Colin Dyne is a significant stockholder of the company, and has served as a consultant to the company since December 2005, advising on strategic sales initiatives. The Company paid $259,000 and $10,000 in consulting fees to Mr. Dyne during the years ended December 31, 2006 and 2005.

         Mr. Dyne also serves as Vice Chairman of the Board of Directors of Tag-It Pacific, Inc. (AMEX: TAG), owner of Talon(TM) zippers and a full service trim management supplier for manufacturers of fashion apparel. Mr. Dyne founded Tag-It, Inc., a subsidiary of Tag-It Pacific, in 1991. Mr. Dyne served as Tag-It Pacific's President from inception and as its Chief Executive Officer from 1997 to 2005.

         During 2004, Tag-It Pacific, Inc. loaned an aggregate of $293,989 to Versatile Entertainment, Inc., which loan was unsecured, and due on demand. On May 16, 2005, the then outstanding balance of $300,000 due to Tag-It Pacific, Inc. was repaid with borrowings from an unrelated entity. On May 16, 2005, Mr. Dyne, the then CEO of Tag-It Pacific, Inc., assumed Versatile's obligation to the unrelated entity in exchange for the issuance of 45 shares of Versatile's common stock. After giving 9.546 shares of his Versatile common stock to various parties, the remaining 35.454 shares of common stock held by Mr. Dyne were exchanged for 775,294.3 shares of our series A convertible preferred stock on November 22, 2005, the closing of the exchange transaction with Versatile Entertainment and Bella Rose. During the years ended December 31, 2006 and 2005, we purchased trim products from Tag-It Pacific, Inc. amounting to approximately $152,000 and $75,000, respectively.

         On November 23, 2005, we received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. In conjunction with the private placement transaction, we issued warrants to purchase an aggregate of 625,000 shares of common stock to Sanders Morris Harris, Inc., the placement agent, and its employees Dean Oakey and Jonah Sulak. Dean Oakey, who received 262,500 of the placement agent warrants, became a director of the company upon completion of the exchange transaction with Versatile Entertainment, Inc. and Bella Rose, LLC on November 22, 2005. The warrants are fully vested and have a per share exercise price of $1.25. From June 1997 to the present date, Mr. Oakey has served as the Managing Director of Corporate Finance and Capital Markets at Sanders Morris Harris, Inc.

         Kenneth Wengrod, a member of our Board of Directors, currently serves as President of FTC Commercial Corp., a company which he founded in 2002 and in which he continues to hold a minority equity position. We are party to various factoring agreements with FTC. Pursuant to the terms of our factoring agreements with FTC, the factor purchases our eligible accounts receivable and assumes the credit risk with respect to those accounts for which the factor has given its prior approval. If the factor does not assume the credit risk for a receivable, the collection risk associated with the receivable remains with us. We pay a


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


fixed commission rate and may borrow up to 85% of eligible accounts receivable. Interest is charged at prime plus 1%. As of September 30, 2007, total factored accounts receivable included in due from factor amounted to approximately $2,973,000. Outstanding advances as of September 30, 2007 amounted to approximately $906,000, and are included in the due from factor balance. On October 1, 2006, we increased our borrowing capacity under our factoring agreements to include inventory financing agreements pursuant to which we may borrow up to 50% of our eligible inventory (as defined in the agreement), up to a maximum of $1 million. On October 23, 2007, our borrowing availability under our inventory financing agreement was increased to a maximum of $1.3 million. Interest is charged at prime plus 1%. As of September 30, 2007, there were no outstanding borrowings under these inventory financing agreements.

         We are party to a consulting arrangement with Susan White pursuant to which Ms. White provides image and marketing consulting services to us. During 2007, we have paid Ms. White approximately $84,000 for such consulting services.

PROMOTERS AND CONTROL PERSONS

         On December 15, 2004, Keating Reverse Merger Fund, LLC, a Delaware limited liability company, David L. Hadley (our former chief executive officer) and Natural Technologies, Inc., an Arizona corporation entered into a purchase agreement pursuant to which certain shareholders of the company sold 5,625,287 shares (on a pre-reverse stock split basis) of the common stock of the company, representing approximately 70.99% of the outstanding shares of common stock of the company, to Keating Reverse Merger Fund, LLC, for an aggregate purchase price of $375,000.

         On January 31, 2005, we entered into an Assumption Agreement with Global Medical Technologies, Inc., Natural Technologies, Inc. and Mr. Hadley pursuant to which we contributed all of the shares of common stock of our inactive subsidiaries, Century Pacific Financial Corp. and Century Pacific Investment Management Corporation, to Global Medical Technologies, Inc. Global Medical Technologies, Inc. agreed to assume all of our liabilities and to indemnify us for any loss we incur with respect to such assumed liabilities. Global Medical, Natural Technologies, and Mr. Hadley also released us from all obligations and claims. In February 2005, we distributed all of the outstanding shares of common stock of Global Medical Technologies, Inc. on a pro rata basis to our stockholders. Following the distribution, Global Medical Technologies, Inc. continued to operate its medical equipment reconditioning business as an independent company. After this distribution, we existed as a "shell company" under the name of Century Pacific Financial Corporation with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

         On February 16, 2005, we received a non-interest bearing, unsecured demand loan from Keating Reverse Merger Fund in the amount of $50,000 to provide working capital for operating expenses. On June 28, 2005 we issued 5,000,000 restricted common shares (on a pre-reverse stock split basis) in full payment of the $50,000 note payable to Keating Reverse Merger Fund. We granted Keating Reverse Merger Fund piggyback registration rights with respect to these shares.

         On November 22, 2005, we consummated an exchange transaction in which we acquired all of the outstanding ownership interests of Bella Rose, LLC, a California limited liability company ("Bella Rose") and Versatile Entertainment, Inc., a California corporation ("Versatile") from their respective shareholders and members, in exchange for an aggregate of 2,460,106.34 shares of our series A convertible preferred stock which, on January 5, 2006, converted into 26,595,751 shares of our common stock on a post reverse stock split basis. At the closing of the exchange transaction, Versatile and Bella Rose became our wholly-owned subsidiaries. The exchange transaction was accounted for as a reverse merger


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


(recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirers, and People's Liberation, Inc. the legal acquirer.

         On November 22, 2005, we entered into a certain financial advisory agreement with Keating Securities, LLC under which Keating Securities, LLC was compensated by us for its advisory services rendered to us in connection with the closing of the exchange transaction with Versatile Entertainment, Inc. and Bella Rose, LLC. The transaction advisory fee was $350,000, with the payment thereof made at the closing of the exchange transaction.

         Kevin R. Keating, a former director of the company, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund and is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of our common stock that may be owned by Keating Reverse Merger Fund. Similarly, Keating Investments, LLC, Keating Reverse Merger Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating.

                          DESCRIPTION OF CAPITAL STOCK

         As of November 23, 2007, our authorized capital stock consisted of:

         o 150,000,000 shares of common stock, par value $0.001 per share; and

         o 10,000,000 shares of preferred stock, par value $0.001 per share, none of which were designated.

         As of November 23, 2007, there were outstanding:

         o 36,002,563 shares of common stock held by approximately 473 shareholders of record;

         o 3,525,000 shares of common stock issuable upon exercise of outstanding warrants; and

         o 2,124,000 shares of common stock issuable upon exercise of outstanding stock options.

COMMON STOCK

     DIVIDEND RIGHTS

         Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board may determine.

     VOTING RIGHTS

         Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

     NO PREEMPTIVE OR SIMILAR RIGHTS

         Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

     RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

         Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock.

     AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

         We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of our capital stock entitled to vote, unless a vote of any other holders is required by the articles of incorporation establishing the series.


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


Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of People's Liberation and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

WARRANTS AND STOCK OPTIONS

         At November 23, 2007, there were outstanding warrants exercisable to purchase 3,525,000shares of common stock, as follows:

         o Warrants to purchase 2,500,000 shares at an exercise price of $2.00 per share, which will expire on November 22, 2010.

         o Warrants to purchase 625,000 shares at an exercise price of $1.25 per share, which will expire on November 22, 2010.

         o Warrant to purchase 250,000 shares at an exercise price of $0.50 per share, which will expire on October 1, 2012.

         o Warrant to purchase 150,000 shares at an exercise price of $0.40 per share, which will expire on November 13, 2012.

         Additionally, at November 23, 2007, there were outstanding options exercisable to purchase 2,124,000 shares of common stock at exercise prices ranging from $0.31 to $1.25 per share, which will expire at various times from Jun 22, 2016 to November 14, 2017.

ANTI-TAKEOVER PROVISIONS

         Certain provisions of our articles of incorporation and Delaware law may have the effect of delaying, deferring or discouraging another person from acquiring control of People's Liberation, Inc.

     CHARTER AND BYLAW PROVISIONS

         Our articles of incorporation, as amended, allow our Board to issue 10,000,000 shares of Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that the Board designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our articles of incorporation, as amended, may inhibit changes of control that are not approved by our Board. These provisions could limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a change in control of our company. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.


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


         DELAWARE LAW

         In addition, Delaware has enacted the following legislation that may deter or frustrate takeovers of Delaware corporations, such as our company:

         SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. Section 203 provides, with some exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of the person, who is an "interested stockholder" for a period of three years from the date that the person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and shares held by some employee stock ownership plans; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Stalt, Inc.

LISTING

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the trading symbol "PPLB" Prior to our name change, the approval of our 2005 Stock Option Plan, and the 1-for-9.25 reverse stock split, all which took effect as of January 5, 2006, our common stock was quoted on the Over-The-Counter Bulletin Board under the trading symbol "CYPC."


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


                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in making short sales or in transactions to cover short sales;

         o        put or call option transactions relating to the shares; and

         o        any other method permitted under applicable law.

         The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify certain selling security holders and certain selling security holders have agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each such selling security holder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP ("SAM LLP"), has provided legal services to us in connection with its preparation of the registration statement which this prospectus is a part. In addition, SAM LLP has rendered a legal opinion, attached to the registration statement as Exhibit 5.1, as to the validity of the shares of Common Stock to be offered hereby. SAM LLP received
1.125 shares of common stock of Versatile Entertainment, Inc. from Colin Dyne in payment of fees due to SAM LLP for legal services rendered to Versatile Entertainment, Inc. On November 22, 2005, the shares of Versatile's common stock held by SAM LLP were exchanged for 24,601.02 shares of our series A convertible preferred stock at the closing of the exchange transaction with Bella Rose and Versatile. On January 5, 2006, the shares of our series A convertible preferred stock held by SAM LLP automatically converted into 265,957 shares of our common stock on a post reverse stock split basis. Subsequently, an aggregate of 263,299 of the aforementioned shares were distributed to V. Joseph Stubbs, Scott Alderton, Murray Markiles, Jonathan Hodes, John McIlvery, Greg Akselrud and Scott Galer, each a partner in SAM LLP. Neither SAM LLP, nor any individual partner thereof, has been employed on a contingent basis. Neither SAM LLP, nor any individual partner thereof, is connected with us other than in their role as outside legal counsel for us.

                                     EXPERTS

         The consolidated financial statements of People's Liberation, Inc. and Subsidiaries as of December 31, 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 2006 and 2005 included in this prospectus have been so included in reliance of the audit report of Grobstein, Horwath & Company LLP, independent registered accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at http://www.sec.gov.


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                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Consolidated Balance Sheets at September 30, 2007 (unaudited) and
   December 31, 2006................................................         F-2

Consolidated Statements of Operations for the Three Months and
   Nine Monthes Ended September 30, 2007 and 2006 (unaudited).......         F-3

Consolidated Statements of Cash Flows for the Nine Months Ended
   September 30, 2007 and 2006 (unaudited)..........................         F-4

Notes to the Consolidated Financial Statements (unaudited)..........         F-5

Report of Independent Registered Public Accounting Firm.............        F-16

Consolidated Balance Sheet at December 31, 2006.....................        F-17

Consolidated Statements of Operations for the Years Ended
   December 31, 2006 and 2005.......................................        F-18

Consolidated Statements of Cash Flows for the Years Ended
   December 31, 2006 and 2005.......................................        F-19

Consolidated Statement of Changes in Stockholders' Equity from
   January 1, 2005 to December 31, 2006.............................        F-20

Notes to the Consolidated Financial Statements......................        F-21

                            PEOPLE'S LIBERATION, INC.
                           CONSOLIDATED BALANCE SHEETS
                                                                                   September 30,  December 31,
                                                                                       2007           2006
                                                                                   -----------    -----------
                                                                                    (unaudited)
                                     Assets

Current Assets:
   Cash and cash equivalents ...................................................   $   613,923    $    62,389
   Due from factor .............................................................     1,769,656      2,772,773
   Accounts receivable, net of allowance for doubtful accounts .................       781,532      1,017,884
   Inventories .................................................................     3,134,535      2,846,181
   Refundable income taxes .....................................................        11,500         16,500
   Prepaid expenses and other current assets ...................................        91,302        140,486
   Deferred income taxes .......................................................        52,000         52,000
                                                                                   -----------    -----------
     Total current assets ......................................................     6,454,448      6,908,213

Property and equipment, net of accumulated depreciation and amortization .......       626,954        577,331
Trademarks, net of accumulated amortization ....................................       341,334        227,748
Intangible asset ...............................................................       428,572        428,572
Other assets ...................................................................        44,126         64,970
                                                                                   -----------    -----------
Total assets ...................................................................   $ 7,895,434    $ 8,206,834
                                                                                   ===========    ===========

                        Liabilities and Stockholders' Equity

Current Liabilities:
   Accounts payable and accrued expenses .......................................   $ 2,085,485    $ 2,297,895
   Income taxes payable ........................................................          --            3,200
                                                                                   -----------    -----------
     Total current liabilities .................................................     2,085,485      2,301,095

Deferred tax liabilities .......................................................        61,000         61,000
                                                                                   -----------    -----------
     Total liabilities .........................................................     2,146,485      2,362,095
                                                                                   -----------    -----------

Stockholders' equity:
   Common stock, $0.001 par value, 150,000,000 shares authorized; 35,842,563 and
     34,942,563 shares issued and outstanding at September 30, 2007
     and December 31, 2006, respectively .......................................        35,842         34,942
   Additional paid-in capital ..................................................     7,655,019      6,930,194
   Accumulated Deficit .........................................................    (1,941,912)    (1,120,397)
                                                                                   -----------    -----------
Total stockholders' equity .....................................................     5,748,949      5,844,739
                                                                                   -----------    -----------
Total liabilities and stockholders' equity .....................................   $ 7,895,434    $ 8,206,834
                                                                                   ===========    ===========


                 See Notes to Consolidated Financial Statements.

                            PEOPLE'S LIBERATION, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                                                       Three Months Ended              Nine Months Ended
                                                           September 30,                 September 30,
                                                   ----------------------------    ----------------------------
                                                       2007            2006            2007            2006
                                                   ------------    ------------    ------------    ------------
Net sales ......................................   $  6,236,671    $  5,063,724    $ 14,659,987    $ 11,529,799
Cost of goods sold .............................      3,155,667       2,710,316       7,634,568       6,563,775
                                                   ------------    ------------    ------------    ------------
 Gross profit ..................................      3,081,004       2,353,408       7,025,419       4,966,024
                                                   ------------    ------------    ------------    ------------

Selling expenses ...............................      1,024,594         655,349       2,626,622       1,442,768
Design and production ..........................        651,443         593,756       1,664,417       1,732,418
General and administrative .....................        956,268         985,810       3,496,753       2,415,356
                                                   ------------    ------------    ------------    ------------

 Total operating expenses ......................      2,632,305       2,234,915       7,787,792       5,590,542
                                                   ------------    ------------    ------------    ------------

Income (loss) from operations ..................        448,699         118,493        (762,373)       (624,518)
                                                   ------------    ------------    ------------    ------------

Interest expense (income), net .................         32,516         (14,355)         58,369         (55,886)
Other income ...................................        (13,926)           --          (120,444)           --
                                                   ------------    ------------    ------------    ------------
   Total other expense (income) ................         18,590         (14,355)        (62,075)        (55,886)
                                                   ------------    ------------    ------------    ------------

Income (loss) before income taxes and minority
interest .......................................        430,109         132,848        (700,298)       (568,632)
Provision for income taxes .....................          5,000            --             8,200           1,600
                                                   ------------    ------------    ------------    ------------
Net income (loss) before minority interest .....        425,109         132,848        (708,498)       (570,232)
                                                   ------------    ------------    ------------    ------------

Minority interest ..............................        172,899            --          (113,017)           --
                                                   ------------    ------------    ------------    ------------

Net income (loss) ..............................   $    598,008    $    132,848    $   (821,515)   $   (570,232)
                                                   ============    ============    ============    ============

 Basic weighted average income (loss) per common
 share (1) .....................................   $       0.02    $       0.00    $      (0.02)   $      (0.02)
 Diluted weighted average income (loss) per
 common share (1) ..............................   $       0.02    $       0.00    $      (0.02)   $      (0.02)

 Basic weighted average common shares
 outstanding (1) ...............................     34,962,128      34,371,134      34,949,156      33,769,563
 Diluted weighted average common shares
 outstanding (1) ...............................     35,051,984      34,371,134      34,949,156      33,769,563

(1) Reflects the reverse stock split of 1:9.25 and subsequent issuance of shares to preserve round lot holders as of January 1, 2006, which became effective on January 5, 2006.

                 See Notes to Consolidated Financial Statements.

                            PEOPLE'S LIBERATION, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                                                                  Nine Months Ended
                                                                                    September 30,
                                                                            ----------------------------
                                                                                2007            2006
                                                                            ------------    ------------
Cash flows from operating activities:
  Net loss ..............................................................   $   (821,515)   $   (570,232)
  Adjustments to reconcile net loss to net cash provided by (used in)
  operating activities:
     Depreciation and amortization ......................................        123,917          64,679
     Increase in allowance for doubtful accounts ........................         43,000          38,000
     Stock based compensation ...........................................        209,682         173,749
     Changes in operating assets and liabilities:
       Receivables ......................................................      1,196,469      (1,432,168)
       Inventories ......................................................       (288,354)       (928,506)
       Refundable income taxes ..........................................          5,000            --
       Prepaid expenses and other current assets ........................        124,184         167,614
       Other assets .....................................................         20,844         (24,036)
       Accounts payable and accrued expenses ............................       (199,059)        (79,086)
       Income taxes payable .............................................        (16,549)        (25,800)
                                                                            ------------    ------------
         Net cash flows provided by (used in) operating activities ......        397,619      (2,615,786)
                                                                            ------------    ------------

Cash flows from investing activities:
  Acquisition of trademarks .............................................       (128,021)       (146,556)
  Acquisition of property and equipment .................................       (159,107)       (419,397)
                                                                            ------------    ------------
     Net cash flows used in investing activities ........................       (287,128)       (565,953)
                                                                            ------------    ------------

Cash flows from financing activities:
  Proceeds from private placement of common stock .......................        441,043            --
                                                                            ------------    ------------

Net increase (decrease) in cash and cash equivalents ....................        551,534      (3,181,739)
Cash and cash equivalents, beginning of period ..........................         62,389       4,528,276
                                                                            ------------    ------------
Cash and cash equivalents, end of period ................................   $    613,923    $  1,346,537
                                                                            ============    ============

Supplemental  disclosures of cash flow information:
Cash paid during the period for:
  Interest paid .........................................................   $     32,517    $      1,837
  Income taxes paid .....................................................         19,749          27,400
  Non-cash financing transactions:
       Warrants issued in exchange for services .........................         75,000            --
       Conversion of convertible preferred stock and reverse stock split:
         Common stock ...................................................           --            32,846
         Additional paid-in capital .....................................           --         6,639,892
         Preferred stock Series A .......................................           --        (6,672,738)

                 See Notes to Consolidated Financial Statements.

                           PEOPLE'S LIBERATION, INC.
                   NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

1.       PRESENTATION OF INTERIM INFORMATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with the instructions to Item 301(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The accompanying unaudited consolidated financial statements reflect all normal recurring adjustments that, in the opinion of the management of People's
Liberation, Inc. and subsidiaries are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company's Form 10-KSB for the year ended December 31, 2006.

2.       ORGANIZATION

         People's Liberation, Inc. (the "Company") is the parent holding company of Versatile Entertainment, Inc. ("Versatile"), a California corporation, and Bella Rose, LLC ("Bella Rose"), a California limited liability company, both of which were consolidated on November 22, 2005 and became wholly-owned subsidiaries of the Company on the effective date of the Company's exchange transaction. William Rast Sourcing, LLC ("William Rast Sourcing") and William Rast Licensing, LLC ("William Rast Licensing"), both California limited liability companies are owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC ("WRE"), an entity owned in part by Justin Timberlake.

         People's Liberation, Inc. was incorporated in the State of Delaware on December 29, 1982 under the name Philco Financial Management Corp. The Company had three wholly owned subsidiaries, Global Medical Technologies, Inc., an Arizona corporation, which was operating ("Global Medical"), and Century Pacific Fidelity Corporation and Century Pacific Investment Management Corporation, both of which were inactive and without assets or debts.

         On January 31, 2005, the Company contributed all of the shares of common stock of its wholly-owned, inactive subsidiaries, Century Pacific Fidelity Corp. and Century Pacific Investment Management Corporation, to Global Medical. In February 2005, the Company distributed all of the outstanding shares of common stock of Global Medical on a pro rata basis to its stockholders. Following the distribution, Global Medical continued to operate its medical equipment reconditioning business as an independent company. After this distribution, the Company existed as a "shell company" under the name of Century Pacific Financial Corporation with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

         On November 22, 2005, the Company acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became its wholly-owned subsidiaries. The Company issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of its series A convertible preferred stock, which subsequently converted into 26,595,751 shares of common stock on January 5, 2006 on a post reverse stock split basis. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and the Company the legal acquirer.

         Effective on January 5, 2006, the Company changed its corporate name from Century Pacific Financial Corporation to People's Liberation, Inc., completed a 1-for-9.25 reverse split of its common stock, adopted its 2005 Stock Incentive Plan, and its series A convertible preferred stock converted into common stock. Following the conversion of the series A convertible preferred stock, the reverse stock split on January 5, 2006, and the subsequent issuance of shares to preserve round lot holders, 34,371,134 shares of common stock were outstanding. All share and per share information included in the accompanying consolidated financial statements reflects the effects of the reverse stock split.

         Versatile was organized as a California corporation under the laws of the State of California on April 21, 2001.

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

         Bella Rose was organized as a California limited liability company under the laws of the State of California on May 13, 2005.

         William Rast Sourcing and William Rast Licensing were organized as California limited liability companies under the laws of the State of California on October 1, 2006.

         Beginning October 1, 2006, William Rast Sourcing and William Rast Licensing are consolidated under Bella Rose, a wholly-owned subsidiary of the Company. William Rast Sourcing and William Rast Licensing are owned 50% by Bella Rose and 50% by WRE. Until WRE has a basis in the capital of William Rast Sourcing and William Rast Licensing, losses will not be allocated to WRE.
Instead, all losses will be recognized by Bella Rose in consolidation. Subsequently, if profits are generated by William Rast Sourcing and William Rast Licensing, then profits will not be allocated to WRE until previously unrecognized minority losses are fully recouped by Bella Rose. Profit allocations and distributions to WRE will be accounted for as a minority interest in the consolidated financial statements of the Company.

         Bella Rose was formed in May 2005 prior to the exchange transaction on November 22, 2005. From the period of Bella Rose's inception and throughout 2005, Bella Rose and Versatile had common ownership and control. The consolidated financial statements reflect the capital structure of People's Liberation, Inc., the parent holding company, after giving effect to the exchange transaction. The capital structure in the historical combined financial statements of Versatile and Bella Rose prior to the exchange transaction are different as they do not affect reverse merger accounting.

3.       EARNINGS PER SHARE

         The Company computes and presents earnings per share in accordance with Statement of Financial Accounting Standards No. 128, "EARNINGS PER SHARE". Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the period.

         Warrants representing 3,375,000 shares of common stock at exercise prices ranging from $0.50 to $2.00 per share and stock options representing 892,000 shares of common stock at exercise prices ranging from $0.50 to $1.25 per share were outstanding for the three months ended September 30, 2007, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive.

         Warrants representing 3,375,000 shares of common stock at exercise prices ranging from $0.50 to $2.00 per share and stock options representing 1,839,000 shares of common stock at exercise prices ranging from $0.31 to $1.25 per share were outstanding for the nine months ended September 30, 2007, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive.

         Warrants representing 3,125,000 shares of common stock at exercise prices ranging from $1.25 to $2.00 per share and stock options representing 1,887,000 shares of common stock at an exercise price of $1.25 per share were outstanding for the three and nine months ended September 30, 2006, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive.

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

         The following is a reconciliation of the numerators and denominators of the basic and diluted income (loss) per share computations:

THREE MONTHS ENDED SEPTEMBER 30, 2007           INCOME         SHARES       PER SHARE
-------------------------------------------   -----------    -----------   -----------
Basic income per share:
Income available to common stockholders ...   $   598,008     34,962,128   $      0.02

Effect of Dilutive Securities:
Options ...................................          --           89,856          --
Warrants ..................................          --             --            --
                                              -----------    -----------   -----------
Income available to common stockholders ...   $   598,008     35,051,984   $      0.02
                                              ===========    ===========   ===========

THREE MONTHS ENDED SEPTEMBER 30, 2006
-------------------------------------------
Basic income per share:
Income available to common stockholders ...   $   132,848     34,371,134   $      0.00

Effect of Dilutive Securities:
Options ...................................          --             --            --
Warrants ..................................          --             --            --
                                              -----------    -----------   -----------
Income available to common stockholders ...   $   132,848     34,371,134   $      0.00
                                              ===========    ===========   ===========

NINE MONTHS ENDED SEPTEMBER 30, 2007             LOSS         SHARES (1)    PER SHARE
-------------------------------------------   -----------    -----------   -----------
Basic loss per share:
Loss available to common stockholders .....   $  (821,515)    34,949,156   $     (0.02)

Effect of Dilutive Securities:
Options ...................................          --             --            --
Warrants ..................................          --             --            --
                                              -----------    -----------   -----------
Loss available to common stockholders .....   $  (821,515)    34,949,156   $     (0.02)
                                              ===========    ===========   ===========

NINE MONTHS ENDED SEPTEMBER 30, 2006
-------------------------------------------

Basic loss per share:
Loss available to common stockholders .....   $  (570,232)    33,769,563   $     (0.02)

Effect of Dilutive Securities:
Options ...................................          --             --            --
Warrants ..................................          --             --            --
                                              -----------    -----------   -----------
Loss available to common stockholders .....   $  (570,232)    33,769,563   $     (0.02)
                                              ===========    ===========   ===========

-----------------------------
(1) Reflects the reverse stock split of 1:9.25 and subsequent issuance of shares to preserve round lot holders as of January 1, 2006, which became effective on January 5, 2006.

4.       STOCK BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS No. 123"), established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS No. 123 was amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -Transition and

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

Disclosure", which required companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees.

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, "Statement of Cash Flows". The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized for all share-based payments granted during the period. When adopting SFAS 123R, the Company applied the provisions of Staff Accounting Bulletin No. 107 ("SAB 107").

         During the three and nine months ended September 30, 2007, the Company granted 521,000 and 1,167,000 options to employees, officers and outside consultants at exercise prices ranging from $0.31 to $1.25 per share. During the three and nine months ended September 30, 2006, the Company issued 1,300,000 and 2,052,000 options to employees, officers, directors and outside consultants at an exercise price of $1.25 per share. Options to purchase 815,708 shares were exercisable as of September 30, 2007. Total stock based compensation expense for the three and nine months ended September 30, 2007 was approximately $41,000 and $210,000, respectively. The compensation expense recognized during the three and nine months ended September 30, 2007 did not change basic and diluted income
(loss) per share reported in our Statements of Operations. Total stock based compensation expense for the three and nine months ended September 30, 2006 was approximately $115,000 and $174,000. The compensation expense recognized during the three and nine months ended September 30, 2006 decreased basic and diluted income per share and increased basic and diluted loss per share reported in our Statements of Operations by $.01 per share, respectively. Total fair value of options granted to employees, officers and outside consultants during the three and nine months ended September 30, 2007 was approximately $129,000 and $327,000. Total fair value of options granted to employees, officers, directors and outside consultants during the three and nine months ended September 30, 2006 was approximately $718,000 and $1,052,000. The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model. The valuation determined by the Black-Scholes pricing model is affected by the Company's stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to our expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Stock price volatility was estimated based on a peer group of public companies and expected term was estimated using the "safe harbor" provisions provided in SAB 107. The weighted-average assumptions the Company used as inputs to the Black-Scholes pricing model for options granted during the three months ended September 30,
2007 included a dividend yield of zero, a risk-free interest rate of 3.8%, expected term of 5.9 years and an expected volatility of 71.5%. The weighted-average assumptions the Company used as inputs to the Black-Scholes pricing model for options granted during the nine months ended September 30, 2007 included a dividend yield of zero, a risk-free interest rate of 4.3%, expected term of 5.8 years and an expected volatility of 71.5%. The weighted-average assumptions the Company used as inputs to the Black-Scholes pricing model for options granted during the three and nine months ended September 30, 2006 included a dividend yield of zero, a risk-free interest rate of 5.2%, expected term of 5.9 years and an expected volatility of 60.3%.

         The fair value of options granted to outside consultants will be adjusted until the options vest or there is a substantial performance commitment as provided by the Emerging Issues Task Force (EITF) 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES (EITF 96-18).

         For stock-based awards issued to employees, officers and directors, stock-based compensation is attributed to expense using the straight-line single option method. Stock-based compensation expense recognized in the Statement of Operations is based on awards ultimately expected to vest. SFAS 123R requires

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the nine months ended September 30, 2007, expected forfeitures were immaterial and as such the Company is recognizing forfeitures as they occur.

5.       DUE FROM FACTOR

Outstanding receivables:
  Without recourse ....................................             $ 2,846,456
  With recourse .......................................                 126,298
                                                                    -----------
                                                                      2,972,754
Advances ..............................................                (906,098)
Open credits ..........................................                (297,000)
                                                                    -----------
                                                                    $ 1,769,656
                                                                    ===========

6.       INVENTORIES

         Inventories are summarized as follows:

Piece goods and trim ...................................            $ 1,221,458
Work in process ........................................                295,158
Finished goods .........................................              1,617,919
                                                                    -----------
                                                                    $ 3,134,535
                                                                    ===========

7.       STOCKHOLDERS' EQUITY

         PRIVATE PLACEMENT OF COMMON STOCK

         On September 28, 2007, the Company sold an aggregate of 900,000 shares of its common stock at a purchase price of $0.50 per share for gross proceeds of $450,000 to various investors pursuant to the terms of subscription agreements entered into with each investor on that same date. Net proceeds after legal and other expenses amounted to approximately $441,000. On November 2, 2007, the Company sold an additional 160,000 shares of its common stock at a purchase price of $0.50 per share for net proceeds of $80,000 to an investor under the same terms and conditions.

         Pursuant to the terms of a certain registration rights agreement entered into with each investor, the Company agreed to provide the investors certain registration rights with respect to the shares under the Securities Act of 1933, as amended. The registration rights agreement provides that the Company shall file a registration statement with the Securities and Exchange Commission to register the resale of the shares by the investors and use commercially reasonable efforts to cause such registration statement to become and remain effective at least for a period ending with the first to occur of (i) the sale of the shares covered by the registration statement and (ii) the availability under Rule 144 for the investors to resell without restriction all of the shares covered by the registration statement.

         EXCHANGE AGREEMENT

         On November 22, 2005, the Company acquired all of the outstanding voting securities of Bella Rose, LLC, a California limited liability company and Versatile Entertainment, Inc., a California corporation, each of which became wholly-owned subsidiaries. The Company issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of series A convertible preferred stock, which subsequently converted into 26,595,751 shares of common stock on a post reverse stock split basis. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and the Company the legal acquirer.

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

         CAPITAL RAISE

         Immediately following the acquisition of Versatile and Bella Rose in November 2005, the Company received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. Pursuant to subscription agreements entered into with these investors, the Company sold 578,125.58 shares of series A convertible preferred stock at a price per share of $13.5135, which subsequently converted into 6,250,000 shares of common stock on a post reverse stock split basis. The Company also issued to the investors five-year warrants to purchase an aggregate of 2,500,000 shares of common stock with an exercise price of $2.00 per share. After broker commissions and expenses and accounting, legal and other expenses, the Company received net proceeds of approximately $6.6 million in the capital raise. The warrants were valued at approximately $808,000 using the Black Scholes valuation model. The intrinsic value of the conversion feature related to the issuance of the series A convertible preferred stock to investors amounted to approximately $4.9 million. The effect of recording the beneficial conversion feature on the December 31, 2005 financial statements was an increase in the additional paid-in capital of $4.9 million and an offsetting decrease in additional paid-in capital of the same amount.

         Sanders Morris Harris Inc. acted as placement agent in connection with the capital raise. For their services as placement agent, the Company paid Sanders Morris Harris a fee equal to 7%, or approximately $546,875, of the gross proceeds from the financing. The Company also paid for the out-of-pocket expenses incurred by Sanders Morris Harris and all purchasers in the amount of $25,000. In addition, the Company issued to Sanders Morris Harris and its employees, Dean Oakey and Jonah Sulak, warrants to purchase an aggregate of 625,000 shares of common stock at an exercise price of $1.25 per share. The warrants are fully vested and have a term of 5 years. The warrants were valued at approximately $310,000 using the Black Scholes valuation model.

         Following the exchange transaction and the capital raise, the former security holders of Bella Rose and Versatile and the investors in the financing owned 95.6%, and the existing stockholders immediately prior to these transactions owned 4.4% of the Company's outstanding common stock on an as converted basis.

         REVERSE SPLIT AND MANDATORY CONVERSION OF PREFERRED STOCK INTO COMMON STOCK

         On November 23, 2005, the Company's Board of Directors, as well as holders representing approximately 66.9% of the outstanding series A convertible preferred stock, holders representing approximately 77.1% of the outstanding common stock, and holders representing approximately 67.3% of the outstanding common stock and series A convertible preferred stock voting together as a single class took action by written consent to (i) change the corporate name to People's Liberation, Inc., (ii) adopt a 1-for-9.25 reverse stock split, and
(iii) adopt the 2005 Stock Incentive Plan. Each of these actions became effective on January 5, 2006.

         Concurrent with the reverse split, each share of series A convertible preferred stock was immediately and automatically converted into approximately
10.81 shares of common stock of the Company (100 for 1 conversion of preferred stock to common stock and 1 for 9.25 common share reverse split). Accordingly, following the reverse split and the mandatory conversion, the former holders of 3,038,231.92 shares of series A convertible preferred stock, in the aggregate, received 32,845,751 shares of common stock of the Company, representing 95.6% of the outstanding shares of common stock immediately following the reverse split and the mandatory conversion. The former holders of the Company's common stock owned approximately 1,525,383 shares of common stock, representing 4.4% of the outstanding shares of the Company's common stock immediately following the reverse split and the mandatory conversion.

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

         SERIES A PREFERRED STOCK

         Pursuant to the Company's Certificate of Incorporation, the Company is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which 3,500,000 were designated as series A convertible preferred stock. In accordance with the Certificate of Designations, Preferences, Rights, and Limitations of the series A convertible preferred stock, the series A convertible preferred stock was automatically converted into common stock on January 5, 2006, when the Company undertook its reverse split (described above). Upon the mandatory conversion of the series A preferred stock, the shares converted returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Certificate of Designations, Preferences, Rights, and Limitations.

8.       SENIOR MANAGEMENT RESTRUCTURING

         On October 2, 2007, Daniel Guez, who served as the Company's Creative Director, resigned from his position with the Company. In connection with Mr. Guez's resignation, the Company entered into a separation agreement and mutual release with Mr. Guez. The separation agreement provides that the certain amended and restated employment agreement dated June 19, 2007 between the Company and Mr. Guez is terminated and of no further force or effect, and that except as provided in the separation agreement, all responsibilities, duties and obligations of Mr. Guez to the Company and of the Company to Mr. Guez under the employment agreement are terminated and of no further force or effect.

         The separation agreement provides that the Company will pay Mr. Guez three months of his base salary of $16,667 per month, and three months of his automobile allowance of $1,200 per month. In addition, Mr. Guez and his eligible family members will continue to receive medical benefits for a period of twelve months from the date of his resignation. The separation agreement also provides that, prior to November 30, 2007, Mr. Guez will not sell or otherwise dispose of any shares of the Company's common stock beneficially owned by him. In addition, Mr. Guez has granted the Company a right of first refusal to purchase any of his shares of common stock if he intends to sell in a public sale prior to the earlier of January 31, 2008 and the date when Mr. Guez beneficially owns less than 10% of the Company's common stock then issued and outstanding.

         On October 12, 2007, Mr. Guez resigned as a member of the Board of Directors of the Company.

         On September 21, 2007, the Board of Directors appointed Kenneth Wengrod as a director to fill a vacancy on the Board. Kenneth Wengrod currently serves as President of FTC Commercial Corp., a company which he founded in 2002 and in which he continues to hold a minority equity position. FTC is a global finance commercial service company primarily focused in the apparel industry. Prior to 2002, Mr. Wengrod held various positions including Chief Financial Officer and General Manager of Meridian Textiles f/k/a Mark Fabrics, Chief Operating Officer of Rampage Clothing Co., and Senior Vice President of Barclays Commercial Corp. In connection with Mr. Wengrod's appointment as a director, on September 21, 2007, the Company granted to Mr. Wengrod a ten year non-qualified option to purchase 24,000 shares of the Company's common stock at an exercise price of $0.50 per share pursuant to the Company's 2005 Stock Incentive Plan. The Company is party to various factoring agreements with FTC as further described in the Liquidity and Capital Resources section of Management's Discussion and Analysis or Plan of Operation included in this report.

         In the second quarter of 2007, the Company's Board of Directors authorized management to take certain actions to restructure its senior management team, including the appointment of a new Chief Executive Officer and Co-Chairman of the Board of Directors, Colin Dyne, the resignation of Daniel Guez as Chief Executive Officer and his appointment as Co-Chairman of the Board of Directors, the reduction of Mr. Guez's salary, the termination of the Company's president and the elimination of the president position within the Company, and the reduction of base salaries of the Company's Chief Financial Officer and Chief Operating Officer.

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

         On June 5, 2007, the Company's Board of Directors approved the award to each of Darryn Barber and Thomas Nields of options to purchase 150,000 shares of the Company's common stock. The options have an exercise price of $0.46 per share, the closing price of the Company's common stock on the Over-The-Counter Bulletin Board on the date of the award, are fully vested, and have a term of ten years.

9.       CONSULTING AGREEMENTS

         Effective October 1, 2007, the Company entered into a consulting agreement with Europlay Capital Advisors, LLC. Under the terms of the consulting agreement, Europlay Capital Advisors will be the Company's exclusive financial advisor to raise capital and provide other financial advisory and investment banking services to the Company for a term of one year. Europlay Capital Advisors will receive a fee for the successful completion of a financing transaction or acquisition at a negotiated rate. In conjunction with the consulting agreement, the Company issued to Europlay Capital Advisors a warrant to purchase 250,000 shares of the Company's common stock at an exercise price of $0.50 per share. The warrant vests over the term of the consulting agreement and has a term of five years.

         On February 1, 2007, the Company entered into a consulting agreement with Akari Enterprises, LLC ("Akari Enterprises"), a consulting firm formed and controlled by Andreas Kurz, which specializes in international expansion, licensing, retailing and branding for apparel companies. Akari Enterprises will be responsible for negotiating exclusive distribution agreements with distributors outside of the United States and will manage People's Liberation and William Rast's current international distribution relationships. Prior to forming Akari Enterprises, Mr. Kurz held several senior positions at various manufacturers, including Seven for All Mankind, Diesel USA and Hugo Boss. The consulting agreement provides for commissions to be paid to Akari Enterprises based on a defined formula related to net international sales and terminates on December 31, 2009.

10.      WILLIAM RAST SOURCING AND WILLIAM RAST LICENSING OPERATING AGREEMENTS

         In May 2007, the limited liability company operating agreements of William Rast Sourcing, LLC and William Rast Licensing, LLC were amended and restated to reflect changes in distributions and the allocation of profits and losses among the entities members. The amended and restated operating agreements provide for minimum quarterly minority interest cash distributions to WRE based on net revenues, as defined in the operating agreements, generated by the companies during the applicable quarter. Effective January 1, 2007, William Rast Sourcing will pay WRE a minimum quarterly minority interest distribution of 6% of applicable net sales generated by William Rast Sourcing during the quarterly period, and William Rast Licensing will pay WRE a minimum quarterly minority interest distribution of 3% of applicable net sales generated by William Rast Licensing during the quarterly period. Minority interest distributions are to be paid 45 days following the applicable quarter.

         On November 9, 2007, the limited liability company operating agreement of William Rast Sourcing, LLC was further amended to reflect a modification of the distributions to WRE. For the calendar quarters ending June 30, 2007, September 30, 2007 and December 31, 2007, all cash distributions William Rast Sourcing, LLC is required to pay to WRE pursuant to the amended and restated Operating Agreement shall not be paid or accrued for future payment with respect to such calendar quarters.

         Total minority interest recorded for the three months ended September 30, 2007 amounted to a credit of $172,899 and represents distributions that were accrued for the calendar quarter ended June 30, 2007 that will not be paid as a result of the amendment dated November 9, 2007. Total minority interest distributions recorded in the nine months ended September 30, 2007 amounted to a charge of $113,016 and represents distributions for the calendar quarter ended March 31, 2007, which were paid in May 2007. Distributions to WRE are recorded as minority interest in the Company's consolidated statements of operations.

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)


         On November 13, 2007, the Company issued a warrant to purchase 150,000 shares of its common stock to WRE. The warrant has an exercise price of $0.40, vests immediately and has a term of five years. The warrant was valued at approximately $35,000 using the Black Scholes valuation model.

11.      EMPLOYEE EMBEZZLEMENT

         In May 2007, the Company's management identified a series of illegal acts committed by a former employee that had responsibilities related to the preparation of the Company's financial statements. The Company performed an investigation of the illegal acts and determined that approximately $108,000 had been embezzled from the Company beginning April 2006 through March 2007, of which approximately $11,000 occurred in the first quarter of 2007. The Company has implemented additional control procedures surrounding the management of its cash accounts in order to mitigate the risk of embezzlement in the future. In May 2007, the Company received proceeds of approximately $98,000 from its insurance company as a result of this claim against its employee practices policy.

12.      OFF BALANCE SHEET RISK AND CONTINGENCIES

         Financial instruments that potentially subject the Company to off-balance sheet risk consist of factored accounts receivable. The Company sells the majority of its trade accounts receivable to a factor and is contingently liable to the factor for merchandise disputes and other customer claims. At September 30, 2007, total factor receivables approximated $2,973,000.

         The Company may be subject to certain legal proceedings and claims arising in connection with its business. In the opinion of management, there are currently no claims that will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

         In accordance with the bylaws of the Company, officers and directors are indemnified for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The term of the indemnification period is for the lifetime of the officer or director. The maximum potential amount of future payments the Company could be required to make under the indemnification provisions of its bylaws is unlimited. At this time, the Company believes the estimated fair value of the indemnification provisions of its bylaws is minimal and therefore, the Company has not recorded any related liabilities.

         In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current officers and directors. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

         The Company enters into indemnification provisions under its agreements in the normal course of business, typically with suppliers, customers, distributors and landlords. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has not recorded any related liabilities.

13.      NEW ACCOUNTING PRONOUNCEMENTS

         In June 2006, the Financial Accounting Standards Board ("FASB") issued FIN 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes the recognition threshold and measurement criteria for determining the tax benefit amounts to recognize in financial statements. This interpretation is effective for the Company beginning January 1, 2007. The Company has evaluated the potential impact of adopting this interpretation and has determined that it does not have a material effect on the Company's consolidated financial statements.

         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140," to permit fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation in accordance with the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement occurring after the beginning of an entity's fiscal year that begins after September 15, 2006. The Company has evaluated the potential impact of adopting this Statement and has determined that it does not have a material effect on the Company's consolidated financial statements.

         In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", that provides guidance on accounting for separately recognized servicing assets and servicing liabilities. In accordance with the provision of SFAS No. 156, separately recognized servicing assets and servicing liabilities must be initially measured at fair value, if applicable. Subsequent to initial recognition, the company may use either the amortization method or the fair value measurement method to account for servicing assets and servicing liabilities within the scope of this Statement. SFAS No. 156 is effective as of the beginning of an entity's fiscal year that begins after September 15, 2006. The Company has evaluated the potential impact of adopting this Statement and has determined that it does not have a material effect on the Company's consolidated financial statements.

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for the Company beginning January 1, 2008. The Company is currently evaluating whether adoption of this statement will result in a change to its fair value measurements.

         In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires employers to (a) recognize in its statement of financial position the funded status of a benefit plan measured as the difference between the fair value of plan assets and the benefit obligation, (b) recognize net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87, "Employer's Accounting for Pensions" or SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," (c) measure defined benefit plan assets and obligations as of the date of the employer's statement of financial position and (d) disclose additional information in the notes to the financial statements about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations. The requirements of SFAS 158 are to be applied prospectively upon adoption. For companies with publicly traded equity securities, the requirements to recognize

                           PEOPLE'S LIBERATION, INC.
              NOTE TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (unaudited)

the funded status of a defined benefit postretirement plan and provide related disclosures are effective for fiscal years ending after June 15, 2007, while the requirement to measure plan assets and benefit obligations as of the date of the employer's statement of financial position is effective for fiscal years ending after December 15, 2008, with earlier application encouraged. The Company believes the adoption of this pronouncement will not have any material effect on the Company's consolidated financial statements.

         In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The Company does not believe that the adoption of SFAS No. 159 will have a material effect on the Company's consolidated financial statements.

         Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future consolidated financial statements.

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders:
People's Liberation, Inc. and Subsidiaries

      We have audited the accompanying consolidated balance sheet of People's Liberation, Inc. and Subsidiaries (the "Company") as of December 31, 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of People's Liberation, Inc. and Subsidiaries, as of December 31, 2006 and the results of their operations and their cash flows for each of the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

Grobstein, Horwath & Company LLP

/s/ Grobstein, Horwath & Company LLP
------------------------------------
Sherman Oaks, California
March 2, 2007

                            PEOPLE'S LIBERATION, INC.


                           CONSOLIDATED BALANCE SHEET
                                                                    December 31,
                                                                       2006
                                                                    ------------
                             Assets
Current Assets:
   Cash and cash equivalents ..................................     $    62,389
   Due from factor ............................................       2,772,773
   Accounts receivable ........................................       1,017,884
   Inventories ................................................       2,846,181
   Refundable income taxes ....................................          16,500
   Prepaid expenses and other current assets ..................         140,486
   Deferred tax assets ........................................          52,000
                                                                    -----------
     Total current assets .....................................       6,908,213

Property and equipment, net of accumulated depreciation .......         577,331
Trademarks, net of accumulated amortization ...................         227,748
Intangible asset (Note 8) .....................................         428,572
Other assets ..................................................          64,970
                                                                    -----------
     Total Assets .............................................     $ 8,206,834
                                                                    ===========

               Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable and accrued expenses ......................     $ 2,297,895
   Income taxes payable .......................................           3,200
                                                                    -----------
     Total current liabilities ................................       2,301,095

Deferred tax liabilities ......................................          61,000
                                                                    -----------
     Total Liabilities ........................................       2,362,095

Stockholders' Equity:
   Common stock, $.001 per value; 150,000,000
      shares authorized; 34,942,563 shares issued
      and outstanding .........................................          34,942
   Additional paid-in capital .................................       6,930,194
   Accumulated deficit ........................................      (1,120,397)
                                                                    -----------
     Total Stockholders' Equity ...............................       5,844,739
                                                                    -----------
     Total Liabilities and Stockholders' Equity ...............     $ 8,206,834
                                                                    ===========


                 See Notes to Consolidated Financial Statements.

                            PEOPLE'S LIBERATION, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    Year Ended      Year Ended
                                                   December 31,    December 31,
                                                       2006            2005
                                                   ------------    ------------

Net sales ......................................   $ 15,959,766    $  5,803,067
Cost of goods sold .............................      8,801,924       3,567,212
                                                   ------------    ------------
 Gross profit ..................................      7,157,842       2,235,855
                                                   ------------    ------------

Selling expenses ...............................      2,242,024         861,742
Design and production ..........................      2,278,495         891,985
General and administrative .....................      3,585,618         972,091
                                                   ------------    ------------

 Total operating expenses ......................      8,106,137       2,725,818
                                                   ------------    ------------

Loss from operations ...........................       (948,295)       (489,963)

Interest income (expense), net .................         59,750         (28,637)
Loss on disposal of fixed asset ................           --            (1,567)
                                                   ------------    ------------
 Total other income (expense) ..................         59,750         (30,204)
                                                   ------------    ------------

Loss before income taxes .......................       (888,545)       (520,167)
Benefit (provision) for income taxes ...........         23,494         (49,400)
                                                   ------------    ------------

Net loss .......................................       (865,051)       (569,567)
                                                   ============    ============

Less preferred stock dividend (Note 9) .........           --        (4,906,250)
                                                   ------------    ------------

Net loss available to common shareholders ......   $   (865,051)   $ (5,475,817)
                                                   ============    ============

Basic and diluted weighted average loss per
common share (1) ...............................   $      (0.03)   $     (33.60)
                                                   ============    ============

Basic and diluted weighted average common
shares outstanding (1) .........................     34,063,658         162,986
                                                   ============    ============

Pro forma income taxes and earnings per
share (Note 9):
  Net loss .....................................                   $   (569,567)
  Loss before income taxes .....................                       (520,167)
  Pro forma income tax benefit .................                       (205,000)
  Pro forma net loss ...........................                       (315,167)
  Pro forma net loss available to common
     shareholders ..............................                     (5,221,417)
  Pro forma basic and diluted loss per
     common share ..............................                         (32.04)

(1) Reflects the reverse stock split of 1:9.25 and subsequent issuance of shares to preserve round lot holders as of January 1, 2005, which became effective on January 5, 2006.


                 See Notes to Consolidated Financial Statements.

                            PEOPLE'S LIBERATION, INC.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                       Year Ended
                                                                                      December 31,
                                                                              --------------------------
                                                                                  2006           2005
                                                                              -----------    -----------
Cash flows from operating activities:
  Net loss ................................................................   $  (865,051)   $  (569,567)
  Adjustments to reconcile net loss to net cash used by operating activities:
     Depreciation and amortization ........................................        97,517         18,778
     Loss on disposal of fixed asset ......................................          --            1,567
     Allowance for doubtful accounts ......................................        78,000           --
     Deferred income taxes ................................................       (22,400)        31,400
     Stock based compensation .............................................       259,402           --
     Changes in operating assets and liabilities:
       Receivables ........................................................    (1,853,817)    (2,037,295)
       Inventories ........................................................    (1,753,200)    (1,056,224)
       Refundable income taxes ............................................       (16,500)          --
       Prepaid expenses and other current assets ..........................        81,642       (205,678)
       Other assets .......................................................       (19,536)          --
       Accounts payable and accrued expenses ..............................       252,586      1,846,605
       Income taxes payable ...............................................       (12,797)        15,997
                                                                              -----------    -----------
         Net cash flows used in operating activities ......................    (3,774,154)    (1,954,417)
                                                                              -----------    -----------

Cash flows from investing activities:
  Acquisition of trademarks ...............................................      (191,492)       (41,525)
  Acquisition of property and equipment ...................................      (500,241)      (156,760)
                                                                              -----------    -----------
     Net cash flows used in investing activities ..........................      (691,733)      (198,285)
                                                                              -----------    -----------

Cash flows from financing activities:
  Net proceeds from private placement of preferred stock ..................          --        6,672,737
  Proceeds from loan payable ..............................................          --            6,011
                                                                              -----------    -----------
     Net cash flows provided by financing activities ......................          --        6,678,748
                                                                              -----------    -----------

Net (decrease) increase in cash and cash equivalents ......................    (4,465,887)     4,526,046
Cash and cash equivalents, beginning of year ..............................     4,528,276          2,230
                                                                              -----------    -----------
Cash and cash equivalents, end of year ....................................   $    62,389    $ 4,528,276
                                                                              ===========    ===========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest ................................................................   $     2,048    $    28,637
  Income taxes ............................................................        28,203          2,803
   Non-cash financing transactions:
       Loan payable converted to common stock .............................          --          300,000
       Trade payable converted to equity ..................................          --           25,000
       Beneficial conversion feature of preferred stock issued to investors          --        4,906,250
       Exchange of common stock and members' equity for preferred stock:
         Common stock .....................................................          --         (301,000)
         Members' equity ..................................................          --          643,069
         S Corp earnings ..................................................          --          (13,725)
         Preferred stock Series A .........................................          --                1
      Conversion of convertible preferred stock and reverse stock split:
         Common stock .....................................................        32,846           --
         Additional paid-in capital .......................................     6,639,892           --
         Preferred stock Series A .........................................    (6,672,738)          --
      Common stock issued in exchange for intangible asset (Note 8):
         Common stock .....................................................           571           --
         Additional paid-in capital .......................................       428,001           --
         Intangible asset .................................................      (428,572)          --


                 See Notes to Consolidated Financial Statements.

                            PEOPLE'S LIBERATION, INC.

                      CONSOLIDATED STATEMENT OF CHANGES IN
                              STOCKHOLDERS' EQUITY

                                       Common Stock          Preferred Stock Series A      Additional
                                -------------------------   --------------------------      Paid-in      Accumulated
                                   Shares        Amount        Shares         Amount        Capital        Deficit         Total
                                -----------   -----------   -----------    -----------    -----------    -----------    -----------
Balance at January 1, 2005 (1)         --     $      --         984,042    $     1,000    $      --      $  (315,123)   $  (314,123)

Stock issued for assumption of
   debt (1) ...................        --            --         984,043        300,000           --             --          300,000
Formation of Bella Rose (1) ...        --            --         442,819           --             --             --             --
Trade payable converted to
   members' equity (1) ........        --            --          49,202         25,000           --             --           25,000
Issuance of common stock to
   existing shareholders of
   People's Liberation,
   Inc. (2) ...................   1,525,383         1,525          --             --           (1,525)          --             --
Exchange transaction of
   Versatile common stock and
   Bella Rose members' equity .        --            --            --         (325,999)       325,999           --             --
Members' deficit adjustment
   for operations prior to
   exchange transaction .......        --            --            --             --         (643,069)       643,069           --
Stockholder's equity
   adjustment for operations
   prior to change in S
   Corporation tax status .....        --            --            --             --           13,725        (13,725)          --
Private placement of preferred
   stock Series A, including
   intrinsic value of
   beneficial conversion
   feature ....................        --            --         578,125      6,672,737           --             --        6,672,737
Net loss ......................        --            --            --             --             --         (569,567)      (569,567)
                                -----------   -----------   -----------    -----------    -----------    -----------    -----------
Balance at December 31, 2005 ..   1,525,383         1,525     3,038,231      6,672,738       (304,870)      (255,346)     6,114,047
Conversion of preferred stock
   Series A and reverse stock
   split of 1:9.25 ............  32,845,751        32,846    (3,038,231)    (6,672,738)     6,639,892           --             --
Expenses related to 2005
   private placement of
   preferred stock Series A ...        --            --            --             --          (92,231)          --          (92,231)
Stock based compensation ......        --            --            --             --          259,402           --          259,402
Issuance of common stock in
   exchange for intangible
   asset ......................     571,429           571          --             --          428,001           --          428,572
Net loss ......................        --            --            --             --             --         (865,051)      (865,051)
                                -----------   -----------   -----------    -----------    -----------    -----------    -----------
Balance at December 31, 2006 ..  34,942,563   $    34,942          --      $      --      $ 6,930,194    $(1,120,397)   $ 5,844,739
                                ===========   ===========   ===========    ===========    ===========    ===========    ===========

(1) Reflects the equivalent number of shares of Series A preferred stock held by the shareholders of Versatile and received by the members of Bella Rose at the time of its formation on May 13, 2005 as if the exchange transaction occurred on January 1, 2004 (Note 9).
(2) Reflects the reverse stock split of 1:9.25 and subsequent issuance of shares to preserve round lot holders as of December 31, 2005, which became effective on January 5, 2006.

                 See Notes to Consolidated Financial Statements.

                            PEOPLE'S LIBERATION, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

ORGANIZATION

         People's Liberation, Inc. (the "Company") is the parent holding company of Versatile Entertainment, Inc. ("Versatile"), a California corporation, and Bella Rose, LLC ("Bella Rose"), a California limited liability company, both of which were consolidated on November 22, 2005 and became wholly-owned subsidiaries of the Company on the effective date of the Company's exchange transaction. William Rast Sourcing, LLC ("William Rast Sourcing") and William Rast Licensing, LLC ("William Rast Licensing"), both California limited liability companies, were formed effective October 1, 2006 and are owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC ("WRE"), an entity owned in part by Justin Timberlake.

         People's Liberation, Inc. was incorporated in the State of Delaware on December 29, 1982 under the name Philco Financial Management Corp. The Company had three wholly owned subsidiaries, Global Medical Technologies, Inc., an Arizona corporation, which was operating ("Global Medical"), and Century Pacific Fidelity Corporation and Century Pacific Investment Management Corporation, both of which were inactive and without assets or debts.

         On January 31, 2005, the Company contributed all of the shares of common stock of its wholly-owned, inactive subsidiaries, Century Pacific Fidelity Corp. and Century Pacific Investment Management Corporation, to Global Medical. In February 2005, the Company distributed all of the outstanding shares of common stock of Global Medical on a pro rata basis to its stockholders. Following the distribution, Global Medical continued to operate its medical equipment reconditioning business as an independent company. After this distribution, the Company existed as a "shell company" under the name of Century Pacific Financial Corporation with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

         On November 22, 2005, the Company acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became its wholly-owned subsidiaries. The Company issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of its series A convertible preferred stock, which subsequently converted into 26,595,751 shares of common stock on January 5, 2006 on a post reverse stock split basis. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and the Company the legal acquirer.

         Effective on January 5, 2006, the Company changed its corporate name from Century Pacific Financial Corporation to People's Liberation, Inc., completed a 1-for-9.25 reverse split of its common stock, adopted its 2005 Stock Incentive Plan, and its series A convertible preferred stock converted into common stock. Following the conversion of the Series A convertible preferred stock, the reverse stock split on January 5, 2006, and the subsequent issuance of shares to preserve round lot holders, 34,371,134 shares of common stock were outstanding. All share and per share information included in the accompanying consolidated financial statements reflects the effects of the reverse stock split.

         Versatile was organized as a California corporation under the laws of the State of California on April 21, 2001.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         Bella Rose was organized as a California limited liability company under the laws of the State of California on May 13, 2005.

         William Rast Sourcing and William Rast Licensing were organized as California limited liability companies under the laws of the State of California on October 1, 2006.

         Beginning October 1, 2006, William Rast Sourcing and William Rast Licensing are consolidated under Bella Rose, a wholly-owned subsidiary of the Company. William Rast Sourcing and William Rast Licensing are owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC ("WRE") an entity owned in part by Justin Timberlake. Until WRE has a basis in the capital of William Rast Sourcing and William Rast Licensing, losses will not be allocated to WRE. Instead, all losses will be recognized by Bella Rose in consolidation. Subsequently, if profits are generated by William Rast Sourcing and William Rast Licensing, then profits will not be allocated to WRE until previously unrecognized minority losses are fully recouped by Bella Rose. Minimum profit allocations to WRE will be accounted for as a minority interest in the consolidated financial statements of the Company.

         Bella Rose was formed in May 2005 prior to the exchange transaction on November 22, 2005. From the period of Bella Rose's inception and throughout 2005,Bella Rose and Versatile had common ownership and control. The consolidated financial statements reflect the capital structure of People's Liberation, Inc., the parent holding company, after giving effect to the exchange transaction. The capital structure in the historical combined financial statements of Versatile and Bella Rose prior to the exchange transaction are different as they do not affect reverse merger accounting.

NATURE OF OPERATIONS

         The Company markets and sells high-end casual apparel under the brand names "People's Liberation" and "William Rast" through Versatile and Bella Rose, its wholly owned subsidiaries, and through Bella Rose's 50% owned subsidiaries, William Rast Sourcing and William Rast Licensing. The majority of the merchandise the companies offer consists of premium denim, knits, wovens, and outerwear for men and women. In the United States, Versatile and William Rast Sourcing distribute their merchandise to better department stores and boutiques, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus, Lisa Klein, Lulu's Boutique, Atrium and Fred Segal. Internationally, in select countries, products are sold directly and through distributors to better department stores and boutiques, such as TNT in Canada, Jades in Germany and Sears in Mexico City.

         Versatile was established in April 2001 and commenced operations of its People's Liberation clothing line in July 2004. Versatile began shipping products under the People's Liberation brand name in the fourth quarter of 2004. The People's Liberation clothing line was developed internally by our Chief Executive Officer, Daniel Guez.

         Bella Rose was established in May 2005 and commenced operations of its William Rast clothing line in May 2005. Bella Rose began shipping products under the William Rast brand name in the fourth quarter of 2005. Under an apparel brand agreement with an entity owned in part by Justin Timberlake, Bella Rose had the exclusive rights to manufacture clothing and accessories under the William Rast tradename. Under long-form definitive agreements entered into effective October 1, 2006, which superseded the apparel brand agreement, two new entities were formed, William Rast Sourcing and William Rast Licensing. All assets and liabilities of the Bella Rose business were transferred to William Rast Sourcing effective October 1, 2006. William Rast Sourcing has the exclusive rights to manufacture clothing with the William Rast brand name. The William Rast trademarks were transferred to William Rast Licensing effective October 1, 2006 and William Rast Licensing has the exclusive rights to promote and license

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

the William Rast brand. William Rast Sourcing and William Rast Licensing are owned 50% by Bella Rose and 50% by William Rast Enterprises, LLC, an entity owned in part by Justin Timberlake.

         The Company is headquartered in Los Angeles, California, and maintains two showrooms in New York and Los Angeles.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The accounts of Versatile, Bella Rose, William Rast Sourcing and William Rast Licensing have been consolidated for financial statement presentation. All significant inter-company accounts and transactions have been eliminated in the consolidation.

USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

REVENUE RECOGNITION

         The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, as amended by SAB No. 104. Wholesale revenue is recognized when merchandise is shipped to a customer, at which point title transfers to the customer, and when collection is reasonably assured. Customers are not given extended terms or dating or return rights without proper prior authorization. Revenue is recorded net of estimated returns, charge backs and markdowns based upon management's estimates and historical experience. Website revenue is recognized when merchandise is shipped to a customer and when collection is reasonably assured.

COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. There were no material other comprehensive income items for the years ended December 31, 2006 and 2005.

SEGMENT REPORTING

         The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. The Company believes that it operates within one segment as there is not enough difference between the types of products developed and distributed by the Company to justify segmented reporting by product type. Management decisions regarding the allocation of resources and the assessment of performance are made on a company-wide basis and are not specific to the type of product. See Note 18 for disclosure regarding geographic regions.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

ADVERTISING

         Advertising costs are charged to expense as of the first date the advertisements take place. Advertising expenses included in selling expenses approximated $408,000 and $134,000 for the years ended December 31, 2006 and 2005, respectively.

INVENTORIES

         Inventories, consisting of piece goods and trim, work-in-process and finished goods, are stated at the lower of cost (first-in, first-out method) or market value. Inventories are evaluated for obsolescence and slow-moving items based on management's analysis of sales levels, sales projections and inventory levels.

STOCK-BASED COMPENSATION

         On January 1, 2006, we adopted Statement of Financial Accounting Standards ("SFAS") No. 123(R), SHARE-BASED PAYMENT, which requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the consolidated financial statements. The cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123(R) replaces SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and supersedes Accounting Principles Board Opinion ("APB Opinion") No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 117 ("SAB No. 107") relating to SFAS No. 123(R). The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R).

         The Company adopted SAS No. 123(R) using the modified prospective transition method which requires the application of the accounting standards as of January 1, 2006, the first day of the Company's 2006 fiscal year. The consolidated financial statements as of and for the year ended December 31, 2006 reflect the impact of SFAS No. 123(R). Stock-based compensation expense is recognized based on awards ultimately expected to vest on a straight-line prorated basis. In accordance with the modified prospective transition method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS No. 123(R). The Company adopted its 2005 Stock Incentive Plan on January 5, 2006.

         During the year ended December 31, 2006, the Company issued 2,052,000 options to employees, officers, directors and outside consultants at an exercise price of $1.25 per share. Options to purchase 440,583 shares were exercisable as of December 31, 2006. Total stock based compensation expense for the year ended December 31, 2006 was approximately $259,000, before income tax benefits. There was no stock-based compensation expense recognized prior to January 1, 2006. The compensation expense recognized during the year ended December 31, 2006 did not change basic and diluted loss per share reported in our Statement of Operations. The total fair value of options granted to employees, officers, directors and outside consultants during the year ended December 31, 2006 was approximately $1,052,000. The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model. The valuation determined by the Black-Scholes pricing model is affected by the Company's stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to our expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Stock price volatility was estimated based on a peer group of public companies and expected term was estimated using the "safe harbor" provisions provided in SAB 107.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         The following is a summary of the weighted-average assumptions we used as inputs to the Black-Scholes pricing model for option grants in 2006:

    Dividend yield...........................................                --
    Risk-free interest rate..................................               5.2%
    Expected volatility......................................              60.3%
    Expected life of options - weighted average..............         5.9 years

          The fair value of options granted to outside consultants will be adjusted until the options vest or there is a substantial performance commitment as provided by the Emerging Issues Task Force (EITF) 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES (EITF 96-18).

         During the year ended December 31, 2005, the Company did not grant any options to purchase shares of its common stock, and during that period there were no options that vested. Accordingly, no proforma information for 2005 is required.

         For stock-based awards issued to employees and directors, stock-based compensation is attributed to expense using the straight-line single option method. Stock-based compensation expense recognized in the Statement of Operations for the year ended December 31, 2006 is based on awards ultimately expected to vest. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the year ended December 31, 2006, expected forfeitures is immaterial and as such the Company is recognizing forfeitures as they occur.

         Options awarded to non-employees are charged to expense when the services are performed and benefit is received as provided by EITF 96-18.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Upon retirement or other disposition of property and equipment, applicable cost and accumulated depreciation and amortization are removed from the accounts and any gains or losses are included in results of operations.

         Depreciation   of  property  and   equipment  is  computed   using  the
straight-line method based on estimated useful lives of the assets as follows:

         Furniture and fixtures     5 years

         Office equipment           5 to 7 years

         Machinery and equipment    5 to 7 years

         Leasehold improvements     Term of the lease or the  estimated  life of
                                    the  related   improvements,   whichever  is
                                    shorter.

         Computer Software          5 years

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

INTANGIBLE ASSETS

         Intangible assets consist of trademarks and operational control rights related to the William Rast Sourcing and William Rast Licensing entities (Note
8).

         Costs incurred related to the Company's trademarks are amortized on a straight-line basis over an estimated useful life of fifteen years.

         Operational control rights amounting to $428,572 have an indefinite life. Therefore, amortization expense is not recorded on this asset.

         Amortization expense of intangible assets amounted to $9,616 and $1,529 for the years ended December 31, 2006 and 2005.

IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLES

         Long-lived assets, including trademarks and operational control rights related to William Rast Sourcing and William Rast Licensing, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

INCOME TAXES

         Through May 31, 2005, Versatile was a Sub-Chapter S Corporation. The taxes on the income of a Sub-Chapter S Corporation are payable individually by each shareholder. As a Sub-Chapter S Corporation, Versatile was subject to California minimum tax of $800 or taxed at the rate of 1.5% of net income, whichever was higher. On June 1, 2005, Versatile's Sub-Chapter S status was terminated and Versatile elected to become a C-Corporation for tax purposes.

         Bella Rose, William Rast Sourcing and William Rast Licensing are limited liability companies and are subject to California minimum tax of $800 and a fee based on total annual revenue. The earnings of a limited liability company are reported individually by its members.

         On November 22, 2005, People's Liberation (formerly Century Pacific Financial Corporation) acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became a wholly-owned subsidiary of the Company. As a result, Versatile and Bella Rose (including its 50% owned subsidiaries, William Rast Sourcing and William Rast Licensing) are consolidated and income taxes are reported by the parent, People's Liberation. Taxes are calculated on a consolidated basis at C-Corporation income tax rates.

         Deferred income taxes are recognized using the asset and liability method by applying income tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for income tax rate changes.

         Income taxes are further described in Note 11.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash and cash equivalents, trade accounts receivable, and amounts due from factor. Concentration of credit risk with respect to trade accounts receivable is significantly mitigated by the use of a factor, which effectively transfers a substantial amount of credit risk to the factor. The Company and its factor perform on-going credit evaluations of its customers and the Company maintains an allowance for doubtful accounts and chargebacks. The Company may extend unsecured credit to its customers in the normal course of business.

         The Company's cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company may be exposed to risk for the amounts of funds held in one bank in excess of the insurance limit. In assessing the risk, the Company's policy is to maintain cash balances with high quality financial institutions.

         The Company's products are primarily sold to department stores, specialty retail stores and international distributors. These customers can be significantly affected by changes in economic, competitive or other factors. The Company makes substantial sales to a relatively few, large customers. In order to minimize the risk of loss, the Company assigns the majority of domestic accounts receivable to a factor without recourse. For non-factored and recourse receivables, account-monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required.

ACCOUNTS RECEIVABLE - ALLOWANCE FOR RETURNS, DISCOUNTS AND BAD DEBTS

         The Company evaluates the collectibility of accounts receivable and charge backs (disputes from the customer) based upon a combination of factors. In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations (such as in the case of bankruptcy filings or substantial downgrading by credit sources), a specific allowance for bad debts is taken against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected. For all other customers, the Company recognizes an allowance for bad debts and uncollectible charge backs based on its historical collection experience. If collection experience deteriorates (for example, due to an unexpected material adverse change in a major customer's ability to meet its financial obligations to the Company), the estimates of the recoverability of amounts due could be reduced by a material amount.

SHIPPING AND HANDLING COSTS

         The Company records shipping and handling costs billed to customers as a component of revenue, and shipping and handling costs incurred by the Company for inbound and outbound freight are recorded as a component of cost of sales. Total shipping and handling costs included as a component of revenue for the years ended December 31, 2006 and 2005 amounted to approximately $115,000 and $57,000, respectively. Total shipping and handling costs included as a component of cost of sales amounted to approximately $202,000 and $128,000 for the years ended December 31, 2006 and 2005, respectively.

CLASSIFICATION OF EXPENSES

         COST OF GOODS SOLD - Cost of good sold includes expenses primarily related to inventory purchases and contract labor, freight and overhead expenses. Overhead expenses primarily consist of warehouse salaries and expense.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         SELLING EXPENSE - Selling expenses primarily include sales salaries and commissions, tradeshow, advertising, marketing, showroom and other selling expenses, including travel and entertainment.

         DESIGN AND PRODUCTION EXPENSES - Design and production expenses primarily include design and production salaries, design fees and expenses and samples.

         GENERAL AND ADMINISTRATIVE EXPENSES - General and administrative expenses primarily include administrative and officer salaries, employee benefits, professional service fees, consulting, facility expenses, information technology, travel and entertainment, depreciation and amortization, bad debts and other general corporate expenses.

CONSIDERING   THE  EFFECTS  OF  PRIOR  YEAR   MISSTATEMENTS   WHEN   QUANTIFYING
MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS.

         Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), was issued in September 2006. SAB 108 requires that public companies utilize a "dual-approach" to assessing the quantitative effects of financial misstatements. This dual approach includes both an income statement focused assessment and a balance sheet focused assessment. The guidance in SAB 108 must be applied to annual financial statements for fiscal years ending after November 15, 2006. The adoption of this pronouncement has not had a material impact on the Company's consolidated financial statements.

RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes the recognition threshold and measurement criteria for determining the tax benefit amounts to recognize in financial statements. This interpretation is effective for the Company beginning January 1, 2007. The Company is evaluating the potential impact of adopting this interpretation on its future results of operations, financial position and cash flows.

         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140," to permit fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation in accordance with the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement occurring after the beginning of an entity's fiscal year that begins after September 15, 2006. The adoption of this Statement is not expected to have a material effect on the Company's consolidated financial statements.

         In March 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", that provides guidance on accounting for separately recognized servicing assets and servicing liabilities. In accordance with the provision of SFAS No. 156, separately recognized servicing assets and servicing liabilities must be initially measured at fair value, if applicable. Subsequent to initial recognition, the company may use either the amortization method or the fair value measurement method to account for servicing assets and servicing liabilities within the scope of this Statement. SFAS No. 156 is effective as of the beginning of an entity's fiscal year that begins after September 15, 2006. The adoption of this Statement is not expected to have a material effect on the Company's consolidated financial statements.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for the Company beginning January 1, 2008. The Company is currently evaluating whether adoption of this statement will result in a change to its fair value measurements.

         In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires employers to (a) recognize in its statement of financial position the funded status of a benefit plan measured as the difference between the fair value of plan assets and the benefit obligation, (b) recognize net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87, "Employer's Accounting for Pensions" or SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," (c) measure defined benefit plan assets and obligations as of the date of the employer's statement of financial position and (d) disclose additional information in the notes to the financial statements about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations. The requirements of SFAS 158 are to be applied prospectively upon adoption. For companies without publicly traded equity securities, the requirements to recognize the funded status of a defined benefit postretirement plan and provide related disclosures are effective for fiscal years ending after June 15, 2007, while the requirement to measure plan assets and benefit obligations as of the date of the employer's statement of financial position is effective for fiscal years ending after December 15, 2008, with earlier application encouraged. The Company believes the adoption of this pronouncement will not have any material effect on its financial statements.

         Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future consolidated financial statements.

FAIR VALUE OF FINANCIAL INFORMATION

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. ACCOUNTS RECEIVABLE AND DUE FROM FACTOR: Due to the short-term nature of the receivables, the fair value approximates the carrying value. ACCOUNTS PAYABLE AND ACCRUED EXPENSES: Due to the short-term nature of the payables, the fair value approximates the carrying value.

NOTE 3 - EARNINGS PER SHARE

         The Company computes and presents earnings per share in accordance with SFAS No. 128, "EARNINGS PER SHARE". Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the period. Warrants representing 3,125,000 shares of common stock at exercise prices ranging from $1.25 to $2.00 per share and stock options representing 1,878,000 shares of common stock at an exercise price of $1.25 per share were outstanding as of December 31, 2006, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive. Warrants representing 3,125,000 shares of common stock and Series A convertible preferred stock representing 32,845,751 common shares on a post conversion and reverse split basis were outstanding as of December 31, 2005, but were excluded from the average number of common shares outstanding in the calculation of earnings per share because the effect of inclusion would be anti-dilutive.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations:

                                           LOSS        SHARES(1)     PER SHARE
                                       (NUMERATOR)   (DENOMINATOR)     AMOUNT
YEAR ENDED DECEMBER 31, 2006:          -----------    -----------   -----------
Basic loss per share:
Net loss ...........................   $  (865,051)    34,063,658   $     (0.03)

Effect of Dilutive Securities:
Options ............................          --             --            --
Warrants ...........................          --             --            --
                                       -----------    -----------   -----------
Loss available to common
   stockholders ....................   $  (865,051)    34,063,658   $     (0.03)
                                       ===========    ===========   ===========


YEAR ENDED DECEMBER 31, 2005:
Basic loss per share:
Net loss ..........................   $  (569,567)       162,986    $     (3.50)
Preferred stock deemed
   dividend (Note 9) ..............    (4,906,250)                       (30.10)

Effect of Dilutive Securities:
Options ...........................          --             --             --
Warrants ..........................          --             --             --
                                      -----------    -----------    -----------
Loss available to common
   stockholders ...................   $(5,475,817)       162,986    $    (33.60)
                                      ===========    ===========    ===========

(1) Reflects the reverse stock split of 1:9.25 and subsequent issuance of shares to preserve round lot holders as of January 1, 2004, which became effective on January 5, 2006.

NOTE 4 - DUE FROM FACTOR

         The Company uses a factor for working capital and credit administration purposes. Under the factoring agreements, the factor purchases a substantial portion of the Company's trade accounts receivable and assumes credit risk with respect to certain accounts.

         The factor agreements provide that the Company can borrow an amount up to 85% of the value of its approved factored customer invoices. The Company can also borrow up to 50% of its eligible inventory (as defined in the agreement), up to a maximum of $1 million. The factor commission is 0.8% of the customer invoice amount for terms up to 60 days, plus one quarter of one percent (.25%) for each additional thirty-day term.

         Receivables sold in excess of maximums established by the factor are subject to recourse in the event of nonpayment by the customer. The Company is contingently liable to the factor for merchandise disputes and customer claims on receivables sold to the factor.

         To the extent that the Company draws funds prior to the deemed collection date of the accounts receivable sold to the factor, interest is charged at the factor's prime lending rate plus 1% per annum. Factor advances and ledger debt are collateralized by non-factored accounts receivable,

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

inventories and general intangibles. Ledger debt (payables to suppliers that use the same factor as the Company) amounted to approximately $625,000 at December 31, 2006.

         Due from factor is summarized as follows:

         Outstanding receivables:
           Without recourse .......................        $ 2,840,272
           With recourse ..........................            179,501
                                                           -----------
                                                             3,019,773
         Open credits .............................           (247,000)
                                                           -----------
                                                           $ 2,772,773
                                                           ===========
NOTE 5 - INVENTORIES

         Inventories are summarized as follows:

         Piece goods and trim .....................          $  766,177
         Work in process ..........................             353,838
         Finished goods ...........................           1,726,166
                                                             ----------
                                                             $2,846,181
                                                             ==========

NOTE 6 - PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows:

         Furniture and fixtures ..........................   $ 170,544
         Office equipment ................................     158,767
         Machinery and equipment .........................      71,280
         Leasehold improvements ..........................     103,994
         Computer software ...............................     172,335
                                                             ---------
                                                               676,920
         Less accumulated depreciation and amortization ..     (99,589)
                                                             ---------
                                                             $ 577,331
                                                             =========

         Depreciation expense amounted to $87,901 and $17,249 for the years ended December 31, 2006 and 2005, respectively.

NOTE 7 - TRADEMARKS

         Trademarks are summarized as follows:

         Trademarks, at cost ........................        $ 236,176
         Less accumulated amortization ..............           (8,428)
                                                             ---------
                                                             $ 227,748
                                                             =========

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         Future annual estimated amortization expense is summarized as follows:

         YEARS ENDING DECEMBER 31,
         2007 ........................................         $ 15,183
         2008 ........................................           15,183
         2009 ........................................           15,183
         2010 ........................................           15,183
         2011 ........................................           15,183
         Thereafter ..................................          151,833
                                                               --------
                                                               $227,748
                                                               ========

         Trademark amortization expense amounted to $9,616 and $1,529 for the years ended December 31, 2006 and 2005, respectively.

NOTE 8 - INTANGIBLE ASSET, AND WILLIAM RAST SOURCING AND WILLIAM RAST LICENSING AGREEMENTS

         On or around April 27, 2005, Bella Rose entered into letter agreements (the "Letter Agreements") with William Rast Enterprises, LLC ("WRE"). The Letter Agreements contemplated the formation of a joint venture between the parties to exploit the William Rast(TM) trademark. More particularly, the Letter Agreements contemplated the formation of a sourcing company, which would have rights to manufacture and sell William Rast branded apparel, and a licensing company, which would own the William Rast(TM) trademark and license rights to the trademark to the sourcing company and other parties. The Letter Agreements also contemplated a services agreement, pursuant to which Justin Timberlake would provide personal services to the licensing company and its licensees in connection with the exploitation of the William Rast brand.

         While the Letter Agreements contemplated that the venture would be operated by a separate operating entity, which entity would be owned and managed 50% by Bella Rose and 50% by WRE, the venture's business had been operated directly by Bella Rose since inception.

         On  October  1,  2006,  Bella  Rose  and  WRE  entered  into  long-form definitive agreements, including the limited liability company operating agreement of William Rast Sourcing, LLC (the "Sourcing Operating Agreement"), the limited liability company operating agreement of William Rast Licensing, LLC (the "Licensing Operating Agreement", and together with the Sourcing Operating Agreement, the "Operating Agreements"), and the services agreement by and between William Rast Licensing and Justin Timberlake (the Operating Agreements, together with the Services Agreement, the "Transaction Documents") to memorialize the terms set forth in the Letter Agreements, with the exception that Bella Rose has operational control over William Rast Sourcing, LLC and William Rast Licensing, LLC.

         WRE received a 50% membership interest in William Rast Sourcing. Bella Rose was granted a 50% membership interest in William Rast Sourcing in exchange for assigning all of the assets and liabilities of the William Rast apparel business operated by Bella Rose. Profits and losses are allocated to each member in accordance with their respective membership interests. WRE is to receive minimum annual non-cumulative profit allocations of 6% of net sales or, if less, the actual amount of profits for the year. Bella Rose is required to loan William Rast Sourcing up to $1.8 million in unsecured working capital funds through December 31, 2007. The Sourcing Operating Agreement also includes certain rights related to the sale or transfer of membership interests, including right of first refusal and drag along rights.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         WRE also received a 50% membership interest in William Rast Licensing. Bella Rose was granted a 50% membership interest in William Rast Licensing in exchange for contributing the William Rast(TM) trademarks to the company. Profits and losses are allocated to each member in accordance with their respective membership interests. WRE is to receive minimum annual non-cumulative profit allocations of 3% of net sales or, if less, the actual amount of profits for the year. Bella Rose is required to loan William Rast Licensing up to $200,000 in unsecured working capital funds through December 31, 2007. The Licensing Operating Agreement also includes certain rights related to the sale or transfer of membership interests, including right of first refusal and drag along rights.

         William Rast Licensing granted William Rast Sourcing a perpetual, royalty free, exclusive, worldwide, nontransferable license to use the William Rast trademarks in connection with the sourcing, marketing and distribution of men's, women's and children's apparel.

         In consideration for WRE entering into the Operating Agreements on terms which give Bella Rose operational control over the Sourcing Company and the Licensing Company, which operational control the Letter Agreements provided would be 50% in favor of Bella Rose and 50% in favor of WRE, the Company, on October 1, 2006, issued to WRE 571,429 shares of its common stock, par value $0.001 per share. The common stock issued contains restrictions related to the sale or transfer of the shares, including right of first refusal and annual volume limitations. The market price of the Company's common stock on the date of issuance of the shares was $0.75. The $428,572 value of the common stock issued to WRE has been recorded as an intangible asset on Bella Rose's financial statements. The intangible asset is expected to have an indefinite life and will be reviewed for impairment on a quarterly basis.

         The issuance of the shares of common stock to WRE was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption from registration contained in Regulation D, only to accredited investors. The shares of common stock may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission or with any state securities commission.

         Pursuant to a services agreement entered into between William Rast Licensing and Justin Timberlake, Mr. Timberlake agrees to provide William Rast Licensing and its licensees (which includes William Rast Sourcing) with certain services in connection with the launch, advertising, design, and styling of William Rast branded apparel and other consumer products. During the term of the agreement, except as otherwise provided in the agreement, the services to be rendered by Mr. Timberlake in the indirect endorsement of William Rast branded apparel and other consumer products shall be exclusive to William Rast Licensing. The Services Agreement expires on December 31, 2008 and may be terminated earlier by Mr. Timberlake if certain sales targets are not met.

         Beginning October 1, 2006, William Rast Sourcing and William Rast Licensing are consolidated under Bella Rose, a wholly-owned subsidiary of the Company. Until WRE has a basis in the capital of William Rast Sourcing and William Rast Licensing, losses will not be allocated to WRE. Instead, all losses will be recognized by Bella Rose in consolidation. Subsequently, if profits are generated by William Rast Sourcing and William Rast Licensing, then profits will not be allocated to WRE until previously unrecognized minority losses are fully recouped by Bella Rose. Minimum profit allocations to WRE will be accounted for as a minority interest in the consolidated financial statements of the Company.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         Because net liabilities of Bella Rose were transferred to William Rast Sourcing and William Rast Licensing upon formation of the new entities, the settlement of which is the sole responsibility of Bella Rose, there was no gain or loss recognized upon the transfer of the net liabilities to the new entities.

         Assets and liabilities of Bella Rose transferred to William Rast Sourcing and William Rast Licensing on October 1, 2006 were transferred at their carrying value on the books of Bella Rose on the date of transfer.

NOTE 9 - STOCKHOLDERS' EQUITY

EXCHANGE AGREEMENT

         On November 22, 2005, the Company acquired all of the outstanding voting securities of Bella Rose, LLC, a California limited liability company and Versatile Entertainment, Inc., a California corporation, each of which became wholly-owned subsidiaries. The Company issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of series A convertible preferred stock, which subsequently converted into 26,595,751 shares of common stock on a post reverse stock split basis. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and the Company the legal acquirer.

CAPITAL RAISE

         Immediately following the acquisition of Versatile and Bella Rose, the Company received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. Pursuant to subscription agreements entered into with these investors, the Company sold 578,125.58 shares of series A convertible preferred stock at a price per share of $13.5135, which subsequently converted into 6,250,000 shares of common stock on a post reverse stock split basis. The Company also issued to the investors five-year warrants to purchase an aggregate of 2,500,000 shares of common stock with an exercise price of $2.00 per share. After broker commissions and expenses and accounting, legal and other expenses, the Company received net proceeds of approximately $6.6 million in the capital raise. The warrants were valued at approximately $808,000 using the Black Scholes valuation model. The intrinsic value of the conversion feature related to the issuance of the Series A convertible preferred stock to investors amounted to approximately $4.9 million. The effect of recording the beneficial conversion feature on the December 31, 2005 consolidated financial statements was an increase in the additional paid-in capital of $4.9 million and an offsetting decrease in additional paid-in capital of the same amount.

         Sanders Morris Harris, Inc. acted as placement agent in connection with the capital raise. For their services as placement agent, the Company paid Sanders Morris Harris a fee equal to 7%, or approximately $546,875, of the gross proceeds from the financing. The Company also paid for the out-of-pocket expenses incurred by Sanders Morris Harris and all purchasers in the amount of $25,000. In addition, the Company issued to Sanders Morris Harris and its employees, Dean Oakey and Jonah Sulak, warrants to purchase an aggregate of 625,000 shares of common stock at an exercise price of $1.25 per share. The warrants are fully vested and have a term of 5 years. The warrants were valued at approximately $310,000 using the Black Scholes valuation model.

         Following the exchange transaction and the capital raise, the former security holders of Bella Rose and Versatile and the investors in the financing owned 95.6%, and the existing stockholders immediately prior to these transactions owned 4.4% of the Company's outstanding common stock on an as converted basis.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

REVERSE SPLIT AND MANDATORY CONVERSION OF PREFERRED STOCK INTO COMMON STOCK

         On November 23, 2005, the Company's Board of Directors, as well as holders representing approximately 66.9% of the outstanding series A convertible preferred stock, holders representing approximately 77.1% of the outstanding common stock, and holders representing approximately 67.3% of the outstanding common stock and series A convertible preferred stock voting together as a single class took action by written consent to (i) change the corporate name to People's Liberation, Inc., (ii) adopt a 1-for-9.25 reverse stock split, and
(iii) adopt the 2005 Stock Incentive Plan. Each of these actions became effective on January 5, 2006.

         Concurrent with the reverse split, each share of series A convertible preferred stock was immediately and automatically converted into approximately
10.81 shares of common stock of the Company (100 for 1 conversion of preferred stock to common stock and 1 for 9.25 common share reverse split). Accordingly, following the reverse split and the mandatory conversion, the former holders of 3,038,231.92 shares of series A convertible preferred stock, in the aggregate, received 32,845,751 shares of common stock in the Company, representing 95.6% of the outstanding shares of common stock immediately following the reverse split and the mandatory conversion. The former holders of the Company's common stock owned approximately 1,525,383 shares of common stock, representing 4.4% of the outstanding shares of the Company's common stock immediately following the reverse split and the mandatory conversion.

         The following 2005 Pro forma statement of operations information assumes that the automatic conversion and reverse split, as discussed above, occurred as of the beginning of the accounting period. The pro forma provision for income taxes as of December 31, 2005 assumes that Versatile Entertainment, Inc. was a C-Corporation as of the beginning of the accounting period and Bella Rose was consolidated under People's Liberation as of the beginning of the accounting period.

Net loss, as reported .......................................      $   (569,567)
Loss before income taxes, as reported .......................          (520,167)
Pro forma income tax benefit ................................          (205,000)
Pro forma net loss ..........................................          (315,167)
Pro forma net loss available to common shareholders .........        (5,221,417)
Pro forma basic and diluted loss per common share ...........             (0.23)
Pro forma basic and diluted weighted average
   common shares outstanding ................................        22,777,938

         The following Pro forma balance sheet information assumes the automatic conversion and reverse stock split, as discussed above, occurred as of December 31, 2005.


Series A convertible preferred stock .......................        $      --
Common stock (34,371,134 shares outstanding) ...............             34,371
Additional Paid-in capital .................................          6,335,022
Accumulated deficit ........................................           (255,346)
                                                                    -----------
Total stockholders' equity .................................        $ 6,114,047
                                                                    ===========

SERIES A PREFERRED STOCK

         Pursuant to the Company's Certificate of Incorporation, the Company is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which 3,500,000 were designated as series A convertible preferred

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

stock. In accordance with the Certificate of Designations, Preferences, Rights, and Limitations of the series A convertible preferred stock, the series A convertible preferred stock was automatically converted into common stock on January 5, 2006, when the Company undertook its reverse split (described above). Upon the mandatory conversion of the series A preferred stock, the shares converted returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Certificate of Designations, Preferences, Rights, and Limitations.

WILLIAM RAST SOURCING AND WILLIAM RAST LICENSING AGREEMENTS

         In consideration for William Rast Enterprises ("WRE") entering into certain operating agreements with Bella Rose on terms which give Bella Rose operational control over the William Rast Sourcing and William Rast Licensing (see Note 8), the Company, on October 1, 2006, issued to WRE 571,429 shares of its common stock, par value $0.001 per share. The common stock issued contains restrictions related to the sale or transfer of the shares, including right of first refusal and annual volume limitations. The market price of the Company's common stock on the date of issuance of the shares was $0.75. The $428,572 value of the common stock issued to WRE has been recorded as an intangible asset on Bella Rose's financial statements. The intangible asset is expected to have an indefinite life and will be reviewed for impairment on a quarterly basis.

         The issuance of the shares of common stock to WRE was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption from registration contained in Regulation D, only to accredited investors. The shares of common stock may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission or with any state securities commission.

NOTE 10 - STOCK INCENTIVE PLAN, OPTIONS AND WARRANTS

         On January 5, 2006, the Company adopted its 2005 Stock Incentive Plan (the "Plan"), which authorized the granting of a variety of stock-based incentive awards. The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines the recipients and terms of the awards granted. The Plan provides for a total of 3,500,000 shares of common stock to be reserved for issuance under the Plan. There were no options granted during the year ended December 31, 2005.

         The   Company   recognizes   stock-based   compensation   costs   on  a
straight-line basis over the vesting period of each award, which is generally between one to four years.

         For the year ended December 31, 2006, total stock-based compensation expense included in the consolidated statement of operations was $259,402, charged to the following expense categories:

         Selling expense ..............................        $ 12,628
         Design and production ........................          22,158
         General and administrative ...................         224,616
                                                               --------
         Total stock-based compensation ...............        $259,402
                                                               ========

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         The following table summarizes the activity in the Plan:

                                                                      Weighted
                                                                       Average
                                                        Number of     Exercise
                                                          Shares        Price
                                                        ----------    ----------

Options outstanding - December 31, 2005 .............         --      $     --
     Granted ........................................    2,052,000          1.25
     Exercised ......................................         --            --
     Canceled .......................................     (174,000)         1.25
                                                        ----------

Options outstanding - December 31, 2006 .............    1,878,000    $     1.25
                                                        ==========

         Additional   information   relating  to  stock   options  and  warrants
outstanding and exercisable at December 31, 2006, summarized by exercise price is as follows:


                                                                                     Exercisable
                                     Outstanding Weighted Average                Weighted Average
                                ----------------------------------------   ---------------------------
                                                  Life         Exercise                      Exercise
Exercise Price Per Share          Shares        (years)         Price        Shares           Price
---------------------------     -----------    -----------   -----------   -----------     -----------
       $ 1.25 (options)          1,878,000        9.5           $ 1.25        440,583         $ 1.25
       $ 1.25 (warrants)           625,000        3.9           $ 1.25        625,000         $ 1.25
       $ 2.00 (warrants)         2,500,000        3.9           $ 2.00      2,500,000         $ 2.00
                                -----------                                -----------

                                 5,003,000        6.0           $ 1.62      3,565,583         $ 1.78
                                ===========                                ===========

         A summary of the changes in the Company's unvested stock options for the year ended December 31, 2006 is as follows:

                                                                      Weighted
                                                                       Average
                                                       Number of     Grant Date
                                                         Shares      Fair Value
                                                       ----------    ----------

Unvested stock options - December 31, 2005 .........         --      $     --
     Granted .......................................    2,052,000          0.51
     Vested ........................................     (440,583)        (0.40)
     Canceled, expired or forfeited ................     (174,000)        (0.45)
                                                       ----------    ----------

Unvested stock options - December 31, 2006 .........    1,437,417    $     0.56
                                                       ==========

         As of December 31, 2006, there was 704,519 of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the Plan. The cost is expected to be recognized on a weighted-average basis over the next three and a half years.

         The Company has recorded a 100% valuation allowance on its deferred tax asset related to net operating loss carryforwards. As a result, the stock-based compensation recorded for the year ended December 31, 2006 has not been tax effected on the consolidated statement of operations.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 11 - INCOME TAXES

         On June 1, 2005, Versatile's Sub-Chapter S election was terminated and Versatile became a C-Corporation for income tax purposes.

         On November 22, 2005, People's Liberation (formerly Century Pacific Financial Corporation) acquired all of the outstanding voting securities of Bella Rose and Versatile, each of which became a wholly-owned subsidiary of the Company. As a result, Versatile and Bella Rose (including its 50% owned subsidiaries, William Rast Sourcing and William Rast Licensing) are consolidated and taxes are reported by the parent, People's Liberation. Taxes are calculated on a consolidated basis at C-Corporation tax rates.

         Deferred income taxes arise principally from temporary differences in the method of depreciating property and equipment for income tax reporting purposes and the use of inventory capitalization requirements for income tax reporting purposes. A valuation allowance has been provided for deferred income tax assets related to net operating loss carryforwards. At this time, the Company cannot determine that it is more likely than not that it will realize the future income tax benefits related to its net operating losses.

         The benefit (provision) for income taxes for the years ended December 31, 2006 and 2005 consist of the following:

                                                      2006               2005
                                                    --------           --------
Federal:
    Current provision ....................          $ 39,010           $(15,300)
    Deferred provision ...................           (19,040)           (26,700)
                                                    --------           --------
                                                      19,970            (42,000
                                                    --------           --------
State:
    Current provision ....................             6,884             (2,700)
    Deferred provision ...................            (3,360)            (4,700)
                                                    --------           --------
                                                       3,524             (7,400)
                                                    --------           --------
                                                    $ 23,494           $(49,400)
                                                    ========           ========

         The difference between the benefit (provision) for income taxes and the expected income tax benefit (provision) determined by applying the statutory federal and state income tax rates to pre-tax accounting income for the years ended December 31, 2006 and 2005 are as follows:

                                                         2006          2005
                                                       --------      --------

Federal statutory rate .............................      (34.0)%       (34.0)%
State taxes net of Federal benefit .................       (6.0)         (6.0)
  Net operating loss valuation allowance ...........       36.4          --
S Corp status through May 31, 2005 .................       --            (1.1)
LLC status through November 22, 2005 ...............       --            49.4
Other ..............................................        1.0           1.2
                                                       --------      --------

                                                           (2.6)%         9.5%
                                                       ========      ========

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

         The components of the Company's consolidated deferred income tax balances as of December 31, 2006 and 2005 are as follows:

                                                            2006         2005
                                                         ---------    ---------
Deferred income tax assets - current:
    Net operating loss carryforwards .................   $ 323,000    $    --
    Bad Debt reserve .................................      31,000         --
    Inventory capitalization .........................      21,000        9,600
                                                         ---------    ---------
                                                           375,000        9,600
    Less:  Valuation allowance .......................    (323,000)        --
                                                         ---------    ---------
         Net deferred income tax assets - current ....   $  52,000    $   9,600
                                                         =========    =========

Deferred income tax liabilities - long-term:
    Property and equipment ...........................   $ (26,000)   $ (41,000)
    Excess of liabilities over assets from LLC due
    to exchange transaction ..........................     (35,000)        --
                                                         ---------    ---------
         Deferred income tax liabilities - long-term .   $ (61,000)   $ (41,000)
                                                         =========    =========

NOTE 12 - LAUNCH OF PEOPLE'S LIBERATION AND WILLIAM RAST E-COMMERCE WEBSITES

         In October 2006, we launched our e-commerce websites, www.peoplesliberation.com and www.williamrast.com, for the direct on-line sale of select People's Liberation and William Rast products. The websites showcase each brand's men's and women's collections, including premium denim jeans, skirts, knits tops, jackets and tracksuits, a selection of which is available for purchase online. We launched the websites to attract new customers and increase existing loyalty to our brands. In conjunction with the launch of the e-commerce websites, we entered into an agreement with a vendor to provide customer service, fulfillment and site maintenance services. Services are to be provided by the vendor over a three-year period and the agreement is cancelable by either party beginning March 2007. Fees for services provided by the vendor are calculated based on a percentage of net website revenue.

NOTE 13 - PRODUCT ENDORSEMENT AGREEMENT

         In May 2006, the Company entered into a product endorsement agreement with rock icon Tommy Lee to create a limited edition clothing group called "PL for TL." The clothing line will consist of a range of denim, hooded sweatshirts and hats for both men and women and will combine modern tailoring with an edgy, yet sleek fit. The inspiration of the "PL for TL" group is the artistic elements of Tommy Lee's tattoos. The knits and denim will have authentic detailing influenced by Tommy's unique aesthetic. Tommy Lee will also be involved in the design and development of the products and will make a minimum of six annual appearances at a combination of trade shows, retail locations and fashion shows to promote the clothing line. The agreement provides for a term of 18 months, minimum sales targets and royalties on net product sales at a negotiated rate. The "PL for TL" collection was launched in the fourth quarter of 2006. Royalty expense amounted to approximately $32,000 for the year ended December 31, 2006.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 14 - RELATED PARTY TRANSACTIONS

         Paul Guez, Daniel Guez's father, loaned Versatile Entertainment, Inc. $75,000 in May 2005 pursuant to a note payable which was unsecured, bore interest at 5% and was due on demand. The note and accrued interest was repaid in November 2005.

         During 2004, Tag-It Pacific, Inc. loaned an aggregate of $293,989 to Versatile Entertainment, Inc., which loan was unsecured, and due on demand. On May 16, 2005, the then outstanding balance of $300,000 due to Tag-It Pacific, Inc. was repaid with borrowings from an unrelated entity. On May 16, 2005, Colin Dyne, CEO of Tag-It Pacific, Inc., assumed Versatile's obligation to the unrelated entity in exchange for the issuance of 45 shares of Versatile's common stock. After giving 9.546 shares of his Versatile common stock to various parties, the remaining 35.454 shares of common stock held by Mr. Dyne were exchanged for 775,294.3 shares of our series A convertible preferred stock on November 22, 2005, the closing date of the exchange transaction with Versatile Entertainment and Bella Rose. The Company paid $259,000 and $10,000 in consulting fees to this stockholder during the years ended December 31, 2006 and 2005.

         During the years ended December 31, 2006 and 2005, the Company purchased trim products from Tag-it Pacific, Inc., a related entity as of May 16, 2005, amounting to approximately $152,000 and $75,000, respectively. During the year ended December 31, 2005, the Company incurred approximately $35,000 for services provided by an employee of Tag-it Pacific, Inc.

         On July 15, 2005, accounts payable resulting from consulting services provided to Bella Rose were converted to a 10% member interest in Bella Rose.

NOTE 15 - EMPLOYMENT AGREEMENTS

DANIEL GUEZ

         On January 12, 2007, the Company entered into an Employment Agreement with Daniel Guez, pursuant to which he will serve as our Chief Executive Officer and/or Creative Director, and Chairman of the Board of Directors. The agreement is for an initial term of three years and is automatically extended for additional one year terms unless the Company or Mr. Guez elect not to extend the term of the agreement. Under the agreement, Mr. Guez will receive the following compensation:

         o        Base  salary  of  $400,000   per  annum,   subject  to  upward
                  adjustment;

         o Annual performance bonus in the amount equal to the sum of (i) ten percent (10%) of the first three million dollars ($3,000,000) of the Company's consolidated EBITDA for such fiscal year, and (ii) five percent (5%) of the amount of the Company's consolidated EBITDA, if any, in excess of three million dollars ($3,000,000) for such fiscal year; and

         o        Automobile and related expense allowance of $2,300 per month.

         If during the employment period, (a) the Company terminates Mr. Guez's employment without cause or if Mr. Guez terminates his employment for good reason, or (b) if (i) the Company shall fail to extend the period of the employment period as provided above, and (ii) at any time within six months following expiration of the employment period, the Company terminates Mr. Guez's employment without cause or Mr. Guez terminates his employment for good reason or without good reason, Mr. Guez will be paid severance in an amount equal to one and one-half times the sum of Mr. Guez's base salary in effect on the date of termination plus the average annual bonus received by Mr. Guez for the two complete fiscal years immediately prior to the termination date, and all of his outstanding stock options, restricted stock and other equity awards will accelerate and become fully vested on the date of termination. If Mr. Guez's employment is terminated by reason of his death or disability during the

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

employment period, Mr. Guez, his estate or beneficiaries, as applicable, will be entitled to be paid a lump sum payment of one-hundred percent (100%) of Mr. Guez's then current annual base salary, and all outstanding stock options, restricted stock and other equity awards granted to Mr. Guez will accelerate and become fully vested on the date of termination. In addition, for a period of 18 months following the date of termination, the Company will continue to provide Mr. Guez and his eligible family members with group health insurance coverage. Mr. Guez's annual bonus amounted to $175,000 for the year ended December 31, 2006.

EDWARD HOUSTON

         On July 13, 2006, the Company entered into an employment agreement with Edward Houston pursuant to which he serves as the Company's President effective July 20, 2006. Mr. Houston is employed on an "at will" basis by the Company and will receive an annual salary of $300,000, which is subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time. In addition to his base salary, commencing with fiscal year 2006 and for each fiscal year thereafter during which Mr. Houston is performing services for the Company, the Company will maintain a Management Incentive Program pursuant to which the Company will set aside during each fiscal year for payment to Mr. Houston an amount equal to three percent (3%) of the Company's earnings before interest and taxes for such fiscal year. Mr. Houston was also granted a non-qualified stock option to purchase up to 1,000,000 shares of the Company's common stock at an exercise price of $1.25. In the event Mr. Houston is terminated without cause prior to the third anniversary of the commencement of his employment with the Company, the Company shall pay to Mr. Houston the equivalent of six months of his base salary, or if lesser, the base salary Mr. Houston would have earned had he remained employed with the Company through such third anniversary of commencement of his employment at his then applicable rate of pay.

DARRYN BARBER

         On January 3, 2006, the Company entered into an employment agreement with Darryn Barber pursuant to which he serves as the Company's Chief Financial Officer and Chief Operating Officer. The agreement is for a term of 2 years commencing as of November 22, 2005 and terminating on November 21, 2007. Mr. Barber received a base salary of $212,000 in the first year of his appointment, and will receive a base salary of $232,000 during the second year of his contract. In addition to his base salary, Mr. Barber will receive an annual bonus of not less than $25,000 and no more than $100,000 based on objectives determined by our Board of Directors. On July 7, 2006, in accordance with his employment agreement, Mr. Barber was granted a stock option to purchase 300,000 shares of the Company's common stock at an exercise price of $1.25 per share. One-third of the options vest in monthly installments of 25,000 beginning August 7, 2006 and the balance vested immediately. In the event Mr. Barber is terminated without cause, the Company shall continue to pay Mr. Barber's then current base salary for the remaining term of the agreement, without regard to any employment of Mr. Barber by a third party. On November 8, 2006, the Company and Darryn Barber entered into an amendment to his employment agreement with the Company. Pursuant to the amendment, Mr. Barber resigned from his position as Chief Operating Officer of the Company, effective November 8, 2006. Mr. Barber will continue to serve the Company as its Chief Financial Officer. The amendment also extends the exercise period of Mr. Barber's option to purchase 300,000 shares of the Company's common stock to a period of one year following termination of Mr. Barber's service with the Company for any reason other than for cause (as defined in the employment agreement). Previously, Mr. Barber's option was to remain exercisable for a period of at least six months following termination of his service with the Company for any reason other than for cause. Mr. Barber's annual bonus amounted to $40,000 for the year ended December 31, 2006.

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

THOMAS NIELDS

         On November 8, 2006, Thomas Nields was appointed Chief Operating Officer of the Company, effective immediately. Pursuant to an oral agreement between the Company and Mr. Nields, Mr. Nields will be paid an annual salary of $250,000, and a discretionary bonus to be determined annually by the Company's Board of Directors or Compensation Committee.

NOTE 16 - CONSULTING AGREEMENTS

         On February 1, 2007, the Company entered into a consulting agreement with Akari Enterprises, LLC ("Akari Enterprises"), a consulting firm formed and controlled by Andreas Kurz, which specializes in international expansion, licensing, retailing and branding for apparel companies. Akari Enterprises will be responsible for negotiating exclusive distribution agreements with distributors outside of the United States and will manage People's Liberation and William Rast's current international distribution relationships. Prior to forming Akari Enterprises, Mr. Kurz held several senior positions at various manufacturers, including Seven for All Mankind, Diesel USA and Hugo Boss. The consulting agreement provides for commissions to be paid to Akari Enterprises based on a defined formula related to net international sales and terminates on December 31, 2009.

         In June 2006, the Company entered into a consulting agreement with a sales consultant. Pursuant to the terms of the consulting arrangement, the Company issued to the consultant a non-qualified option to purchase 150,000 shares of the Company's common stock at an exercise price of $1.25 per share. The options were to vest 25% after one year and monthly thereafter over two years. In August 2006, the parties terminated this agreement, and since none of the options had vested at the time of termination, pursuant to the terms of the Company's 2005 Stock Incentive Plan, the options were cancelled upon termination of the agreement.

         On January 5, 2006, the Company entered into a consulting agreement with MK Sportswear. Under the terms of the agreement, MK Sportswear was to provide sales and customer services functions on behalf of the Company. The agreement provided for commissions at an agreed upon percentage of net sales and had a term of two years that expired on December 31, 2007. In accordance with the agreement, on June 22, 2006 the Company issued a non-qualified stock option to purchase 150,000 shares of the Company's common stock at an exercise price of $1.25 per share to Mark Kanights. The options vest 25% after one year and monthly thereafter over two years. On August 22, 2006, the Company terminated its original agreement and entered into a new agreement with MK Sportswear and Mark Kanights, whereby Mark Kanights will provide sales and customer service functions on behalf of the Company on an exclusive basis through July 1, 2009 and receive a monthly salary and commissions at an agreed upon percentage of net sales. Pursuant to the new agreement, in exchange for services to be performed by Mark Kanights through July 1, 2009, the 150,000 stock options granted to Mark Kanights under the original agreement shall remain granted to him under the same terms and conditions set forth in the original agreement.

NOTE 17 - LEASES

         The Company leases its office and warehouse space under a lease agreement commencing in October 2005 and expiring in December 2008. The Company has two showrooms located in Los Angeles and New York City. The New York City showroom lease commenced in May 2006 and expires in April 2009. The Los Angeles showroom is rented on a month-to-month basis under a consulting arrangement with one of the Company's salesmen. The Company accounts for its leases in accordance with SFAS No. 13, whereby step provisions, escalation clauses, tenant improvement allowances, increases based on an existing index or rate, and other lease concessions are accounted for in the minimum lease payments and are

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

charged to operations on a straight line basis over the related lease term. Total rent expense for the years ended December 31, 2006 and 2005 amounted to $317,500 and $85,250, respectively.

         Future annual minimum payments due under the office and warehouse and showroom leases are summarized as follows:

         YEARS ENDING DECEMBER 31,
         2007 ........................................         $351,738
         2008 ........................................          350,563
         2009 ........................................           23,176
                                                               --------
                                                               $725,477
                                                               ========

NOTE 18 - GEOGRAPHIC INFORMATION

         The Company designs, markets and sells high-end casual apparel under the People's Liberation and William Rast brand names. The types of products developed and sold by the Company are not sufficiently different to account for these products separately or to justify segmented reporting by product type.

         The Company distributes its products internationally and has reporting requirements based on geographic regions. All of the Company's long-lived assets are located in the United States. Sales are attributed to countries based on customer delivery locations, as follows:

                                                      Year Ended December 31,
                                                --------------------------------
                                                    2006                 2005
                                                -----------          -----------
Net Sales:
     United States ...................          $13,625,996          $ 5,513,100
     Japan ...........................            1,072,979              248,291
     Canada ..........................              738,880               21,871
      Mexico .........................              227,304                 --
      Germany ........................              183,302                 --
     United Kingdom ..................                 --                 12,219
     Other ...........................              111,305                7,586
                                                -----------          -----------
                                                $15,959,766          $ 5,803,067
                                                ===========          ===========

NOTE 19 - CUSTOMER CONCENTRATION

         During the year ended December 31, 2006, two customers comprised greater than 10% of the Company's sales. Sales to these customers amounted to 27.9% and 10.6% of net sales for the year ended December 31, 2006. During the year ended December 31, 2005, two customers comprised greater than 10% of the Company's sales. Sales to these customers amounted to 16.4% and 15.3% of net sales for the year ended December 31, 2005. At December 31, 2006 and 2005, receivables due from these customers are included in due from factor.

NOTE 20 - SUPPLIER CONCENTRATION

         During the year ended December 31, 2006, four suppliers comprised greater than 10% of the Company's purchases. Purchases from these suppliers amounted to 11.5%, 12.2%, 13.4% and 15.0% for the year ended December 31, 2006. At December 31, 2006, accounts payable and accrued expenses included an aggregate of approximately $502,000 due to these vendors. During the year ended

                            PEOPLE'S LIBERATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

December 31, 2005, three suppliers comprised greater than 10% of the Company's purchases. Purchases from these suppliers amounted to 45.7%, 22.0% and 16.8% for the year ended December 31, 2005. At December 31, 2005, accounts payable and accrued expenses included an aggregate of approximately $1,095,000 due to these vendors.

NOTE 21 - OFF-BALANCE SHEET RISK AND CONTINGENCIES

         Financial instruments that potentially subject the Company to off-balance sheet risk consist of factored accounts receivable. As described in
Note 3, the Company sells the majority of its trade accounts receivable to a factor and is contingently liable to the factor for merchandise disputes and other customer claims. At December 31, 2006, total factor receivables approximated $3,020,000.

         The Company may be subject to certain legal proceedings and claims arising in connection with its business. In the opinion of management, there are currently no claims that will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

         In accordance with the bylaws of the Company, officers and directors are indemnified for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The term of the indemnification period is for the lifetime of the officer or director. The maximum potential amount of future payments the Company could be required to make under the indemnification provisions of its bylaws is unlimited. At this time, the Company believes the estimated fair value of the indemnification provisions of its bylaws is minimal and therefore, the Company has not recorded any related liabilities.

         In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current officers and directors. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

         The Company enters into indemnification provisions under its agreements in the normal course of business, typically with suppliers, customers, distributors and landlords. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has not recorded any related liabilities.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Fifth, paragraph D of our articles of incorporation states that no director shall have personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, the provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporations law, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article IX, Section 1 of our bylaws states that we shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the company, or is or was serving at the request of the company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by our stockholders.

         In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current officers and directors. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                       EXHIBIT
EXHIBIT DOCUMENT                                                       NUMBER
-----------------------------------------------------------            -------

Articles of Incorporation of Registrant, as amended........              3.2
Bylaws of Registrant.......................................              3.10
Form of indemnity agreement................................             10.12


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. The selling shareholders whose shares are being registered will bear all selling and other expenses. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                          AMOUNT
                                                                         -------
Registration fee - Securities and Exchange Commission ............       $    21
Legal fees and expenses ..........................................        20,000
Accounting fees and expenses .....................................         6,000
Miscellaneous expenses ...........................................         1,000
                                                                         -------
     Total .......................................................       $27,021


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     ISSUANCE OF SECURITIES BY VERSATILE

         On May 16, 2005, amounts owed to Tag-It Pacific, Inc. from Versatile totaling $300,000 were paid to Tag-It Pacific, Inc. with borrowings from an unrelated entity. On the same date, Colin Dyne entered into an Assignment, Assumption, and Novation Agreement among Versatile and the unrelated entity.

Pursuant to the Agreement, Versatile assigned and transferred to Mr. Dyne and Mr. Dyne agreed to assume the $300,000 liability owed by Versatile to the unrelated entity in exchange for 10,638,300 shares of our common stock on an as converted and post reverse stock split basis. In addition, pursuant to the terms of the Agreement, the unrelated entity agreed to release Versatile from any and all of its obligations relating to the $300,000 liability, and agreed to pursue payment solely from Mr. Dyne. The issuance of the shares of common stock to Mr. Dyne was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. Versatile made this determination based on the representations of Mr. Dyne which included, in pertinent part, that he was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that he was acquiring the common stock for investment purposes for his own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that he understood that the common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

     ISSUANCE OF SECURITIES BY BELLA ROSE

         On July 15, 2005, an outstanding obligation of $25,000 resulting from consulting services provided to Bella Rose was converted into a 10% membership interest in Bella Rose. The issuance of the membership interest was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. Bella Rose made this determination based on the representations of the creditor which included, in pertinent part, that it was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that it was acquiring the membership interest for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that it understood that the membership interest may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         EXCHANGE TRANSACTION

         On November 22, 2005, we acquired all of the outstanding voting securities of Bella Rose, LLC, a California limited liability company and Versatile Entertainment, Inc., a California corporation, each of which became our wholly-owned subsidiaries. We issued to the Bella Rose members and the Versatile stockholders an aggregate of 2,460,106.34 shares of our series A convertible preferred stock, which subsequently converted into 26,595,751 shares of our common stock on a post reverse stock split basis. The issuance of our preferred stock to the members and stockholders was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. We made this determination based on the representations of the stockholders and members which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such persons were acquiring our preferred stock, and the shares of our common stock underlying the preferred stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that each person understood that the preferred stock, and shares of our common stock underlying the preferred stock, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         CAPITAL RAISE

         Immediately following the acquisition of Versatile and Bella Rose, we received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. In exchange, we issued 578,125.58 shares of our series A convertible preferred stock, which subsequently converted into 6,250,000 shares of our common stock on a post reverse stock split basis. We also issued to the investors five-year warrants to purchase an aggregate of 2,500,000 shares of our common stock with an exercise price of $2.00 per share. After broker commissions and expenses and accounting, legal and other expenses, we received net proceeds of approximately

$6.7 million in the capital raise. Sanders Morris Harris Inc. acted as placement agent in connection with the capital raise. For their services as placement agent, we issued to Sanders Morris Harris and its employees, Dean Oakey and Jonah Sulak, five year warrants to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $1.25 per share.

         The issuance of shares of preferred stock and warrants to the investors and Sanders Morris Harris Inc. and its employees in the capital raise was exempt from registration under the Securities Act pursuant to Section 4(2). We made this determination based on the representations of the investors and Sanders Morris Harris Inc. which included, in pertinent part, that such persons were
"accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such persons were acquiring our preferred stock and warrants, and the shares of our common stock underlying the preferred stock and warrants, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that each person understood that the preferred stock and warrants, and shares of our common stock underlying the preferred stock and warrants, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         ISSUANCE OF SHARES TO WILLIAM RAST ENTERPRISES, LLC

         On October 1, 2006, we issued to William Rest Enterprises, LLC ("WRE"), 571,429 shares of our common stock, pursuant to a stock subscription agreement entered into between WRE and us. The issuance of the shares were in consideration of WRE entering into operating agreements with Bella Rose which gave Bella Rose operational control over a sourcing company, which will have the rights to manufacture and sell William Rast branded apparel, and a licensing company, which will own the William Rast(TM) trademark and license rights to the trademark to the sourcing company and other parties. The issuance of the shares of common stock to WRE was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2). We made this determination based on the representations of WRE which included, in pertinent part, that WRE is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that WRE was acquiring our common stock for investment purposes for its own account and not as nominees or agent, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that WRE understood that the common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         CAPITAL RAISE

         On September 28, 2007, we sold an aggregate of 900,000 shares of our common stock, par value $0.001 per share, at $0.50 per share, for gross proceeds of $450,000 to various investors in a private placement. On November 2, 2007, also in a private placement, we sold an additional 160,000 shares of our common stock at a purchase price of $0.50 per share for gross proceeds of $80,000. The aforementioned shares were sold pursuant to the terms of a subscription agreement entered into with each investor.

         The offer and sale of the aforementioned shares to the investors pursuant to the subscription agreements was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as the shares were sold to accredited investors, without a view to distribution and were not sold through any general solicitation or advertisement. We made this determination based on the representations of the investors which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such persons were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that each person understood that the common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         WARRANT ISSUED TO EUROPLAY CAPITAL ADVISORS, LLC

         Effective October 1, 2007, we entered into a consulting agreement with Europlay Capital Advisors, LLC. Under the terms of the consulting agreement, Europlay Capital Advisors will be our exclusive financial advisor to raise capital and provide other financial advisory and investment banking services to us for a term of one year. In conjunction with the consulting agreement, we issued to Europlay Capital Advisors a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vests over a period of twelve months in equal monthly installments and has a term of five years. No proceeds were received by us as a result of the warrant issuance.

         In issuing the warrant without registration under the Securities Act, we relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated thereunder, as the warrant was issued to an accredited investor, without a view to distribution, and was not issued through any general solicitation or advertisement. We made this determination based on the representations of Europlay which included, in pertinent part, that Europlay is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that Europlay was acquiring the warrant for investment purposes for its own account and not as nominees or agent, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that Europlay understood that the warrant may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         ISSUANCE OF WARRANT TO WILLIAM RAST ENTERPRISES, LLC

         On November 13, 2007, we issued a warrant to purchase 150,000 shares of its common stock to William Rast Enterprises, LLC. The warrant has an exercise price of $0.40, vests immediately and has a term of five years. No proceeds were received by the company as a result of the warrant issuance.

         In issuing the warrant without registration under the Securities Act, we relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated thereunder, as the warrant was issued to an accredited investor, without a view to distribution, and was not issued through any general solicitation or advertisement. We made this determination based on the representations of WRE which included, in pertinent part, that WRE is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that WRE was acquiring the warrant for investment purposes for its own account and not as nominees or agent, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that WRE understood that the warrant may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      The following exhibits are filed herewith:

EXHIBIT
NUMBER                                   EXHIBIT TITLE
-------          ---------------------------------------------------------------

2.1 Exchange Agreement by and among Century Pacific Financial Corporation, Versatile Entertainment, Inc., the stockholders of Versatile, Bella Rose, LLC, and the members of Bella Rose (the "Members"), dated October 28, 2005 (1)

3.1              Restated  Certificate  of  Century  Pacific  Corporation  filed
                 January 13, 1986 (2)

3.2              Certificate of Amendment filed August 22, 1986 (2)

3.3              Certificate of Amendment filed June 14, 1989 (2)

3.4              Certificate  for Renewal and Revival of Charter  filed  January
                 31, 1995 (2)

3.5 Certificate of Amendment of Certificate of Incorporation filed April 6, 1995 (2)

3.6 Certificate of Amendment of Certificate of Incorporation of Century Pacific Financial Corporation filed December 2, 1996
                 (2)

3.7              Certificate  for Renewal  and Revival of Charter  filed May 18,
                 2004 (2)

3.8 Certificate of Amendment the Certificate of Incorporation of Century Pacific Financial Corporation dated June 28, 2005 (4)

3.9 Certificate of Amendment of Certificate of Incorporation filed January 5, 2006 (2)

3.10             Bylaws of People's Liberation, Inc (2)

4.1              2005 People's Liberation, Inc. Option Plan (2)

4.2              Certificate   of   Designations,    Preferences,   Rights   and
                 Limitations of Series A Convertible Preferred Stock of Century Pacific Financial Corporation (3)

5.1              Opinion of Stubbs Alderton & Markiles, LLP

10.1 Financial Advisory Agreement dated November 22, 2005, between Century Pacific Financial Corporation and Keating Securities, LLC (3)

10.2 Lease Agreement entered into by and between Ofer and Eitan Kashanian and Versatile Entertainment, Inc. dated October 11, 2005 (3)

10.3 Factor Agreement entered into on October 14, 2004 by and between Versatile and FTC Commercial Corp. (3)

10.4 Amendment No. 1 To Factoring Agreement between Versatile and FTC Commercial Corp. dated September 30, 2005 (3)

10.5 Factoring Agreement entered into by and between Bella Rose and FTC Commercial Corp. dated October 12, 2005 (3)

10.6 Assignment, Assumption and Novation Agreement by and between Versatile, Colin Dyne, and Venture Group, LLC dated May 16, 2005 (3)

10.7 Form of Subscription Agreement between the Registrant and the Investor to be identified therein. (3)

10.8             Registration Rights Agreement dated November 23, 2005 among the
                 Registrant   and  Sanders  Morris  Harris  Inc.  as  agent  and
                 attorney-in-fact for the Investors identified therein. (3)

10.9 Placement Agent Agreement dated November 23, 2005 between the Registrant and Sanders Morris Harris Inc. (3)

10.10            Form of Common Stock Purchase Warrant. (3)

10.11            Employment Agreement of Darryn Barber dated January 3, 2005 (2)

10.12            Form of Indemnity Agreement (2)

10.13 Amendment to Employment Agreement of Darryn Barber dated November 8, 2006. (5)

10.14            Employment Agreement of Edward Houston dated July 13, 2006. (6)

10.15            Employment Agreement of Daniel Guez dated January 12, 2007. (7)

10.16 Amended and Restated Limited Liability Company Operating Agreement of William Rast Sourcing, LLC, dated as of January 1, 2007 by and between Bella Rose, LLC and William Rast Enterprises, LLC. (13)

10.17 Amended and Restated Limited Liability Company Operating Agreement of William Rast Licensing, LLC, dated as of January 1, 2007 by and between Bella Rose, LLC and William Rast Enterprises, LLC. (13)

10.18 Factoring Agreement entered into on October 1, 2006 by and between William Rast Sourcing, LLC and FTC Commercial Corp.(5)

10.19 Letter Agreement by and between William Rast Sourcing, LLC and FTC Commercial Corp. dated October 1, 2006. (5)

10.20            Letter Agreement by and between Versatile  Entertainment,  Inc.
                 and FTC Commercial Corp. dated September 1, 2006. (5)

10.21 Amendment No. 1 to Inventory Loan Facility Agreement entered into on October 1, 2006 by and between Versatile Entertainment, Inc. and FTC Commercial Corp. (5)

10.22 Letter Agreement by and between Bella Rose, LLC d/b/a William Rast and FTC Commercial Corp. dated September 1, 2006. (5)

10.23 Addendum entered into as of May 21, 2007 by and between People's Liberation, Inc. and Daniel S. Guez. (9)

10.24 Amended and Restated Employment Agreement dated as of the 19th day of June, 2007 by and between People's Liberation, Inc. and Daniel S. Guez. (10)

10.25 Separation Agreement dated October 5, 2007, by and between People's Liberation, Inc. and Daniel S. Guez. (11)

10.26            Form  of  Subscription   Agreement  by  and  between   People's
                 Liberation and the investor identified on the signature page thereto. (12)

10.27 Registration Rights Agreement dated September 28, 2007, by and among People's Liberation and the investors identified on the signature pages thereof. (12)

10.28 Form of Warrant issued to Europlay Capital Advisors, LLC, dated October 1, 2007. (12)

10.29 Form of Warrant issued to William Rast Enterprises, LLC, dated November 13, 2007. (12)

10.30 First Amendment to Amended and Restated Operating Agreement of William Rast Sourcing, LLC dated as of November 9, 2007, and effective as of April 1, 2007, by and between Bella Rose, LLC and William Rast Enterprises, LLC.

10.31 First Amendment to Amended and Restated Operating Agreement of William Rast Licensing, LLC dated as of November 9, 2007, and effective as of April 1, 2007, by and between Bella Rose, LLC and William Rast Enterprises, LLC.

10.32 Consulting Agreement entered into on February 1, 2007, by and between Versatile Entertainment, Inc. and Akari Enterprises, LLC.

10.33 Consulting Agreement entered into on February 1, 2007, by and between William Rast Sourcing, LLC. and Akari Enterprises, LLC.

10.34 Amendment No. 1 to Inventory Loan Facility Agreement entered into as of October 23, 2007, by and between FTC Commercial Corp. and William Rast Sourcing, LLC.

10.35 Amendment No. 2 to Inventory Loan Facility Agreement entered into as of October 23, 2007 by and between FTC Commercial Corp. and Versatile Entertainment, Inc.

10.36 Engagement Letter by and between People's Liberation and Europlay Capital Advisors dated October 1, 2007. (14)

21.1             Subsidiaries of People's Liberation, Inc. (5)

23.1             Consent  of Stubbs,  Alderton  &  Markiles,  LLP  (included  in
                 Exhibit 5.1)

23.2             Consent of Grobstein, Horwath & Company LLP.

24.1             Power of Attorney (Included on signature page)

---------------------------
(1) Incorporated by reference to our Current Report on Form 8-K (dated October 28, 2005) filed November 1, 2005.

(2) Incorporated by reference to our Registration Statement on Form SB-2 filed on January 9, 2006.

(3) Incorporated by reference to our Current Report on Form 8-K (dated November 22, 2005), filed November 25, 2005.

(4) Incorporated by reference to our Current Report on Form 8-K (dated June 28, 2005), filed July 1, 2005.

(5) Incorporated by reference to our annual report on Form 10KSB for fiscal year ended December 31, 2006, filed March 16, 2007.

(6) Incorporated by reference to our Current Report on Form 8-K (dated July 13, 2006), filed on July 21, 2006.

(7) Incorporated by reference to our Current Report on Form 8-K (dated January 12, 2007), filed on January 17, 2007.

(8) Incorporated by reference to our Current Report on Form 8-K (dated October 1, 2006), filed October 5, 2006.

(9) Incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2007.

(10) Incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2007.

(11) Incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2007.

(12) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2007.

(13) Incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2007.

(14) Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act of 1933, as amended.


         (b)      Financial Statement Schedules

         Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 28. UNDERTAKINGS.

         (a)      RULE  415  OFFERING.   The   undersigned   registrant   hereby
                  undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)  Include  any  prospectus   required  by  Section
                  10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

                  (3)  File  a   post-effective   amendment   to   remove   from
         registration any of the securities that remain unsold at the end of the offering.

         (e)  REQUEST  FOR   ACCELERATION   OF   EFFECTIVE   DATE.   Insofar  as
indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (g) RELIANCE ON 430C. For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, California, on November 28, 2007.

                            PEOPLE'S LIBERATION, INC.
                            (Registrant)

                            By: /s/ Colin Dyne
                                ------------------------------------------------
                                    Colin Dyne
                                    Chief Executive Officer (Principal Executive
                                    Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Colin Dyne and Darryn Barber and each of them acting individually, as his or her true and lawful attorneys in fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                 TITLE                                DATE
---------                 -----                                ----

/s/ Colin Dyne            Chief Executive Officer and          November 28, 2007
----------------------      Director (Principal
Colin Dyne                  Executive Officer)


/s/ Darryn Barber         Chief Financial Officer              November 28, 2007
----------------------      (Principal Financial and
Darryn Barber               Accounting Officer)


/s/ Susan White           Director                             November 28, 2007
----------------------
Susan White

/s/ Dean Oakey            Director                             November 28, 2007
----------------------
Dean Oakey

/s/ Troy Carter           Director                             November 28, 2007
----------------------
Troy Carter

/s/ Kenneth Wengrod       Director                             November 28, 2007
----------------------
Kenneth Wengrod

                                 EXHIBIT INDEX

         (a)      The following exhibits are filed herewith:

EXHIBIT
NUMBER                                   EXHIBIT TITLE
-------          ---------------------------------------------------------------

2.1 Exchange Agreement by and among Century Pacific Financial Corporation, Versatile Entertainment, Inc., the stockholders of Versatile, Bella Rose, LLC, and the members of Bella Rose (the "Members"), dated October 28, 2005 (1)

3.1              Restated  Certificate  of  Century  Pacific  Corporation  filed
                 January 13, 1986 (2)

3.2              Certificate of Amendment filed August 22, 1986 (2)

3.3              Certificate of Amendment filed June 14, 1989 (2)

3.4              Certificate  for Renewal and Revival of Charter  filed  January
                 31, 1995 (2)

3.5 Certificate of Amendment of Certificate of Incorporation filed April 6, 1995 (2)

3.6 Certificate of Amendment of Certificate of Incorporation of Century Pacific Financial Corporation filed December 2, 1996
                 (2)

3.7              Certificate  for Renewal  and Revival of Charter  filed May 18,
                 2004 (2)

3.8 Certificate of Amendment the Certificate of Incorporation of Century Pacific Financial Corporation dated June 28, 2005 (4)

3.9 Certificate of Amendment of Certificate of Incorporation filed January 5, 2006 (2)

3.10             Bylaws of People's Liberation, Inc (2)

4.1              2005 People's Liberation, Inc. Option Plan (2)

4.2              Certificate   of   Designations,    Preferences,   Rights   and
                 Limitations of Series A Convertible Preferred Stock of Century Pacific Financial Corporation (3)

5.1              Opinion of Stubbs Alderton & Markiles, LLP

10.1 Financial Advisory Agreement dated November 22, 2005, between Century Pacific Financial Corporation and Keating Securities, LLC (3)

10.2 Lease Agreement entered into by and between Ofer and Eitan Kashanian and Versatile Entertainment, Inc. dated October 11, 2005 (3)

10.3 Factor Agreement entered into on October 14, 2004 by and between Versatile and FTC Commercial Corp. (3)

10.4 Amendment No. 1 To Factoring Agreement between Versatile and FTC Commercial Corp. dated September 30, 2005 (3)

10.5 Factoring Agreement entered into by and between Bella Rose and FTC Commercial Corp. dated October 12, 2005 (3)

10.6 Assignment, Assumption and Novation Agreement by and between Versatile, Colin Dyne, and Venture Group, LLC dated May 16, 2005 (3)

10.7 Form of Subscription Agreement between the Registrant and the Investor to be identified therein. (3)


                                      EX-1

10.8             Registration Rights Agreement dated November 23, 2005 among the
                 Registrant   and  Sanders  Morris  Harris  Inc.  as  agent  and
                 attorney-in-fact for the Investors identified therein. (3)

10.9 Placement Agent Agreement dated November 23, 2005 between the Registrant and Sanders Morris Harris Inc. (3)

10.10            Form of Common Stock Purchase Warrant. (3)

10.11            Employment Agreement of Darryn Barber dated January 3, 2005 (2)

10.12            Form of Indemnity Agreement (2)

10.13 Amendment to Employment Agreement of Darryn Barber dated November 8, 2006. (5)

10.14            Employment Agreement of Edward Houston dated July 13, 2006. (6)

10.15            Employment Agreement of Daniel Guez dated January 12, 2007. (7)

10.16 Amended and Restated Limited Liability Company Operating Agreement of William Rast Sourcing, LLC, dated as of January 1, 2007 by and between Bella Rose, LLC and William Rast Enterprises, LLC. (13)

10.17 Amended and Restated Limited Liability Company Operating Agreement of William Rast Licensing, LLC, dated as of January 1, 2007 by and between Bella Rose, LLC and William Rast Enterprises, LLC. (13)

10.18 Factoring Agreement entered into on October 1, 2006 by and between William Rast Sourcing, LLC and FTC Commercial Corp.(5)

10.19 Letter Agreement by and between William Rast Sourcing, LLC and FTC Commercial Corp. dated October 1, 2006. (5)

10.20            Letter Agreement by and between Versatile  Entertainment,  Inc.
                 and FTC Commercial Corp. dated September 1, 2006. (5)

10.21 Amendment No. 1 to Inventory Loan Facility Agreement entered into on October 1, 2006 by and between Versatile Entertainment, Inc. and FTC Commercial Corp. (5)

10.22 Letter Agreement by and between Bella Rose, LLC d/b/a William Rast and FTC Commercial Corp. dated September 1, 2006. (5)

10.23 Addendum entered into as of May 21, 2007 by and between People's Liberation, Inc. and Daniel S. Guez. (9)

10.24 Amended and Restated Employment Agreement dated as of the 19th day of June, 2007 by and between People's Liberation, Inc. and Daniel S. Guez. (10)

10.25 Separation Agreement dated October 5, 2007, by and between People's Liberation, Inc. and Daniel S. Guez. (11)

10.26            Form  of  Subscription   Agreement  by  and  between   People's
                 Liberation and the investor identified on the signature page thereto. (12)

10.27 Registration Rights Agreement dated September 28, 2007, by and among People's Liberation and the investors identified on the signature pages thereof. (12)

10.28 Form of Warrant issued to Europlay Capital Advisors, LLC, dated October 1, 2007. (12)


                                      EX-2

10.29 Form of Warrant issued to William Rast Enterprises, LLC, dated November 13, 2007. (12)

10.30 First Amendment to Amended and Restated Operating Agreement of William Rast Sourcing, LLC dated as of November 9, 2007, and effective as of April 1, 2007, by and between Bella Rose, LLC and William Rast Enterprises, LLC.

10.31 First Amendment to Amended and Restated Operating Agreement of William Rast Licensing, LLC dated as of November 9, 2007, and effective as of April 1, 2007, by and between Bella Rose, LLC and William Rast Enterprises, LLC.

10.32 Consulting Agreement entered into on February 1, 2007, by and between Versatile Entertainment, Inc. and Akari Enterprises, LLC.

10.33 Consulting Agreement entered into on February 1, 2007, by and between William Rast Sourcing, LLC. and Akari Enterprises, LLC.

10.34 Amendment No. 1 to Inventory Loan Facility Agreement entered into as of October 23, 2007, by and between FTC Commercial Corp. and William Rast Sourcing, LLC.

10.35 Amendment No. 2 to Inventory Loan Facility Agreement entered into as of October 23, 2007 by and between FTC Commercial Corp. and Versatile Entertainment, Inc.

10.36 Engagement Letter by and between People's Liberation and Europlay Capital Advisors dated October 1, 2007. (14)

21.1             Subsidiaries of People's Liberation, Inc. (5)

23.1             Consent  of Stubbs,  Alderton  &  Markiles,  LLP  (included  in
                 Exhibit 5.1)

23.2             Consent of Grobstein, Horwath & Company LLP.

24.1             Power of Attorney (Included on signature page)

---------------------------
(1) Incorporated by reference to our Current Report on Form 8-K (dated October 28, 2005) filed November 1, 2005.

(2) Incorporated by reference to our Registration Statement on Form SB-2 filed on January 9, 2006.

(3) Incorporated by reference to our Current Report on Form 8-K (dated November 22, 2005), filed November 25, 2005.

(4) Incorporated by reference to our Current Report on Form 8-K (dated June 28, 2005), filed July 1, 2005.

(5) Incorporated by reference to our annual report on Form 10KSB for fiscal year ended December 31, 2006, filed March 16, 2007.

(6) Incorporated by reference to our Current Report on Form 8-K (dated July 13, 2006), filed on July 21, 2006.

(7) Incorporated by reference to our Current Report on Form 8-K (dated January 12, 2007), filed on January 17, 2007.

(8) Incorporated by reference to our Current Report on Form 8-K (dated October 1, 2006), filed October 5, 2006.

(9) Incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2007.

(10) Incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2007.

(11) Incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2007.

(12) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2007.

(13) Incorporated by reference to our current report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2007.

(14) Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act of 1933, as amended.


                                      EX-3